     As filed with the Securities and Exchange Commission on June 23, 2000
                                                      Registration No. 333-34266


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       to
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           -------------------------

                         VOLKSWAGEN DEALER FINANCE, LLC
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                           -------------------------

              Delaware                                          38-3528063
    (Registrant's State or other                      (Registrant's I.R.S. Employer
 jurisdiction of incorporation or                           Identification No.)
            organization)

          3800 Hamlin Road                                    Allen Strang
      Auburn Hills, MI  48326                           Assistant General Counsel
           (248) 340-5000                                    VW Credit, Inc.
                                                            3800 Hamlin Road
                                                      Auburn Hills, Michigan 48326
                                                             (248) 340-5000
   (Address, including zip code,                   (Name, address, including zip code,
       and telephone number,                              and telephone number
  zip code, and telephone number,                         including area code,
    principal executive offices)                          of agent for service)

                           -------------------------
                                   Copies to:

      Marc L. Klyman                                       Stuart M. Litwin
      Mayer, Brown & Platt                                 Mayer, Brown & Platt
      190 South La Salle Street                            190 South La Salle Street
      Chicago, Illinois 60603                              Chicago, Illinois 60603
      (312) 701-8053                                       (312) 701-7373

                           -------------------------


  Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this registration statement. If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

 If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

-------------------------------------------------------------------------------------------------------------------
 Title of Each Class of securities     Amount to     Proposed maximum        Proposed             Amount of
          to be Registered                be        aggregate offering    maximum aggregate    registration fee(2)
                                       registered   price per unit (1)    offering price(1)
-------------------------------------------------------------------------------------------------------------------
Dealer Loan Backed Notes............   $1,000,000           100%             $1,000,000               $264
-------------------------------------------------------------------------------------------------------------------

(1)      Estimated solely for purposes of calculating the registration fee.

(2)      Previously paid.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             PRELIMINARY PROSPECTUS
             SUBJECT TO COMPLETION, DATED [___________] [__], 2000

                               $[_______________]

                   Volkswagen Credit Auto Master Owner Trust
                                     Issuer

     $[_____________] Floating Rate Dealer Loan Backed Notes, Series 2000-1


                         Volkswagen Dealer Finance, LLC
                                   Transferor

                                VW Credit, Inc.
                                    Servicer

The trust will issue the following notes:

Principal amount...............................                                  $
Interest rate..................................    Lesser of (a) [One-Month
                                                   LIBOR] plus [__]% per year
                                                   and (b) assets receivables rate
Interest payment dates.........................               Monthly on the 20th,
                                                                beginning __, 2000
Expected principal payment date................                               200_
Stated maturity date...........................                               200_

Credit enhancement for the notes:








 .    The residual interest in the trust is subordinate to the notes to the extent of the available subordinated amount, which is initially $[ ], assuming the incremental subordinated amount is zero.

 .    A reserve account, with an initial balance of $[                  ].


The underwriter will purchase the notes. The underwriter will offer the notes from time to time to the public at varying prices. The underwriter will pay to the trust [_________]% of the principal amount of the notes, plus accrued interest from [_________], 2000. The trust's expenses of the offering are expected to be $[___________].

     Investing in the notes involves risks. Before you purchase any of the notes, you should carefully consider the "Risk Factors" beginning on page 9.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE NOTES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           Morgan Stanley Dean Witter

[_______] [__], 2000

                  Where to Find Information in this Prospectus

     We include cross-references in this prospectus to captions in this prospectus where you can find further related discussions.

     You can find definitions of some terms used in this prospectus under the caption "Glossary" beginning on page [113] in this prospectus.

                       Important Notice about Information
                          Presented in this Prospectus

     You should rely only on the information provided in this prospectus. We have not authorized anyone to provide you with other or different information. We are not offering the notes in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate on any date other than the date stated on its cover.

              Transactions That May Affect the Price of the Notes
















     The underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes, and transactions that may include stabilizing and the purchase of the notes to cover syndicate short positions. For a description of these activities see "Underwriting". The underwriters will offer the notes, subject to prior sale, if and when the notes are issued to and accepted by them. The underwriters reserve the right to reject an order in whole or in part and to withdraw, cancel or modify the offer without notice.

                               Table of Contents
                               -----------------
                               [To Be Conformed]

                                                                                           Page
                                                                                           ----

Transaction Summary.........................................................................   1

Summary.....................................................................................   2
   The Parties..............................................................................   2
   Closing Date.............................................................................   2
   Initial Cut-Off Date.....................................................................   2
   The Series 2000-1 Notes..................................................................   2
   Payment Dates............................................................................   2
   Interest.................................................................................   3
   Yield Supplement Account.................................................................   3
   Principal................................................................................   3
   Revolving Period.........................................................................   3
   Accumulation Period......................................................................   4
   Early Amortization Period................................................................   4
   Credit Enhancement.......................................................................   4
   Other Securities.........................................................................   5
   Assets of the Trust......................................................................   5
   Collections..............................................................................   6
   Allocation of Cash Flows.................................................................   6
   Servicing Fees...........................................................................   6
   Optional Repurchase......................................................................   6
   Book-Entry Registration..................................................................   6
   Tax Status...............................................................................   6
   ERISA Considerations.....................................................................   7
   Risk Factors.............................................................................   7
   Ratings..................................................................................   7

Risk Factors................................................................................   9
   Early Amortization of Your Notes May Result in Early, Late and/or Reduced Payment of
    Your Notes..............................................................................  10
   The Note Rate for the Your Notes is limited by the Assets Receivables Rate...............  11
   The Trust may not be able to make up a Deficiency in Interest Payments due to Basis
    Risk....................................................................................  11
   Credit Enhancement is Limited............................................................  12
   Commingling by the Servicer May Result in Delays and Reductions in Payments on
    Your Notes..............................................................................  12
   You May Not Be Able to Influence Actions of the Trust....................................  13
   Dealer Concentration May Result in Larger Losses From a Single Dealer Default............  14
   Receivables May Be Uncollectible Due to Superior Interests...............................  14
   Receivables May Be Unsecured Due to Sales Out of Trust...................................  15
   A Bankruptcy of VW Credit, Inc. or the Transferor May Delay or Reduce Payments on
    Your Notes..............................................................................  15
   Bankruptcy of One or More Manufacturers Could Result in Delays and Reductions in
    Payments on Your Notes..................................................................  16

                                                                                           Page
                                                                                           ----
   Failure of VW Credit, Inc. to Create Sufficient New Receivables May Result in the Trust
    Holding Assets with a Lower Yield.......................................................  17
   Potential Delays and Reductions in Payments on Your Notes Due to Addition of
    Accounts................................................................................  18
   Potential Delays and Reductions in Payments on Your Notes Due to Removal of
    Accounts................................................................................  19
   Failure of [___________] Distributors to Repurchase Vehicles from Terminated Dealers
    May Result in Increased Losses on the Receivables.......................................  20
   The Failure of Dealers to Make Payments on the Receivables Could Delay or Reduce
    Payments on Your Notes..................................................................  20
   Failure of VW Credit, Inc. or the Transferor to Fulfill its Repurchase Obligations May
    Adversely Affect the Trust..............................................................  20
   Geographic Concentration May Increase Risk of Loss.......................................  21
   Ability to Change Terms of the Accounts..................................................  21
   Limited Ability to Resell Your Notes.....................................................  21
   The Ratings on Your Notes Are Limited in Scope...........................................  21
   You Will Not Receive Physical Certificates Representing Your Notes.......................  21

Volkswagen AG, Volkswagen of America, Inc. And VW Credit, Inc...............................  23
   Volkswagen AG............................................................................  23
   Volkswagen of America, Inc...............................................................  23
   VW Credit, Inc...........................................................................  23

The Transferor..............................................................................  24

The Trust...................................................................................  24
   Capitalization of the Trust..............................................................  26
   The Owner Trustee........................................................................  26

Use of Proceeds.............................................................................  26

The Dealer Floor Plan Financing Business....................................................  26
   General..................................................................................  26
   Creation of Receivables..................................................................  27
   Credit Underwriting Process..............................................................  28
   Payment Terms............................................................................  30
   Billing and Collection Procedures........................................................  30
   Revenue Experience.......................................................................  31
   Relationship with VWOA...................................................................  31
   Dealer Monitoring........................................................................  32
   "Dealer Default" Status and VCI's Write-Off Policy.......................................  33
   Loss Experience..........................................................................  34
   Aging Experience.........................................................................  35

The Accounts................................................................................  35
   General..................................................................................  35

                                                                                           Page
                                                                                           ----
   Geographic Distribution                                                                    38

Maturity and Principal Payment Considerations...............................................  38

The Series 2000-1 Notes.....................................................................  39
   General..................................................................................  39
   Interest.................................................................................  40
   Principal................................................................................  41
   Collection Account.......................................................................  45
   Allocation of Collections; Deposits in Collection Account................................  45
   Excess Funding Account...................................................................  46
   Allocation Percentages...................................................................  47
   Excess Principal Collections.............................................................  48
   Allocation of Collections; Limited Subordination of Residual Interest....................  49
   Trust Distributions......................................................................  50
   Distributions from the Collection Account for Series 2000-1 Notes; Reserve Account;
    Yield Supplement Account................................................................  51
   Available Subordinated Amount............................................................  54
   Principal Collections....................................................................  54
   Series 2000-1 Principal Funding Account..................................................  55
   Distributions to Series 2000-1 Noteholders...............................................  56
   Series 2000-1 Noteholder Charge-Offs.....................................................  57
   Early Amortization Events................................................................  57
   Stated Maturity Date.....................................................................  60
   Payment Event of Default.................................................................  60
   Optional Repurchase......................................................................  61
   Reports..................................................................................  62
   The Indenture and the Series 2000-1 Supplement...........................................  63
   New Issuances............................................................................  70
   The Indenture Trustee....................................................................  70
   Book-entry Registration..................................................................  71
   Definitive Notes.........................................................................  74

The Transfer and Servicing Agreements.......................................................  75
   Receivables Purchase Agreement...........................................................  76
   Conveyance of Receivables and Collateral Security........................................  79
   Representations and Warranties by the Transferor.........................................  80
   Ineligible Receivables...................................................................  82
   Addition of Accounts.....................................................................  82
   Removal of Accounts......................................................................  84
   The Residual Interest....................................................................  87
   Adjustment Payments and Rebate Payments..................................................  88
   Termination; Fully Funded Date...........................................................  88
   Indemnification..........................................................................  89
   Collection and Other Servicing Procedures................................................  91
   Servicer Covenants.......................................................................  92

                                                                                           Page
                                                                                           ----
   Servicing Compensation and Payment of Expenses...........................................  93
   Material Matters Regarding the Servicer..................................................  94
   Servicing Default........................................................................  94
   Rights upon Servicing Default............................................................  95
   Waiver of Past Defaults..................................................................  96
   Evidence as to Compliance................................................................  96
   Amendments...............................................................................  96
   Intercreditor Arrangements...............................................................  98
   Administration Agreement.................................................................  98

Material Legal Aspects of the Receivables...................................................  99
   Transfer of Receivables..................................................................  99

Material Matters Relating to Bankruptcy..................................................... 100

Material Federal Income Tax Consequences.................................................... 102
   General.................................................................................. 102
   Tax Characterization of the Trust and the Series 2000-1 Notes............................ 103
   Consequences to Holders of the Series 2000-1 Notes....................................... 104

State and Local Tax Consequences............................................................ 107

ERISA Considerations........................................................................ 107

Underwriting................................................................................ 109

Legal Opinions.............................................................................. 110

Where You Can Find More Information......................................................... 110

Incorporation by Reference.................................................................. 111

                              Transaction Summary

Trust:                     Volkswagen Credit Auto Master Owner Trust
Transferor:                Volkswagen Dealer Finance, LLC
Originator:                VW Credit, Inc.
Servicer:                  VW Credit, Inc.
Indenture Trustee:         [_____________]
Owner Trustee:             [_____________]
Closing Date:              [___________], 2000
Clearance and Settlement:  DTC/Clearstream/Euroclear
Primary Trust Assets:      Receivables arising from automobile dealer floor plan
                           financing agreements


                              Series 2000-1 Notes


Principal Amount:                                                      [              ]$
Anticipated Ratings:* ([Moody's/Standard & Poor's]                             [Aaa/AAA]
Credit Enhancement:                                        available subordinate amount,
                                                                         reserve account
Interest Rate:                                                  Lesser of (a) [One-Month
                                                                             LIBOR] plus
                                                                       [ ]% per year and
                                                             (b) assets receivables rate
Interest Accrual Method:                                                    [actual/360]
Interest Payment Dates:                                                   monthly (20th)
Interest Rate Index Reset Date:                           [2 London business days before
                                                             each interest payment date]
First Interest Payment Date:                                 [                   ], 2000
Expected Principal Payment Date:                             [                   ], 200_
Commencement of Accumulation Period  (subject to             [                   ], 200_
 adjustment):
Stated Final Maturity Date:                                  [                   ], 200_
Annual Servicing Fee Rate:                                                          [ ]%

*  It is a condition to issuance that one of these ratings be obtained.


Subject to the discussion under "ERISA Considerations," the Series 2000-1 Notes may be acquired by pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by
Section 4975 of the U.S. Internal Revenue Code.

                                    Summary

This summary highlights selected information from this prospectus and provides an overview to aid in your understanding of the series 2000-1 notes. It does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the series 2000-1 notes, carefully read this entire prospectus, including the information under the caption "Risk Factors" in this prospectus.


The Parties

Issuer/Trust

Volkswagen Credit Auto Master Owner Trust, a New York common law trust to be formed by the transferor and the owner trustee on the date of the issuance of the series 2000-1 notes. The transferor will be the sole holder of the residual interest in the trust, which will be represent the sole ownership and beneficial interest in the trust.

Transferor

Volkswagen Dealer Finance, LLC, a Delaware limited liability company and a wholly-owned subsidiary of VW Credit, Inc.

Servicer

VW Credit, Inc., a Delaware corporation and a wholly-owned subsidiary of Volkswagen of America, Inc. and an indirect subsidiary of Volkswagen AG.

Owner Trustee

[_______________________________].

Indenture Trustee

[_______________________________].



Closing Date

The closing date of the transaction will be [___________________].

Initial Cut-Off Date

[______________].

The Series 2000-1 Notes

The trust will issue $[__________] aggregate principal amount of series 2000-1 notes. Only the series 2000-1 notes are being offered by this prospectus. The trust may issue additional series of notes after the issuance of the series 2000-1 notes. The trust will pay interest and principal on the series 2000-1 notes as follows:

Payment Dates

The trust will make payments on the series 2000-1 notes on the 20th day of each month or, if the 20th day of any month is not a business day, on the next succeeding business day.

Interest

The series 2000-1 notes will bear interest at [one-month LIBOR as determined each month] plus [___]% per annum or, if lower, the assets receivables rate.


The "assets receivables rate" is based on the interest rates on the receivables and investment earnings on amounts on deposit in accounts of the trust to which the holders of the series 2000-1 notes are entitled. If the interest rate on the series 2000-1 notes, which is based on LIBOR, exceeds the assets receivables rate, then the interest rate on the series 2000-1 notes will be adjusted to equal the assets receivables rate.

Interest will be calculated for the series 2000-1 notes as follows:

Principal                    Number of days
balance at end            in interest period
of prior monthly       X  ------------------     X  interest rate
interest period                  360

Each interest period begins on and includes a payment date and ends on but excludes the next payment date. However, the first interest period will begin on and include the closing date.



Yield Supplement Account

The servicer will establish and maintain a yield supplement account in the name of the indenture trustee for the benefit of the holders of the notes. The transferor will deposit $_______ into the yield supplement account on the closing date. The "yield supplement account required amount" for any payment date will equal ___% of the outstanding principal balance of series 2000-1 notes for the payment date aftergiving effect to the change in principal balance on the payment date.

If on any payment date the interest rate on the series 2000-1 notes has been adjusted to the assets receivables rate, then amounts on deposit in the yield supplement account will be available to pay any interest that would have been payable to the holders of the series 2000-1 notes had the interest rate on the series 2000-1 notes for the payment date been calculated based on LIBOR.

Principal

The trust is expected to pay principal in full on the series 2000-1 notes on the _________ 200_ payment date. However, special circumstances could cause principal to be paid earlier or later or in reduced amounts. See "Maturity and Principal Prepayment Considerations."

If the trust has not previously paid the outstanding principal amount of the series 2000-1 notes, the outstanding principal amount of the series 2000-1 notes will be payable in full on the stated final maturity date for the series 2000-1 notes, which is [______________].

Revolving Period

The series 2000-1 notes will have a revolving period during which no principal will be paid on the series 2000-1 notes. The revolving period will begin at the close of business on the closing date and end when the accumulation period for the series 2000-1 notes begins. However, the revolving period will end before the accumulation period for the series 2000-1 notes begins if an early amortization period that is not terminated begins.

Accumulation Period

The series 2000-1 notes will have an accumulation period, unless an early amortization period that is not terminated begins before the start of the accumulation period. The accumulation period will be a period of [one to three] months long. The trust will make no principal payments on the series 2000-1 notes during the accumulation period. However, the trust is expected to pay the entire principal balance of the series 2000-1 notes on the ________ 200_ payment date, which is the first payment date following the end of the accumulation period.

Early Amortization Period

The series 2000-1 notes may have an early amortization period if an early amortization event occurs and is not cured. See "The Series 2000-1 Notes--Early Amortization Events" in this prospectus for a description of the events that might cause an early amortization period to start and, in some cases, terminate. During an early amortization period, the trust will make principal payments on the series 2000-1 notes to the extent of funds available for that purpose.

Credit Enhancement

Subordination of the Residual Interest

The residual interest in the trust is subordinated to the rights of the holders of notes to the extent described in this prospectus. Collections on the receivables otherwise allocable to the residual interest may be used to pay interest and principal on the series 2000-1 notes, but only to theextent of the series 2000-1 available subordinated amount.

The series 2000-1 available subordinated amount will initially be $___________ but is subject to reduction from time to time. See "The Series 2000-1 Notes-- Allocation of Collections; Limited Subordination of the Residual Interest" for more information about the series 2000-1 available subordinated amount.

Collections on the receivables will be allocated to the series 2000-1 notes based on the sum of the series 2000-1 available subordinated amount and the series 2000-1 invested amount. The series 2000-1 invested amount will initially be $______ but is subject to reduction from time to time as described in this prospectus under the caption "The Series 2000-1 Notes--Allocation Percentages."


Reserve Account

The servicer will establish and maintain a reserve account in the name of the indenture trustee for the benefit of the holders of the series 2000-1 notes.
The transferor will deposit $_________ into the reserve account on the closing date. The reserve account required amount for any payment date will equal [___]% of the outstanding principal balance of the series 2000-1 notes for that payment date, after giving effect to any change in the principal balance on that payment date.

Amounts on deposit in the reserve account will be available to pay monthly interest, the monthly servicing fee and amounts covering receivables that become defaulted and that have been allocated to the holders of the series 2000-1 notes. In addition, on the stated maturity date for the series 2000-1 notes or on the date on which the principal amount of the series 2000-1 notes has been reduced to zero, amounts on deposit in the reserve account will be available to pay the total amount of interest on the series 2000-1 notes that (a) was not paid on any payment dates because the interest rate on the payment dates had been adjusted to equal to the assets receivables rate, and (b) was not made-up on any subsequent payment date.



Excess Principal Collections

Principal collections allocable to other series of notes, to the extent not needed to make payments on the other series of notes, will be applied to make principal payments on the series 2000-1 notes and to make principal payments on other series of notes entitled to principal payments.

Other Securities

The trust may issue additional series of notes from time to time.

Assets of the Trust

The primary assets of the trust will be a revolving pool of receivables arising under revolving floor plan financing agreements entered into with VW Credit, Inc. by retail automotive dealers to finance their inventory of new and used automobiles and light duty trucks.

The receivables will be sold by VW Credit, Inc. to the transferor, and then transferred by the transferor to the trust. Pursuant to the indenture for the notes, the trust will grant a security interest to the indenture trustee for the benefit of the holders of the notes in thereceivables and the other property of the trust. The trust property will also include:

   . security interests in the collateral securing the dealers' obligations to pay the receivables, which will include unsold vehicles and which may include parts inventory, equipment, fixtures and service accounts, real estate and/or personal guarantees securing the receivables;

   . amounts held on deposit in trust accounts maintained for the trust or for the notes;

   . recourse VW Credit, Inc. may have against the dealers under the financing agreements;

   . a portion of the transferor's rights under its purchase agreement with VW Credit, Inc.; and

   .  all rights of the trust under the trust sale and servicing agreement.


New receivables arising under the revolving floor plan financing agreements generally will be transferred to the trust on a daily basis. The trust generally will transfer the principal collections on the receivables to the transferor, if there are sufficient assets in the trust, prior to the date on which funds are required to be set aside for payment on a series of notes. If there are insufficient assets in the trust, the trust will retain the principal collections and invest them in eligible investments.

However, if an early amortization event or investment event described in this prospectus or relating to another outstanding series of notes occurs, the trust will retain all or a portion of the principal collections and invest them in eligible investments in a principal funding account dedicated to the noteholders of that series for future payment on the notes of that series.

Collections

Collections consist of all collections of principal under the receivables, as well as all collections of interest.

Allocation of Cash Flows


Collections of interest and other nonprincipal charges generally will be used monthly on each payment date to make payments of interest on the series 2000-1 notes and to make deposits as required into the reserve account and yield supplement account.

During the revolving period, no principal payments are to be made on the series 2000-1 notes, and collections of principal will be paid to the holder of the residual interest in the trust, deposited to the excess funding account, or allocated to the noteholders of other series of notes. If, however, an early amortization event for the series 2000-1 notes occurs, principal allocated to the series 2000-1 notes will be paid to the holders of the series 2000-1 notes on each payment date until the principal amount of the series 2000-1 notes is reduced to zero.

Servicing Fees

The trust will pay the servicer a fee as compensation for servicing the receivables. This servicing compensation will be paid in monthly installments, and each month the servicer receive one-twelfth of 1.0% per annum of the principal balance of thereceivables in the receivables pool on the last day of the prior month.

Optional Repurchase

The servicer may repurchase the series 2000-1 notes on any payment date after the series 2000-1 invested amount is reduced to an amount less than or equal to $_______ (10% of the initial outstanding principal amount of the series 2000-1 notes).

Book-Entry Registration

Persons acquiring beneficial ownership interests in the series 2000-1 notes will hold their series 2000-1 notes through The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or Euroclear. Transfers within The Depository Trust Company, Clearstream Banking, societe anonyme, or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through The Depository Trust Company, on the one hand, and persons holding directly or indirectly through Clearstream Banking, societe anonyme, or Euroclear, on the other hand, will take place in The Depository Trust Company, through the relevant depositories of Clearstream Banking, societe anonyme, or Euroclear.

Tax Status

Subject to important considerations described under "Material Federal Income Tax Consequences", Mayer, Brown & Platt, as special tax counsel to the trust, is of the opinion that, under existing law your series 2000-1 notes will be characterized as debt for federal income tax purposes and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation.

By accepting a series 2000-1 note, you agree to treat the series 2000-1 notes as indebtedness for federal, state and local income and franchise tax purposes.


See "Material Federal Income Tax Consequences" and "State and Local Tax Consequences" in this prospectus concerning the application of federal, state and local tax laws.

ERISA Considerations

Subject to the considerations discussed under "ERISA Considerations", an employee benefit plan regulated by the Employee Retirement Income Security Act of 1974 may purchase the series 2000-1 notes. See "ERISA Considerations" for a description of the limitations on the purchase of series 2000-1 notes by employee benefit plans. Employee benefit plans should consult with their counsel before purchasing any series 2000-1 notes.

Risk Factors

There are material risks associated with an investment in the series 2000-1 notes and you should consider the matters set forth under Risk Factors on pages [9 through 22] of this prospectus.

Ratings

The series 2000-1 notes will be rated in the highest rating category for long-term debt obligations by at least one nationally recognized rating agency.

                               Risk Factors

     In addition to the other information contained in this prospectus, you should consider carefully the following risk factors in deciding whether to purchase the series 2000-1 notes. The disclosures below summarize the principal material risks of investing in the series 2000-1 notes. The summary does not purport to be complete; to fully understand and evaluate it, you should also read the rest of this prospectus.

The Issuance of Additional              The trust, as a master trust, may issue
Series May Result in Delays             additional series of notes. These
and Reductions on                       additional series may be issued without
Payments on Your Notes                  your consent and could result in delays
                                        or reductions in payments on your
                                        series. The terms of any series may be
                                        different from your series. Some series
                                        may be in accumulation or amortization
                                        periods while your series may be in a
                                        revolving period; principal collections
                                        will be paid to those series while your
                                        series is not receiving principal
                                        collections. Some series may also be in
                                        their revolving periods while your
                                        series is in an accumulation or early
                                        amortization period; principal
                                        collections that otherwise would have
                                        been paid to those series will be paid
                                        to your series to make principal
                                        payments on the series 2000-1 notes.


                                        If your series were to enter an
                                        accumulation period or an early
                                        amortization period while another series was either in an accumulation, investment or amortization period or were to enter an accumulation, investment or amortization period before the principal amount of the notes of your series were reduced to zero, principal collections from that series would not be available to make principal payments on your notes. As a result, the payments on your notes may be reduced and final payment of the principal of the notes of your series may be delayed.
                                        Also, the shorter the accumulation
                                        period for the notes of your series, the greater the chance that payment in full of the notes of your series on the expected principal payment date will depend on principal collections being available from other series to make principal payments on your notes. If a series from which principal collections were expected to be available to make payments on the notes of your series were to enter an amortization, investment or accumulation period, principal collections allocable to that series would not be available to make principal payments on your notes. As a result, the payments on your notes may be reduced and the final payment of principal of your notes may
                                        be later than the expected principal
                                        payment date.

                                        It is a condition to the issuance of
                                        each new series that each rating agency
                                        that has rated your notes confirm in
                                        writing that the issuance of the new
                                        series will not result in a reduction or withdrawal of its rating of your notes.
                                        However, a rating confirmation does not
                                        guarantee that the timing or amount of
                                        payments on your notes will remain the
                                        same.

                                        The transferor will include in any
                                        report it files under the Securities and Exchange Act of 1934 all material information about any other series of notes issued after your series that may have a material effect on your series.

Early Amortization of Your              If an early amortization event for your
Notes May Result in Early,              series should occur, an early
Late and/or Reduced                     amortization period for your series will
Payment of Your Notes                   begin and this could result in reduced
                                        payment on your notes and/or payment on
                                        your notes before or after the expected
                                        principal payment date. You may not be
                                        able to reinvest the principal on your
                                        notes repaid to you earlier than
                                        expected at a rate of return that is
                                        equal to or greater than the rate of
                                        return on your notes. An early
                                        amortization event may result from,
                                        among other things:

                                        . the bankruptcy, insolvency or
                                          receivership of the trust, the
                                          transferor or Volkswagen of America,
                                          Inc.;

                                        . the failure of the transferor, the
                                          servicer or the trust to make required
                                          payments on the series 2000-1 notes or
                                          as otherwise required under the
                                          indenture, the trust sale and
                                          servicing agreement or the receivables
                                          purchase agreement;

                                        . a breach of a representation,
                                          warranties or covenant by the trust,
                                          the transferor and VW Credit, Inc.;

                                        . the occurrence of a servicer default
                                          or event of default with respect to
                                          the series 2000-1 notes;

                                        . a decline in the monthly payment rate
                                          of the receivables below the amount
                                          required, and


                                        . any carry-over amount being
                                          outstanding for six months.

                                        A significant decline in the amount of
                                        receivables generated also could cause
                                        an early amortization event if VW Credit fails as required to designate additional accounts the receivables of which would be transferred to the trust.

The Note Rate for the Your              The assets receivables rate is based on
Notes is limited by the                 the interest rates on the receivables,
Assets Receivables Rate                 investment earnings on amounts on
                                        deposit in the reserve account, the
                                        yield supplement account and the
                                        principal funding account for the series
                                        2000-1 notes, and the share of the
                                        holders of the series 2000-1 notes in
                                        investment earnings on amounts on
                                        deposit in the collection account. If
                                        the interest rate on the series 2000-1
                                        notes, which is based on LIBOR, exceeds
                                        the assets receivables rate, then the
                                        interest rate on the series 2000-1 notes
                                        will be adjusted to equal the assets
                                        receivables rate.

The Trust may not be able               The interest rate on the series 2000-1
to make up a Deficiency in              notes is based on LIBOR and may exceed
Interest Payments due to                the assets receivables rate if LIBOR
Basis Risk                              exceeds the interest rate on the
                                        receivables (which may be reduced by the
                                        Servicer) and/or if LIBOR exceeds the
                                        investment earnings on amounts on
                                        deposit in the reserve account, the
                                        yield supplement account and the
                                        principal funding account for the series
                                        2000-1 notes and the share of the
                                        holders of the series 2000-1 notes in
                                        investment earnings on amounts on
                                        deposit in the collection account. Any
                                        deficiency in interest payments
                                        resulting from the assets receivables
                                        rate being lower than the interest rate
                                        based on LIBOR and investment earnings
                                        on accounts, and interest on that
                                        deficiency, will be paid to the extent
                                        of:

                                        . any funds on deposit in the yield
                                          supplement account;

                                        . any funds remaining after all required
                                          distributions and deposits for the
                                          series 2000-1 notes have been made;
                                          and

                                        . on the last payment date for series
                                          2000-1, amounts remaining in the
                                          reserve account after the withdrawal
                                          of all other amounts required to be
                                          withdrawn from the reserve account on
                                          that last payment date, and


                                          additional noteholder collections
                                          available to cover the deficiency.

                                        The transferor cannot assure that those
                                        amounts, if any, will be sufficient to
                                        pay the deficiency. If any deficiency is outstanding for [six] consecutive payment dates, an early amortization event will occur.

Credit Enhancement is                   The series 2000-1 notes represent
Limited                                 obligations of the trust only. The
                                        series 2000-1 notes are not obligations
                                        of and are not insured or guaranteed by
                                        Volkswagen AG, Volkswagen of America,
                                        Inc., VW Credit, Inc. or the transferor
                                        or any other entity or person (including
                                        any affiliate of VW Credit, Inc. or the
                                        transferor). The sole source of payments
                                        on the series 2000-1 notes are the
                                        assets of the trust. The trust will not
                                        have any significant assets or sources
                                        of funds other than the receivables and
                                        the reserve account. Credit enhancement
                                        will be provided by the subordination of
                                        the residual interest in the trust as
                                        described in this prospectus and by
                                        amounts in the reserve account. The
                                        amount of the credit enhancement is
                                        limited and will be reduced from time to
                                        time.

                                        You must rely primarily on payments on
                                        the trust's receivables and amounts on
                                        deposit in the reserve account. In
                                        addition, you may have to look to the
                                        proceeds from the repossession and sale
                                        of the collateral that secures defaulted receivables and the proceeds from any recourse against dealers under the financing agreements. If these sources are insufficient, you might experience delays or reductions in payments on your notes.

Commingling by the                      The trust sale and servicing agreement
Servicer May Result in                  allows the servicer to retain
Delays and Reductions in                collections on the receivables. So long
Payments on Your Notes                  as VW Credit, Inc. remains servicer, no
                                        servicing default has occurred, and VW
                                        Credit, Inc. meets a minimum net worth
                                        requirement, arranges for a form of
                                        enhancement for its obligations to make
                                        deposits into the collection account
                                        acceptable to the rating agencies that
                                        have rated outstanding series, or those
                                        rating agencies have otherwise approved
                                        of the retention of collections by the
                                        servicer, the servicer does not have to
                                        deposit collections into the collection
                                        account until the related payment date.
                                        The servicer is currently retaining
                                        collections on the receivables and will
                                        not deposit

                                        collections into the collection account
                                        for any calendar month until the
                                        related payment date.


                                        Until the servicer deposits payments on
                                        the receivables into the collection
                                        account, the servicer may use those
                                        funds for its own benefit and will not
                                        segregate those funds from its own
                                        assets, and the proceeds of any
                                        investment of those funds will accrue to the servicer. The servicer will pay no fee to the trust or any noteholder for any use by the servicer of collections on the receivables. If the servicer were to become insolvent, the servicer's failure to deposit collections in the collection account may result in delays and reductions in payments on your notes.


You May Not Be Able to                  You may be unable to influence or
Influence Actions of the                otherwise control the actions of the
Trust                                   trust, and as a result, you may be
                                        unable to stop actions that are adverse
                                        to you.

                                        . The interests of other noteholders of
                                          your series or the noteholders of any
                                          other series may not coincide with
                                          your interests, making it more
                                          difficult for you to receive your
                                          desired results in a situation
                                          requiring the consent or approval of
                                          other noteh olders.


                                        . You may need approval or consent of
                                          other holders of the notes of your
                                          series or the holders of notes of
                                          other series, to take or direct
                                          various actions, including amending
                                          the trust agreement, the trust sale
                                          and servicing agreement or the
                                          receivables purchase agreement or
                                          approving supplemental indentures for
                                          the indenture or the series 2000-1
                                          supplement, declaring the occurrence
                                          of an early amortization event or
                                          approving the termination of an early
                                          amortization period, declaring an
                                          event of default, accelerating the
                                          notes and approving the sale of
                                          receivables following an event of
                                          default, waiving an event of default,
                                          exercising the noteholders' right to
                                          have series 2000-1 notes redeemed
                                          following the breach of a
                                          representation or warranty or
                                          replacing the indenture trustee.

                                        . In addition, if transferor violates
                                          its covenant under the trust sale and
                                          servicing agreement not to create any
                                          lien on any receivable, action by the
                                          holders of



                                          more than 50% of the aggregate amount
                                          of notes of each class of each series
                                          and by the holder of the residual
                                          interest in the trust, will be
                                          required to direct the indenture
                                          trustee not to sell or otherwise
                                          liquidate the receivables.

                                        . [In addition, the transferor, the
                                          servicer, the owner trustee and the
                                          indenture trustee may amend the trust
                                          agreement, the trust sale and
                                          servicing agreement, the indenture,
                                          the series 2000-1 supplement or the
                                          receivables purchase agreement without
                                          your consent in the circumstances
                                          described in this prospectus. Action
                                          by the holders of more than 50% of the
                                          aggregate amount of the notes of each
                                          class of each series also may be
                                          required to amend the trust agreement,
                                          the indenture and the series 2000-1
                                          supplement, and 66 2/3% of the
                                          aggregate amount of the notes of each
                                          class of each series adversely
                                          affected may be required to amend the
                                          trust sale and servicing agreement.]

                                        Any of the foregoing could result in a
                                        delay or reduction in payment on your
                                        notes.


Dealer Concentration May                As of March 31, 2000, VW Credit, Inc.
Result in Larger Losses                 provided new and used car floorplan
From a Single Dealer                    financing for approximately 861 dealers
Default                                 or dealer groups. Although no dealer or
                                        dealer group accounted for more than
                                        2.85% of the aggregate principal amount
                                        of the outstanding receivables as of
                                        March 31, 2000, approximately 35% of the
                                        aggregate principal amount of the
                                        receivables outstanding as of that date
                                        were owed by the 30 largest dealers or
                                        dealer groups. A default by one or more
                                        of these dealers or dealer groups could
                                        result in delays or reductions in
                                        payments on your notes.


Receivables May Be                      VW Credit, Inc. and the transferor will
Uncollectible Due to                    file financing statements covering the
Superior Interests                      receivables sold by VW Credit, Inc. to
                                        the transferor and then transferred to
                                        the trust. The financing statements will
                                        perfect the security interests of the
                                        transferor and the trust in the
                                        receivables. However, VW Credit, Inc.
                                        will serve as the custodian of the
                                        receivables and will not physically
                                        segregate or mark the receivables to
                                        indicate that the receivables have been
                                        sold to the transferor and then
                                        transferred to the trust.



                                        If the receivables are "chattel paper"
                                        under the Uniform Commercial Code and
                                        another party purchases or takes a
                                        security interest in the receivables for value, in the ordinary course of business, and without actual knowledge of the transferor's or the trust's interest, that purchaser or secured party will acquire an interest in the receivables superior to the trust's interest. The trust will not be able to collect on the receivable if there is a superior interest. This may result in delays or reductions in payments on your notes.


Receivables May Be                      When dealers purchase vehicles, they
Unsecured Due to Sales Out              give VW Credit, Inc. a security interest
of Trust                                in the vehicles they purchase to secure
                                        their obligations under the receivables
                                        created by the purchase. When a financed
                                        vehicle is sold by a dealer, VW Credit,
                                        Inc.'s security interest in the vehicle
                                        generally will terminate. If the dealer
                                        who sold the vehicle fails to pay VW
                                        Credit, Inc. the amount owed on the
                                        receivable, the receivable will become
                                        unsecured because the buyer generally
                                        takes the vehicle free of the security
                                        interest of VW Credit, Inc. in the
                                        financed vehicle. If the financed
                                        vehicle is sold "out of trust," i.e.,
                                        sold without the dealer applying the
                                        proceeds of the sale to repay the
                                        receivable, the trust will not be able
                                        to foreclose on the financed vehicle.
                                        This may result in delays or reductions
                                        in payments on your notes.


A Bankruptcy of VW                      VW Credit, Inc. will sell receivables to
Credit, Inc. or the                     the transferor, and the transferor will
Transferor May Delay or                 transfer the receivables to the trust.
Reduce Payments on Your                 VW Credit, Inc. and the transferor have
Notes                                   taken steps to ensure that the
                                        transactions described in this
                                        prospectus are respected, and to reduce
                                        the likelihood that the transferor would
                                        voluntarily file for bankruptcy, if VW
                                        Credit, Inc. were to become a debtor in
                                        bankruptcy. These steps include the
                                        creation of the transferor as a special
                                        purpose entity. However, a court could
                                        conclude that the receivables
                                        transferred to the trust are not owned
                                        by the trust or by the transferor, but
                                        rather are part of the estate of the
                                        debtor in bankruptcy. The court also may
                                        conclude that the transfer of the
                                        receivables from the party in bankruptcy
                                        was not really a sale, but rather a
                                        secured financing, or the court may
                                        conclude that the party in bankruptcy
                                        and the owner of the receivables should
                                        be treated as a single entity rather
                                        than separate entities. If this were to
                                        occur, you could experience delays or
                                        reductions in payments on your notes as
                                        a result of:


                                        . the "automatic stay" provisions of the
                                          U.S. Bankruptcy Code, which prevent
                                          creditors from exercising remedies
                                          against a debtor in bankruptcy, and
                                          provisions of the U.S. Bankruptcy Code
                                          that permit substitution of collateral
                                          in specified circumstances;

                                        . some tax or government liens on VW
                                          Credit, Inc.'s or the transferor's
                                          property that arose prior to the
                                          transfer of a receivable to the trust
                                          having a right to be paid from
                                          collections on the receivables before
                                          those collections are used to make
                                          payments on  your notes; and

                                        . the fact that the trust or the
                                          indenture trustee may not have a
                                          perfected security interest in the
                                          financed vehicles or cash collections
                                          on the receivables held by VW Credit,
                                          Inc. at the time a bankruptcy
                                          proceeding begins.

                                        If VW Credit, Inc. or the transferor
                                        were to become a debtor in bankruptcy,
                                        it may be able to recover payments made
                                        by it to the trust to repurchase
                                        receivables prior to the date of the
                                        bankruptcy petition. This could result
                                        in delays or reductions in payments on
                                        your notes.

                                        In addition, if VW Credit, Inc., any of
                                        its affiliates, or any of the
                                        manufacturers of the related vehicles
                                        filed for bankruptcy, the dealers might
                                        respond by delaying or withholding
                                        payments on the receivables, even
                                        without legal or contractual
                                        justification. This could result in
                                        delays or reductions in payments on your notes.

Bankruptcy of One or More               A substantial number of the vehicles
Manufacturers Could                     securing receivables in the trust are
Result in Delays and                    manufactured by Volkswagen AG and
Reductions in Payments on               distributed by Volkswagen of America,
Your Notes                              Inc. Under a dealer agreement between
                                        Volkswagen of America, Inc. and each
                                        franchised dealer of vehicles
                                        manufactured by Volkswagen AG or its
                                        affiliates, Volkswagen of America, Inc.
                                        agrees to repurchase unsold new vehicles
                                        distributed by Volkswagen of America,
                                        Inc. and in inventory upon termination
                                        of the dealer agreement. Volkswagen of
                                        America, Inc. also agrees under these
                                        dealer agreements to repurchase a
                                        dealer's new parts inventory at the time
                                        of termination of the dealer's
                                        agreement. Finally, Volkswagen of
                                        America, Inc. may provide financial
                                        assistance to its franchised dealers in
                                        the

                                        form of real estate financing. If
                                        Volkswagen AG or Volkswagen of America,
                                        Inc. were to file for bankruptcy or
                                        otherwise begin insolvency proceedings,
                                        they may become unable to repurchase new vehicles or parts inventory or otherwise provide financial assistance to dealers.
                                        This could result in delays or
                                        reductions in payments on your notes.

                                        Other manufacturers of vehicles also may have agreed with franchised dealers whose receivables are in the trust to repurchase vehicles and inventory if and when a dealer's franchise is terminated or otherwise to provide financial assistance to franchised dealers. If any one of these manufacturers were to file for bankruptcy or otherwise begin insolvency proceedings, it may become unable to repurchase new vehicles or parts inventory or otherwise provide financial assistance to dealers. This could result in delays or reductions in payments on your notes.


Failure of VW Credit, Inc.              The trust depends upon VW Credit, Inc.
to Create Sufficient New                to generate new receivables to replace
Receivables May Result in               the receivables that are repaid.
the Trust Holding Assets
with a Lower Yield                      The ability of VW Credit, Inc. to
                                        generate receivables is to a large
                                        extent dependent on the sale of
                                        automobiles manufactured by Volkswagen
                                        AG and its affiliates and by other
                                        automobile manufacturers. VW Credit,
                                        Inc. does not guarantee that it will
                                        continue to generate receivables at
                                        historical rates. The following events
                                        could result in a reduction in the
                                        ability of VW Credit, Inc. to generate
                                        receivables.

                                        . A decline in the manufacture and sale
                                          of automobiles and light duty trucks
                                          due to an economic downturn or other
                                          factors.

                                        . The reduction of automobile production
                                          by Volkswagen AG and other automobile
                                          manufacturers due to labor or supply
                                          disruptions, price increases,
                                          competitive pressures or other factors

                                        . Changes in vehicle distribution
                                          practices.

                                        . Changes in the terms of the franchise
                                          and dealer agreements.



                                        . The failure of Volkswagen of America,
                                          Inc. to perform under its franchise
                                          agreements, or of VW Credit, Inc. to
                                          perform under its dealer agreements,
                                          or the inability of dealers to perform
                                          under franchise an d dealer
                                          agreements.


                                        . A change in dealer inventory
                                          management practices

                                        . A change in the interest rates charged
                                          by VW Credit, Inc. to dealers.

                                        . A change in the amounts of the credit
                                          lines or other terms offered by VW
                                          Credit, Inc. to dealers.

                                        . Defaults on accounts by dealers.

                                        . Termination of dealer franchises.

                                        . Dealers becoming insolvent or filing
                                          for bankruptcy.

                                        . Seasonal fluctuations in the sale and
                                          leasing of vehicles.

                                        In the event that VW Credit, Inc. is
                                        unable to generate sufficient new
                                        receivables, or is unable to transfer
                                        the receivables it generates because of
                                        restrictions in its financing
                                        arrangements or otherwise, the trust
                                        will be required to hold cash or
                                        investment securities rather than
                                        receivables, which may have a lower
                                        yield. Because the trust's assets are
                                        the sole source of payments on the
                                        series 2000-1 notes, this could result
                                        in delays or reductions in payments on
                                        your notes.


Potential Delays and                    You may suffer delays and reductions in
Reductions in Payments on               payments on your notes because of the
Your Notes Due to Addition              addition of accounts to the trust.
of Accounts
                                        . The transferor may, and in some cases
                                          will be obligated by the terms of the
                                          trust sale and servicing agreement to,
                                          designate additional accounts, the
                                          receivables in which will be conveyed
                                          to the trust.

                                        . Additional accounts may include
                                          accounts originated under criteria
                                          different from those which were
                                          applied to previously designated
                                          accounts. Additional accounts may also
                                          provide financing for products of


                                          types different from those included in
                                          the trust at the time that your series
                                          is issued.


                                        . Additional accounts designated in the
                                          future may not be of the same credit
                                          quality, and may not relate to the
                                          same types of products, as previously
                                          designated accounts. If additional
                                          accounts are not of the same credit
                                          quality as previously designated
                                          accounts or if new product types that
                                          secure the receivables in new accounts
                                          do not provide security that is as
                                          favorable as that provided by existing
                                          product types, then delays and
                                          reductions in payments on your notes
                                          could result.


Potential Delays and                    You may suffer delays and reductions in
Reductions in Payments on               payments on your notes because of the
Your Notes Due to Removal               removal of accounts from the trust.
of Accounts
                                        . The transferor may, and in some cases
                                          will be obligated by the terms of the
                                          trust sale and servicing agreement to,
                                          remove accounts from the trust. The
                                          trust sale and servicing agreement
                                          contemplates that receivables in those
                                          accounts will remain in the trust
                                          unless the applicable account was an
                                          ineligible account at the time it was
                                          originally designated as an account.

                                        . Following the removal of an account,
                                          some receivables relating to the
                                          account will be outside of the trust
                                          and other receivables relating to the
                                          account may remain in the trust.

                                        . If the servicer applies collections
                                          relating to an account to receivables
                                          that are outside of the trust rather
                                          than to receivables that remain in the
                                          trust, then delays and reductions in
                                          payments on your notes could occur.


Failure of [___________]                [________________], the largest
Distributors to Repurchase              distributor of vehicles to the dealers
Vehicles from Terminated                generating the receivables, is obligated
Dealers May Result in                   to repurchase some the dealer's vehicles
Increased Losses on the                 if its dealership agreement is
Receivables                             terminated or expires. If [____________]
                                        is unwilling or unable to repurchase
                                        those vehicles, losses on the
                                        receivables of those dealers may
                                        increase. This could result in delays or
                                        reductions in payments on your notes.


The Failure of Dealers to               The trust's ability to make payments on
Make Payments on the                    the series 2000-1 notes generally
                                        depends on collections from dealers on
                                        the

Receivables Could Delay or              receivables. The prospectus
Reduce Payments on Your                 describes past patterns of dealer
Notes                                   payments  on similar receivables.

                                        The timing of the sale and lease of
                                        vehicles is uncertain. It depends on
                                        many economic and social factors that
                                        are beyond the control of VW Credit,
                                        Inc., the transferor and the trust.
                                        Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of general economic conditions. The use of sales incentive programs (e.g., manufacturers' rebate programs) and financing incentive programs may affect retail sales. We do not guarantee that dealers will pay on the receivables at the same rate as in the past or in any particular pattern. If the dealers' ability to pay on the receivables declines for whatever reason, you might experience delays or reductions in payments on your notes.


Failure of VW Credit, Inc.              VW Credit, Inc., the transferor and
or the Transferor to Fulfill            their respective affiliates are not
its Repurchase Obligations              obligated to make payments to you on
May Adversely Affect the Trust          your notes and do not insure or
                                        guarantee the payment of the receivables
                                        or your notes. However, VW Credit, Inc.
                                        will make representations and warranties
                                        to the transferor regarding the
                                        characteristics of the receivables. The
                                        transferor will assign these
                                        representations and warranties to the
                                        trust, and the transferor will make its
                                        own representations and warranties to
                                        the trust in connection with the
                                        transfer of the receivables to the
                                        trust. If VW Credit, Inc. or the
                                        transferor breaches its representations
                                        and warranties, and the breach
                                        materially and adversely affects the
                                        receivable or the interests of the
                                        holders of the series 2000-1 notes in
                                        that receivable, it will be obligated to
                                        repurchase the receivable from the
                                        trust. If VW Credit, Inc. or the
                                        transferor fails to repurchase the
                                        affected receivable, you may experience
                                        delay or reductions in payments on your
                                        notes.


Geographic Concentration                As of March 31, 2000, 24.6% of the
May Increase Risk of Loss               outstanding receivables were due from
                                        dealers in California, and 35.6% of the
                                        outstanding receivables were due from
                                        dealers in New Jersey, New York,
                                        Massachusetts, Connecticut,
                                        Pennsylvania, Vermont, Rhode Island,
                                        Maine and New Hampshire. Any significant
                                        economic downturn in California any of
                                        these other states could result in
                                        delays and reductions in payments on
                                        receivables from dealers located


                                        there and a resultant delays and
                                        reductions in payments on your notes.


Ability to Change Terms of              VW Credit, Inc. may change at any time
the Accounts                            the terms of the accounts, including the
                                        interest rate of the related
                                        receivables. There is no assurance that
                                        the interest rate generated by
                                        receivables will always be sufficient to
                                        cover the LIBOR interest rate on the
                                        series 2000-1 notes. Failing to maintain
                                        an appropriate spread between the
                                        interest rate and the receivables and
                                        the interest rate on the series 2000-1
                                        notes may cause delays or reduction in
                                        the amount on interest paid to the
                                        noteholders and may cause an investment
                                        event or an early amortization event to
                                        occur.


Limited Ability to Resell               The underwriters may assist in the
Your Notes                              resale of the series 2000-1 notes, but
                                        they are not required to do so. A
                                        trading market for the series 2000-1
                                        notes may not develop. If a trading
                                        market does develop, it might not
                                        continue, or it might not be
                                        sufficiently liquid to allow you to
                                        resell any of your notes.


The Ratings on Your Notes               The trust will issue the series 2000-1
Are Limited in Scope                    notes only if they receive a rating from
                                        at least one rating agency. A security
                                        rating is not a recommendation to buy,
                                        sell or hold the series 2000-1 notes.
                                        The ratings may be revised or withdrawn
                                        at any time. Ratings on the series 2000-
                                        1 notes do not address the timing of
                                        distributions or principal on the series
                                        2000-1 notes at the expected principal
                                        payment date prior to the stated final
                                        maturity date.

You Will Not Receive                    Your ownership of the series 2000-1
Physical Certificates                   notes will be registered electronically
Representing Your Notes                 through DTC, Clearstream Luxembourg and
                                        Euroclear. The lack of physical
                                        certificates could:

                                        . cause you to experience delays in
                                          receiving payments on the series 2000-
                                          1 notes because the indenture trustee
                                          will be sending payments on the series
                                          2000-1 notes owned by you through DTC
                                          instead of directly to you;


                                        . limit or prevent you from using your
                                          notes as collateral; and

                                        . hinder your ability to resell your
                                          notes or reduce the price that you
                                          receive for them.


   For definitions of some of the terms used in this prospectus, see the Glossary beginning on page [113] of this prospectus.

        Volkswagen AG, Volkswagen of America, Inc. And VW Credit, Inc.

Volkswagen AG

     VWAG and the other components of the VWAG Group manufacture and distribute passenger cars, commercial vehicles, automotive components, parts and accessories, machine tools and other engineering products. The VWAG Group features eight automotive marques: VOLKSWAGEN, AUDI, SEAT, SKODA, BENTLEY, ROLLS-ROYCE, LAMBORGHINI AND BUGATTI. The VWAG Group also operates an extensive vehicle rental, leasing and financing business. The principal and registered office of VWAG is in Wolfsburg, Federal Republic of Germany, with its head office being located at Berliner Ring 2, D-38436 Wolfsburg.

Volkswagen of America, Inc.

     VWOA imports and distributes Volkswagen, Audi, Rolls Royce and Bentley products. As of March 31, 2000, VWOA distributed Volkswagen, Audi, Rolls Royce and Bentley vehicles and parts through approximately 603 and 258 dealerships respectively. Sales of Volkswagen vehicles in the U.S. were 315,563 units for the year ended December 31, 1999. Sales of Audi vehicles in the U.S. were 65,959 units for the year ended December 31, 1999. VWOA's operations began on October 27, 1955. VWOA's principal offices are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326, telephone (248) 340-5000.

VW Credit, Inc.

     VCI was incorporated in Delaware on April 2, 1981, and is a wholly-owned subsidiary of VWOA. VCI's principal activity is acting as a finance subsidiary of VWOA, including the purchasing of retail installment sales contracts from Volkswagen, Audi, Rolls Royce and Bentley dealers and financing and leasing of new automobiles. VCI offers a wide range of automotive related financial products, including wholesale floorplan financing, retail financing and customer lease financing. As of March 31, 2000, VCI had approximately 561 employees and was servicing $872 million in wholesale floor plan receivables of the type to be transferred to the Trust. During the first quarter of 2000, VCI provided retail or leased financing for approximately 43,975 vehicles, including approximately 36,857 new Volkswagen and Audi passenger cars, representing 25.5% of Volkswagen and Audi U.S. retail and fleet sales during that period. VCI also financed at wholesale approximately 158,239 new Volkswagen and Audi passenger cars, representing 39% of VWOA's sales to dealers for the year ended December 31, 2000. Wholesale vehicle financing accounted for 9% of the total automotive financing (measured in units) of VCI as of March 31, 2000 and represented 13% of gross automotive finance receivables outstanding at March 31, 2000. The principal offices of VCI are located at 3800 Hamlin Road, Auburn Hills, Michigan 48326, telephone (248) 340-5401.

                                The Transferor


     The Transferor was formed in the State of Delaware on March 30, 2000. VCI is the sole member of the Transferor. The Transferor's limited purpose is to purchase wholesale and other receivables from VCI and transfer the receivables to third parties or issue indebtedness secured by receivables to third parties. [VCI will make subordinated loans to the Transferor to fund a portion of the purchase price of the Receivables to be paid by the Transferor.]

     The Transferor has taken steps in structuring the transaction described in this prospectus that are intended to ensure that the voluntary or involuntary application for relief by VCI under the Insolvency Laws will not result in the consolidation of the assets and liabilities of the Transferor with those of VCI. The Transferor is organized as a separate, limited purpose subsidiary of VCI, and its limited liability company agreement restricts its business to that described in the prior paragraph and prohibits the Transferor from commencing a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all its directors). See "Risk Factors--A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the Series 2000-1 Notes" and "Material Matters Relating to Bankruptcy".


                                   The Trust

General

     Volkswagen Credit Auto Master Owner Trust (the "Trust") will be a New York common law trust formed by the Transferor under the Trust Agreement on the closing date. The Transferor will hold the Residual Interest in the Trust. [The Trust Agreement does not permit the Transferor to sell, assign, pledge or otherwise transfer the Residual Interest.]

     On the Closing Date the Transferor will have conveyed to the Trust the Receivables existing in the Accounts on the Initial Cut-Off Date or arising thereafter, without guaranty that the Trust will be able to collect on the Receivables. The property of the Trust consists of:

     .  the Receivables existing in the Accounts on the Initial Cut-Off
        Date;

     .  all Receivables generated in the Accounts after the Initial Cut-Off
        Date;

     . Receivables existing in or generated in any Accounts added to the Trust on or after the related addition date (but excluding Receivables in any Accounts that are removed from the Trust after the Initial Cut-Off
        Date);

     . an assignment of all the Transferor's rights and remedies under the Receivables Purchase Agreement;

     .  all Collections;

     .  all funds on deposit in specified accounts of the Trust;

     .  any Enhancement issued for a Series or class of Notes;

     .  a security interest in the Vehicles; and

     .  the Collateral Security.

See "The Transfer and Servicing Agreements--Receivables Purchase Agreement" for an overview of the Receivables Purchase Agreement. The Series 2000-1 Noteholders will not have any interest in any Enhancements provided for the benefit of the Noteholders of another Series or class. See "The Transfer and Servicing Agreements--Removal of Accounts" for information regarding the removal of Receivables and Accounts from the Trust.

     The Trust will acquire the Receivables from the Transferor, and the Servicer will agree to service the Receivables, under the Trust Sale and Servicing Agreement. The Transferor is conditionally allowed, and in some circumstances is obligated:

     . to designate new Accounts to be included as Accounts and to convey to the Trust the Receivables of those new Accounts,

     .  to designate ineligible Accounts to be removed, and

     . to require the Owner Trustee to return receivables in the removed Accounts to the Transferor.

     See "The Transfer and Servicing Agreements--Addition of Accounts" for information regarding the addition of Accounts.

     Prior to its formation, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than:

     . acquiring and holding the Receivables, the other assets of the Trust and proceeds therefrom;

     .  issuing Notes; and

     .  making payments on the above and related activities.

     As a consequence, the Trust is not expected to have any need for, or source of, capital resources other than the assets of the Trust.

Capitalization of the Trust

     The Trust may issue one or more series (each, a "Series") of Notes. A portion of the Trust's cash flows will be allocated to the holders of each Series of Notes. The portion of the Trust's cash flows remaining after allocation to the Noteholders will be allocated to the Residual Interestholder. The principal amount of the Residual Interest will fluctuate as the aggregate principal balance of the Receivables fluctuates, as new Series of Notes are issued, and as outstanding Series of Notes are repaid or refunded. A portion of the Residual Interest will be subordinated to the interest of the Noteholders of each Series of Notes.

     Each Series of Notes will be issued under the terms of an Indenture (the "Indenture"), and a Series Supplement to the Indenture for that Series (each, as "Series Supplement"), each between the Trust and [_______________], as initial Indenture Trustee. Forms of the Indenture and the Series Supplement have been filed as exhibits to the registration statement of which this prospectus forms a part. The Notes of each Series will evidence obligations of the Trust secured by the assets of the Trust allocated to the Noteholders of that Series and will represent the right to receive from those assets funds up to the amounts required to make payments of interest on and principal of the Notes of that Series.

     On the Closing Date, the Trust will issue the $[___________] Volkswagen Credit Auto Master Owner Trust Floating Rate Dealer Loan Backed Notes, Series 2000-1 (the "Series 2000-1 Notes").





The Owner Trustee

     [__________], a [___________], will serve as Owner Trustee under the Trust Agreement. The principal executive offices of the Owner Trustee are located at [___________], and its telephone number is [__________].


                                Use of Proceeds

     The net proceeds from the sale of a the Series 2000-1 Notes will be paid to the Transferor. The Transferor will use those proceeds to purchase Receivables from VCI and to make deposits into the Excess Funding Account, if necessary, and for other general corporate purposes.


                   The Dealer Floor Plan Financing Business

General

     The Transferor will select the Receivables to be sold to the Trust under the Trust Sale and Servicing Agreement from extensions of credit and advances (known generally as "wholesale" or

"floorplan" financing) made by VCI to U.S. motor vehicle dealers (the "U.S. Wholesale Portfolio"). As of March 31, 2000, the principal balance of receivables in the U.S. Wholesale Portfolio was approximately $872 million. The dealers use the funds so advanced to purchase both new vehicles distributed by VWOA and other manufacturers and distributors and used vehicles, in both cases pending sale or lease to consumers. VCI financed approximately 25% of the total number of all VWOA-franchised dealers as of March 31, 2000. VCI has extended credit lines to 158 VWOA-franchised dealers that may also operate non-VWOA franchises (representing approximately 80.7% of the aggregate balance of $872.4 million of credit lines of dealers in the U.S. Wholesale Portfolio as of March 31, 2000) and to 52 dealers that do not operate VWOA franchises (representing approximately 19.3% of the aggregate balance of credit lines). Receivables sold to the Trust are secured by the Vehicles and, in many cases, Non-Vehicle Collateral Security. See "--Credit Underwriting Process." In some cases, the Receivables are also guaranteed by the owner of the dealership. Occasionally, the Receivables are also secured by realty or an affiliate of the Dealer provides a guarantee of the Receivables.

     VCI is the single largest wholesale financing source for VWOA-franchised dealers in the United States. Volkswagen-manufactured vehicles for which VCI provides wholesale financing include vehicles manufactured under the VOLKSWAGEN and AUDI trademarks. VCI also provides wholesale financing for vehicles manufactured by other U.S. and foreign automobile manufacturers, including Porsche, Mazda and BMW. VCI has extended credit lines to VWOA-franchised dealers that also may operate non-VWOA franchises and to non-VWOA dealers. VCI services the receivables in the accounts in the U.S. Wholesale Portfolio through its home office located in Auburn Hills, Michigan, its processing center located in Libertyville, Illinois and through four regional offices located in the metropolitan areas of Los Angeles, California; Denver, Colorado; Atlanta, Georgia; and New York, New York.

     VCI categorizes under its policies and procedures Vehicles financed by any dealer under the floorplan program as New Vehicles or Used Vehicles. Currently,


     . "New Vehicles" consist of current and prior model year vehicles, typically purchased by a dealer directly from the manufacturer/distributor, and

     . "Used Vehicles" consist of previously owned vehicles (by a person other than the dealer or the manufacturer/distributor).

Used Vehicles also include vehicles purchased by a dealer at auctions conducted by VCI and vehicle manufacturers ("Auction Vehicles"). The categorization of New Vehicles and Used Vehicles may change in the future based on VCI's practices and policies.

Creation of Receivables

     VCI finances 100% of the wholesale invoice price of New Vehicles, including destination and other miscellaneous charges, concurrently with the receipt of a draft or equivalent document from the vehicle manufacturer. The amount advanced for each Used Vehicle (other than Auction

Vehicles) may equal up to 80% of the wholesale clean book value of the Used Vehicles in the Black Book Official Used Car Market Guide (or the Kelly Blue Book in some states). The amount advanced for Auction Vehicles is the auction purchase price (including auction fees) of the Auction Vehicles.

     Once a dealer has commenced its floorplan financing of a specific manufacturer's or distributor's vehicles through VCI, VCI will finance all purchases of New Vehicles by the dealer from that manufacturer or distributor. VCI may modify or cancel a dealer's floorplan financing arrangement in its discretion if the dealer's inventory is considered by VCI to be seriously overstocked, if a dealer is experiencing financial difficulties or if a dealer requests individual vehicle approvals. In the circumstances described in the preceding sentence, the regional office of VCI will approve financing and advance funds on a unit-by-unit basis (known as "prior approval").

Credit Underwriting Process

     VCI extends credit to dealers from time to time based upon established credit lines. Dealers may establish lines of credit to finance purchases of New, Used and/or Auction Vehicles. Dealers that have a New Vehicle line of credit in place with VCI may also obtain a Used Vehicle and/or an Auction Vehicle credit line from VCI.

     A dealer may request the establishment of a wholesale New Vehicle credit line by applying to the applicable regional office. After receipt of a dealership's wholesale floor plan application, the regional office reviews the dealer's credit references (including, in the case of existing dealers, those of the dealer's current financing source) and other bank references. The regional office also investigates the dealer's current state of operations and management (including evaluating a vehicle manufacturer reference) and its marketing capabilities. If the regional office approves the application, it prepares a written recommendation outlining the dealer's request and transmits it to VCI's Risk Management Department in Auburn Hills, Michigan, along with the requisite documentation. The Risk Management Department performs an additional analysis and then makes a recommendation to VCI's Wholesale Credit Committee, which has the ultimate authority to approve or disapprove the request.

     VCI has established the following guidelines in analyzing the financial statements of a dealer applying for a line of credit:

     . The combination of the dealership's cash position and the total new and used vehicle equity position should meet or exceed one month's average expenses and exceed 30% of the dealership's working capital.

     . The dealership's receivables should be current and represent real value.

     . The dealership's accounts payable should not exceed 80% of the dealership's average monthly expenses or 25% of working capital.

     . All assets of the dealership should be marked to the lower of cost or current market value.

     . The dealership's new vehicle inventory should not substantially exceed a 60-day supply.

     . The dealership's used vehicle inventory should not substantially exceed a 45-day supply.

     . The dealership's inventory of parts and accessories should not exceed a three-month supply.

     . The dealership's working capital needs and net worth should be adequate for the dealer's operation when compared to the minimum levels of working capital and net worth as established by VCI based on the dealer's annual unit sales rate.

     . The dealership's sources of investment should be verified in the case of a newly established dealer.

     . VCI prefers an analysis of at least two years of the dealer's financial statements and the most recent interim statements.

These guidelines may be waived by VCI's [Wholesale Credit Committee] if the committee believes that a waiver is warranted. standards for approving dealers of its automobiles are sufficiently stringent enough that dealers that meet these standards generally meet VCI's credit underwriting standards for obtaining wholesale credit lines from VCI.

     Upon approval, the dealer executes a master security agreement with VCI. This agreement provides to VCI a security interest in the vehicles being financed under the line of credit. The security agreement also creates a security interest in non-vehicle personal property of the dealer. In addition, the dealer also executes a demand master promissory note in favor of VCI. VCI requires all dealers under the master security agreements to maintain insurance coverage for each vehicle for which the dealers receive floorplan financing, with VCI designated as loss payee.

     The size of a credit line initially offered to a dealer is based upon a number of factors, including the dealer's sales record (or, in the case of a prospective dealer, expected monthly sales). VCI periodically adjusts the amount of a dealer's credit line for New Vehicles based upon the dealer's average New Vehicle sales during the prior 180 days. The amount of the credit line for New Vehicles generally is an amount sufficient to finance a 60-day supply of vehicles. VCI also periodically adjusts the amount of a dealer's credit line for Used Vehicles based on the dealer's average Used Vehicle sales for the prior 180 days. The amount of the credit line for Used Vehicles generally is an amount sufficient to finance 50% of a 30-day to 45-day supply of vehicles. VCI determines the size of a dealer's Auction Vehicle credit line on a case-by-case basis and periodically adjusts it based on VCI's policies and procedures. These credit lines establish guidelines, not limits, which dealers may exceed from time to time.

     As stated above, the agreements constituting the credit lines, including the Accounts, provide for a first priority security interest in the financed Vehicles in favor of VCI. The security interest in the Vehicles in favor of VCI will be assigned by VCI to the Transferor under the Receivables Purchase Agreement and then by the Transferor to the Trust under the Trust Sale and Servicing Agreement. In its other lending activities, VCI may make or may have made capital loans, real estate loans and other advances to the dealers that are also secured by a security interest in the Vehicles or the Non-Vehicle Collateral Security. VCI has agreed in the Receivables Purchase Agreement not to realize upon a security interest in any Vehicle or Non-Vehicle Collateral Security that it may have until the Trust has fully realized on its security interest in the Vehicle or Non-Vehicle Collateral Security.

Payment Terms

     VCI generally receives payment of principal in full for a floorplan financing advance promptly after the sale of the related vehicle. Interest on floorplan loans is generally payable monthly. In most cases, unsold vehicles must be curtailed (i.e., a specified percentage of the principal amount must be repaid each month) within a fixed period after the vehicle's initial acquisition by the dealer. Dealer agreements may vary as to the precise measurement of the fixed period. Generally, however, the dealer must begin paying the curtailment at the rate of 10% per month of the total amount originally advanced for a New Vehicle in the thirteenth month after funds have been advanced to the dealer for the vehicle. Demonstrator vehicles are generally curtailed at the rate of 2% per month for six months and 10% per month thereafter. Auction Vehicles are generally curtailed after 60 days at a rate of 10% per month. Used Vehicles are generally curtailed after 60 days at a rate of 10% per month for three months and 70% in the fourth month.

Billing and Collection Procedures

     VCI prepares and distributes to each dealer monthly a statement setting forth billing and related account information for the dealer. Statements are generated and mailed around the sixth or seventh calendar day of the month. Interest and insurance, as well as curtailments, are required to be paid by the end of the month in which they are billed. VCI bills interest and insurance fees in arrears. Dealers may either remit payments by check directly to VCI's lockbox in Deerfield, Illinois, or have the funds drawn down by VCI by electronic funds transfer directly from the dealer's designated bank account.

     From time to time, a dealer may maintain funds with VCI in a cash management account up to an amount equal to [70% of the new] outstanding principal balance owed by the dealer to VCI under its credit lines. Funds maintained by a dealer in a cash management account accrue interest at a rate equal to the dealer's current New Vehicle wholesale rate and any interest earned by a dealer in a cash management account is used to directly offset interest owed by the dealer under its credit lines. VCI treats funds deposited by dealers in their cash management accounts as Principal Collections of Receivables and generally treats withdrawals by dealers from the cash management accounts as creating new Receivables.

Revenue Experience

     VCI generally charges dealers interest on New Vehicles at a floating rate based on the "prime rate" announced from time to time by a designated financial institution selected by VCI (the "Prime Rate"), plus or minus a designated spread ranging from 0% to 0.75%. VCI generally charges dealers interest on Used Vehicles at a range varying from 0.75% below the Prime Rate to 1.50% above the Prime Rate. The floating rates, however, may be adjusted up or down in the future. The Prime Rate is the weighted average Prime Rate for the month and is applied to all balances outstanding during the month. VCI may adjust the actual spread above the Price Rate for New Vehicles for each dealer as a result of the amount and status of the dealer's credit lines and the implementation of various incentive programs. Currently, one program known as the Compensating Retail Plan permits a reduction of the designated spread for New Vehicles to 0% based on the ratio of the number of New Vehicle retail and lease finance contracts purchased by VCI from the dealer in the previous calendar quarter to the number of New Vehicle wholesale payoffs, subject to adjustments contained in the plan.

Relationship with VWOA

     Under a dealer agreement between VWOA and each VWOA-franchised dealer, VWOA commits to repurchase unsold New Vehicles distributed by VWOA and in inventory upon termination of the dealer agreement, at the price at which the New Vehicles were sold by VWOA, less prior refunds or allowances made by VWOA, if any. VWOA only repurchases current year models that are new, undamaged and unused. VWOA also is committed to repurchase from VWOA-franchised dealers, at the time of termination of the dealer agreement, new parts inventory at current invoice prices for the parts less a handling charge and any prior refunds or allowances made by VWOA. If VCI takes possession of a dealer's parts inventory, VWOA may agree to repurchase the parts inventory from the dealer. In addition, VWOA from time to time provides financial assistance in the form of real estate financing to VWOA-franchised dealers. All of the financial assistance, however, is provided by VWOA in its discretion for the benefit of its dealers and does not relieve the dealers of any of their obligations to VCI.

     VWOA provides much of the financial assistance at its option, and may terminate any of the programs providing financial assistance in whole or in part at any time. If VWOA is unable to or elects not to provide financial assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. In addition, because a substantial number of the vehicles sold by the dealers are manufactured by VWAG and distributed by VWOA, if VWAG or VWOA were temporarily or permanently no longer in the business of manufacturing and distributing vehicles, the rate of sales of VWOA-distributed vehicles would decrease, adversely affecting payment rates and the loss experience of the U.S. Wholesale Portfolio. See "Risk

Factors--The Trust Assets Are Limited to the Receivables and Any Forms of Credit Enhancement".

     Other manufacturers may have agreements similar to those described in the second preceding paragraph with their franchise dealers to repurchase new, current model year and unmiled vehicles and original equipment parts and accessories from the dealer at its request if and when the dealer's franchise is terminated. Each manufacturer provides the assistance to its franchise dealers at its option, and may terminate the assistance in whole or in part at any time.

Dealer Monitoring

     VCI's regional offices monitor the level of each dealer's wholesale credit line on a periodic basis through an exception reporting process. VCI permits dealers to exceed wholesale credit lines on a temporary basis. For example, a dealer may, immediately prior to a seasonal sales peak, purchase more vehicles that it is otherwise permitted to finance under its existing credit lines. Additionally, because of slow inventory turnover, a dealer may exceed its credit lines until a sufficient portion of its vehicle inventory is liquidated. If at any time VCI learns that a dealer's balance exceeds its approved credit lines, VCI will evaluate the dealer's financial position and may temporarily increase the dealer's credit lines or place the dealer in a category known as "prior approval". See "--Creation of Receivables". VCI will issue an exception report if a dealer's inventory levels exceed the dealer's credit line by more than 30%.

     VCI's regional offices periodically audit dealer vehicle inventories and sales records to verify the presence and condition of the collateral and the promptness of dealer payments on sold vehicles. Regional office personnel conduct field audits of most dealer vehicle inventories every 30 to 180 days. Auditors vary the timing of each visit and no advance notice is given to the audited dealer. Auditors review a portion of the dealers' financial records and conduct a physical inventory of the vehicles on the dealers' premises. Through the audit process, VCI reconciles each dealer's physical inventory with its records of financed vehicles and verifies vehicles in transit and in repair areas. Audits are intended to identify instances where a dealer sold vehicles but did not immediately repay the related advances.

     In addition to the inventory audits, regional offices may review the dealership's financial records and monitor payment processing. A field credit review including [a bank cutoff] is initiated at the request of the regional offices, and dealers generally receive two weeks' notice to allow time to get a cutoff bank statement and make the necessary records and personnel available for the field credit review. Payment processing monitoring is used as an additional measure against delayed payments that may take place between audits.

     In addition, VCI's Risk Management Department reviews dealer financial statements on a periodic basis.

"Dealer Default" Status and VCI's Write-Off Policy

      VCI may classify a dealer under "Dealer Default" status if the dealer:

     . fails to remit any principal or interest payment when due or to perform any other obligation under the dealer agreement;

     . misrepresents its financial condition, organizational structure or any matter concerning its collateral;

     .  conceals or removes assets to hinder, delay or defraud any creditor;


     .  loses its franchise or privilege to sell any line of inventory;

     . fails to insure the its collateral or properly secure the collateral for the benefit of VCI; or

     .  experiences bankruptcy or similar events or dissolution.

VCI also may classify a dealer under "Dealer Default" status under other similar circumstances. Once VCI assigns a dealer to Dealer Default status, VCI determines any further extension of credit to the dealer on a case-by-case basis. In some cases, VCI may extend additional credit to a dealer that has been declared in default as part of a forbearance agreement or workout agreement, which could include an agreement to allow a dealer to repay an amount in default over a specified period of time, or as ordered by a court in conjunction with a bankruptcy action or an action to recover vehicles held by the dealer.

     VCI attempts to work with dealers to resolve instances of Dealer Default status. If, however, a dealer remains on Dealer Default status, one of the following events may result:

     . an orderly liquidation in which the dealer voluntarily liquidates its inventory through normal sales to retail customers;

     . a voluntary surrender of the dealer's inventory and a liquidation of the inventory; or

     . an involuntary surrender of the dealer's inventory to VCI and a liquidation of the inventory.

The proceeds of the resulting sales and liquidations are used to repay amounts due to VCI. Once liquidation has commenced, VCI performs analysis of its position, writes off any amounts identified at the time as uncollectible and attempts to liquidate all possible collateral remaining. During the course of a liquidation, VCI may recognize additional losses or recoveries.

     VCI has traditionally maintained a standard wholesale loss reserve of 0.75% based on its aggregate receivables balance. In addition to the standard loss reserve, VCI may also establish a special wholesale loss reserves for specific dealers from time to time. Typically VCI establishes these special wholesale loss reserves for a dealer only if VCI has identified a material default condition with respect to the dealer. The size of the special loss reserves are based on anticipated losses after liquidation of dealership assets.



     As of March 31, 2000, 1.6% of the total number of dealers in the U.S. Wholesale Portfolio were subject to [prior approval] versus 3.2% as of December 31, 2000. As of March 31, 2000, zero (0) dealers (0% of the total number of dealers in the U.S. Wholesale Portfolio) were assigned to Dealer Default status, versus zero (0) dealers (0% of the total number of dealers in the U.S. Wholesale Portfolio) as of December 31, 2000.



Loss Experience

     The following tables set forth VCI's average principal balance of Receivables and loss experience for each of the periods shown on the U.S. Wholesale Portfolio. Information concerning affiliated dealers is present on an individual basis and is not aggregated. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, actual loss experience with respect to the Eligible Accounts may be different. There can be no assurance that the loss experience for the Receivables in the future will be similar to the historical experience set forth below with respect to the U.S. Wholesale Portfolio. In addition, the historical experience set forth below reflects financial assistance provided by VWOA to VWOA-franchised dealers as described in this prospectus under "The Dealer Floorplan Financing Business-- Relationship with VWOA". If VWOA is not able to or elects not to provide financial assistance, the loss experience in respect of the U.S. Wholesale Portfolio may be adversely affected. See "Risk Factors--The Trust Assets Are Limited to the Receivables and Any Forms of Credit Enhancement" in this prospectus.

               Loss Experience for the U.S. Wholesale Portfolio

                                                                     Year Ended December 31,
                                   Three Months Ended  ------------------------------------------------
                                     March 31, 2000       1999      1998      1997      1996      1995
                                   ------------------  --------   -------   --------   -------  -------
                                                           (Dollars in millions)
Average Principal Receivables
Balance(1).........................      $827.8         $703.1     $546.2    $493.6    $471.4    $450.1
Net Losses(2)......................      $  0.0         $  0.0     $  0.1    $  2.2    $  0.2    $  4.5
Net Losses/Liquidations............
Net Losses/Average Principal
 Receivables Balance(1)............        0.0%           0.0%       0.0%      0.5%      0.0%      1.0%

------------------

(1) Except for the March 31, 2000 Average Principal Receivables Balance, Average Principal Receivables Balance is the average of the month-end principal balances for the 12 months ending on the last day of the period. The March 31, 2000 Average Principal Receivables Balance is the average of the month-end principal balances for the 3 months ending on March 31, 2000.

(2) Net losses in any period are gross losses less recoveries for the period and are recognized as occurring approximately six months from the date an account went into default status. For this purpose, include recoveries from non-vehicle collateral security in addition to the vehicles.

    For the past five years, VCI's net credit losses have been less than 1% of the average aggregate receivable balance, while loss reserves have averaged less than 2% for the same time period. VCI's loss experience has improved over the last two to three years. VCI attributes this improvement primarily to the financial success of Volkswagen and Audi dealers as well as to improved analytical tools developed by VCI.

Aging Experience

  The following table provides the age distribution of vehicle inventory for all dealers in the U.S. Wholesale Portfolio, as a percentage of total principal outstanding at the date indicated. Information concerning affiliated dealers is present on an individual basis and is not aggregated. Because the Eligible Accounts will only be a portion of the entire U.S. Wholesale Portfolio, actual age distribution with respect to the Eligible Accounts may be different.

               Age Distribution for the U.S. Wholesale Portfolio


                                        (1) As of Year Ended
                                            December 31,
               Three Months    ---------------------------------------
Days              Ended         1999    1998    1997    1996    1995
----          March 31, 2000
            ----------------   ------  ------  ------- ------- -------
1-30.......               %       %       %       %       %       %
31-60......               %       %       %       %       %       %
61-90......               %       %       %       %       %       %
91-120.....               %       %       %       %       %       %
121-150....               %       %       %       %       %       %
151-180....               %       %       %       %       %       %
181-210....               %       %       %       %       %       %
211-240....               %       %       %       %       %       %
241-270....               %       %       %       %       %       %
Over 270...               %       %       %       %       %       %

_____________
(1) May not add to 100% due to rounding.

[Will provide discussion of any trends or noteworthy events following receipt of data.]


                                  The Accounts

General

   The Receivables arise in the Accounts. The Accounts will be selected from all the wholesale accounts in the U.S. Wholesale Portfolio that are Eligible Accounts (the "Eligible Portfolio"), and will be selected in a manner that VCI believes will not be adverse to the interests of the Series 2000-1 Noteholders. The Accounts may include Receivables secured by Vehicles manufactured by manufacturers other than VWAG. Each Eligible Account included in the Eligible Portfolio must be:

   . established by VCI in the ordinary course of business under a Dealer financing agreement,

   . in favor of a Dealer that is not subject to voluntary or involuntary bankruptcy proceedings (or voluntary or involuntary liquidation),

   . in existence and maintained and serviced by VCI (or a Successor Servicer), and

   . an Account for which no amounts have been charged off as uncollectible or have been classified as past due or delinquent.

See "The Transfer and Servicing Agreements--Eligible Accounts and Eligible Receivables". VCI and the Transferor will represent that each believes that the Initial Accounts will be representative of the accounts in the Eligible Portfolio and that the inclusion of the Accounts, as a whole, will not represent an adverse selection from the Eligible Portfolio.

   Under the Trust Sale and Servicing Agreement, the Transferor, and, under the Receivables Purchase Agreement, VCI, will have the right from time to time (subject to limitations and conditions concerning eligibility, notice, selection procedures and related matters), and in some circumstances will be obligated, to designate additional qualifying wholesale accounts to be included as Accounts. These accounts must meet the eligibility criteria set forth above as of the date the accounts are designated as Additional Accounts. VCI will convey the Receivables then existing or thereafter created under the designated Additional Accounts to the Transferor, which will in turn convey them to the Trust. See "The Transfer and Servicing Agreements--Addition of Accounts". In addition, VCI will represent and warrant to the Transferor, and the Transferor will represent and warrant to the Trust, in each case as of any Additional Cut-Off Date in respect of Additional Accounts and the date any new Receivables are generated, that the Receivables meet the eligibility requirements set forth in the Trust Sale and Servicing Agreement. See "The Transfer and Servicing Agreements-- Conveyance of Receivables and Collateral Security". The Transferor will have the right to remove Accounts, and the Receivables arising in those Accounts, from the Trust. See "The Transfer and Servicing Agreements--Removal of Accounts". The Transferor may not remove Accounts unless the removed Accounts will not represent an adverse selection of Accounts removed from the Trust. Throughout the term of the Trust, the Accounts from which the Receivables arise will be the same Accounts designated by the Transferor on the Initial Cut-Off Date, plus any Additional Accounts, minus any Removed Accounts.

   The Accounts in which the initial Receivables are to be sold to the Trust by the Transferor under the Trust Sale and Servicing Agreement initially will be selected from extensions of credit made by VCI to approximately 246 U.S. motor vehicle dealers. As of the Initial Cut-Off Date, with respect to Accounts in the Trust, there were [___] Accounts in the Trust and the aggregate principal balance of Receivables in the Trust was approximately $[___] million.

   New Vehicles represented approximately [_]% of the aggregate principal amount of receivables in the Trust as of the Initial Cut-Off Date. Used Vehicles and Auction Vehicles together represented approximately [__]% of the aggregate principal amount of receivables in the Trust as of the Initial Cut-Off Date, with Auction Vehicles representing approximately [____]% of the aggregate principal amount of receivables in the Trust as of the Initial Cut-Off
Date.

   As of the Initial Cut-Off Date, the average credit lines per dealer in the Trust for New Vehicles, Used Vehicles and Auction Vehicles were $[__________], $[_______] and $[________], respectively, and the average principal balance of receivables per dealer was $[_________] million. As of the Initial Cut-Off Date, the aggregate total receivables balance of the Trust as a percentage of the aggregate total credit line of Accounts in the Trust was approximately [___]%. As of the Initial Cut-Off Date, [__]% of the aggregate total receivables balances in the Trust were in dealer accounts in respect of which the related credit lines were initially established in 2000, [__]% in 1999, [__]% in 1998, [__]% in 1997 and [__]% prior to 1997. As of the Initial Cut-Off Date, the weighted average spread under the Prime Rate charged to dealers in the Trust was approximately [__]%.

   The following tables set forth the composition of the receivables in the Trust as of the Initial Cut-Off Date by account balance of such receivables. Due the variability and uncertainty with respect to the rates at which receivables are created, paid or otherwise reduced, the characteristics set forth below may vary significantly as of any other date of determination.

          Composition of Receivables in the Trust by Account Balance
                        As of the Initial Cut-Off Date


                                              Receivables
                                                Balance        Percentage of
                                              (Dollars in       Receivables     Number of     Percentage of
Account Balance Range                          Millions)         Balances      Accounts    Number of Accounts
---------------------                        ------------      -----------     --------    -------------------
$1 to $999,999.99...................
$1,000,000 to $2,499,999.99.........
$2,500,000 to $4,999,999.99.........
$5,000,000 to $9,999,999.99.........
Over $10,000,000.00.................
   Total............................

Geographic Distribution

   The following table provides as of the Initial Cut-Off Date the geographic distribution of the Vehicle inventory for all Dealers in the Trust on the basis of receivables outstanding and the number of Dealers generating the portfolio.

                Geographic Distribution of Accounts in the Trust
                         As of the Initial Cut-Off Date

                                                                           Total
                                  Receivables          Percentage          Number      Percentage
                                Outstanding in       of Receivables          of       of Number of
                                   Millions        Outstanding (1)(3)      Dealers    Dealers(1)(4)
                                --------------     -----------------       -------    -------------
California................                                    %                                 %
New Jersey................                                    %                                 %
New York..................                                    %                                 %
Massachusetts.............                                    %                                 %
Illinois..................                                    %                                 %
Other(2)..................                                    %                                 %

_____________
(1) May not add to 100% due to rounding.

(2) No other state includes more than 5% of the outstanding Receivables.

(3) Includes Excluded Receivables

(4) Includes Excluded Dealers


                 Maturity and Principal Payment Considerations

   Full payment of the Series 2000-1 Notes by the Series 2000-1 Expected Principal Payment Date depends in large part on repayment by Dealers of the Receivables. Timely payment on the Notes may not occur if Dealer payments are insufficient. Because a Dealer generally pays a Receivable upon retail sale of the underlying Vehicle, the timing of Receivable payments is uncertain. In addition, there is no assurance that VCI will generate additional Receivables under the Accounts or that any particular pattern of Dealer payments will occur. In addition, the shorter the Accumulation Period Length, the greater the likelihood that payment of the Series 2000-1 Notes in full by the Series 2000-1 Expected Principal Payment Date may be dependent on the reallocation of Principal Collections from other outstanding Series of Notes. If one or more other Series from which Principal Collections are expected to be reallocated to pay the Series 2000-1 Notes enters into an Early Amortization Period or Investment Period after the start of the Accumulation Period for the Series 2000-1 Notes, Principal Collections allocated to the Series that has entered into an Early Amortization Period or Investment Period generally will not be reallocated to pay principal of the Series 2000-1 Notes. In that event, the final payment of principal of the Series 2000-1 Notes may be later than the Series 2000-1 Expected Principal Payment Date.

   Principal for the Series 2000-1 Notes will be payable if an Early Amortization Period has commenced and is not terminated. Because an Early Amortization Event for the Series 2000-1 Notes may occur and initiate an Early Amortization Period, the final distribution of principal on the Series 2000-1 Notes may be made prior to the scheduled termination of the Series 2000-1 Revolving Period or prior to the Series 2000-1 Expected Principal Payment Date.


   The amount of new Receivables generated in any month and monthly payment rates on the Receivables may vary because of seasonal variations in Vehicle sales and inventory levels, retail incentive programs provided by Vehicle manufacturers and various economic factors affecting Vehicle sales generally. The following table sets forth the highest and lowest monthly payment rates for the U.S. Wholesale Portfolio during any month in the periods shown and the average of the monthly payment rates for all months during the periods shown, in each case calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all collections of principal during the period and the denominator of which is the average aggregate principal balance (calculated as the average of the principal balance at the beginning of the month and the end of the month) for the period. Monthly payment rates reflected in the table include [principal credit adjustments.] The monthly payment rates presented for all periods reflect actual monthly data. There can be no assurance that the rate of Principal Collections will be similar to the historical experience set forth below. Because the Eligible Accounts will be only a portion of the entire U.S. Wholesale Portfolio, historical actual monthly payment rates for the Eligible Accounts may be different than those shown below.

             Monthly Payment Rates for the U.S. Wholesale Portfolio

                                                                     Year Ended December 31,
                                         Three Months Ended  ---------------------------------------
                                           March 31, 2000      1999    1998    1997    1996    1995
                                         ------------------  -------  ------  ------  ------  ------
Highest Month.........................                 58.1%   65.6%   64.8%   62.5%   56.9%   59.9%
Lowest Month..........................                 47.8%   45.1%   42.0%   39.3%   39.2%   30.3%
Average of the Months in the Period...                 53.1%   56.8%   55.9%   49.1%   45.5%   43.3%


                            The Series 2000-1 Notes

General

   The following is a description of material provisions of the Series 2000-1 Notes. You also should refer to the remainder of this prospectus as well as to the Trust Agreement, the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Indenture and the Series 2000-1 Supplement when deciding whether to purchase any Series 2000-1 Notes. The form of the Trust Agreement, the Receivables Purchase Agreement, the Trust Sale and Servicing Agreement, the Indenture and the Series 2000-1 Supplement have been filed with the SEC as exhibits to the registration statement relating to the Series 2000-1 Notes. The Transferor will provide a copy of the Indenture and the Series 2000-1 Supplement (each without exhibits) upon request of a holder of a Series 2000-1 Note.

   The Trust will issue the Series 2000-1 Notes on the Closing Date under the terms of the Indenture, as supplemented by a Series Supplement (the "Series 2000-1 Supplement"), between the Trust and the Indenture Trustee. Where particular provisions or terms used in the Indenture or a Series Supplement are referred to, the actual provisions, including definition of terms, are incorporated by reference as part of this summary.

   The Series 2000-1 Notes will initially be represented by one or more Series 2000-1 Notes registered in the name of the nominee of the Depository in the United States, or Clearstream Luxembourg or Euroclear in Europe, except as set forth below. Series 2000-1 Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Series 2000-1 Notes.

   Unless and until the Trust issues Definitive Notes under the limited circumstances described in this prospectus, see "--Definitive Notes," no Series 2000-1 Noteholder will be entitled to receive a physical certificate representing a Series 2000-1 Note. All references in this prospectus to actions by Series 2000-1 Noteholders refer to actions taken by DTC upon instructions from its participants. All references in this prospectus to distributions, notices, reports and statements to Series 2000-1 Noteholders refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Series 2000-1 Notes, as the case may be, for distribution to Series 2000-1 Noteholders in accordance with DTC's procedures. See "--Book-entry Registration" and "--Definitive Notes".

Interest

   The timing and amounts of interest distributions in general for all Series of the Trust are described in "--Trust Distributions--Distributions of Interest" below. Interest on the principal balance of the Series 2000-1 Notes will accrue at the Note Rate and will be payable to the Series 2000-1 Noteholders on each Payment Date, commencing _______, 2000. Interest payable on any Payment Date will accrue during the related Interest Period. Interest will be calculated on a basis of the actual number of days in each Interest Period divided by 360. Interest due for any Payment Date but not paid on that Payment Date will be due on the next Payment Date, together with interest on the interest not paid, and will accrue at the applicable Note Rate, to the extent permitted by applicable law. Interest payments on the Series 2000-1 Notes will generally be paid from Noteholder Non-Principal Collections for a Collection Period, any withdrawals from the Reserve Account and Investment Proceeds. However, if Noteholder Non-Principal Collections, withdrawals from the Reserve Account and Investment Proceeds are not sufficient on a Payment Date to make required Interest Payments, interest payments will also be made from Additional Noteholder Collections, to the extent of the Series 2000-1 Available Subordinated Amount.


   The Note Rate for each Interest Period will be determined on the LIBOR Determination Date preceding the Interest Period and will be calculated on the basis of LIBOR. If the Note Rate for a Payment Date calculated on the basis of LIBOR is greater than the Assets Receivables Rate, then the Note Rate for the Payment Date will be the Assets Receivables Rate.

   If the Note Rate for any Payment Date is based on the Assets Receivables Rate, the Carry-over Amount, if any, will be paid on the Payment Date from amounts on deposit in the Yield Supplement Account. If, however, the amounts on deposit in the Yield Supplement Account are depleted, the Carry-over Amount will be paid from any remaining funds that are available after making all other required payments and deposits with respect to the Series 2000-1 Notes on that Payment Date, including all required payments and deposits of principal (including deposits to the Excess Funding Account), Monthly Interest, the Monthly Servicing Fee, the Reserve Account Deposit Amount and the Noteholder Default Amount, as described below under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account". In addition, if there is any Carry-over Amount outstanding on the Series 2000-1 Stated Maturity Date after the payments and deposits described in the preceding sentence have been made, the outstanding Carry-over Amount will be paid on the Series 2000-1 Stated Maturity Date from amounts on deposit in the Reserve Account (to the extent amounts on deposit in the Reserve Account would otherwise be available to the Residual Interestholder) and Additional Noteholder Collections on deposit in the Collection Account (to the extent Additional Noteholder Collections amounts would otherwise be available to the Residual Interestholder), as described under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account; Yield Supplement Account". The ratings of the Series 2000-1 Notes do not address the likelihood of payment of any Carry-over Amount.

Principal

   The timing and amounts of principal distributions in general for all Series of the Trust are described in "--Trust Distributions--Distributions of Principal" below. In general, with respect to the Series 2000-1 Notes, no principal payments will be made to the Series 2000-1 Noteholders until the earlier of the Series 2000-1 Expected Principal Payment Date and the first Payment Date after the commencement of an Early Amortization Period.

   On each Payment Date during the Series 2000-1 Revolving Period, collections of Principal Receivables will either be:

   . allocated to one or more other Series of Notes which (a) are in Amortization, Early Amortization or Accumulation Periods to cover principal payments due to the Noteholders of the other Series or (b) provide for excess funding accounts or similar arrangements,

   .  deposited into the Excess Funding Account, or

   . if no Series is then amortizing or accumulating principal or otherwise does not provide for excess funding accounts or similar arrangements, paid to the Residual Interestholder.

See "--Allocations of Collections; Deposits in the Collection Account", " -- Allocation Percentages", "--Trust Distributions", "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account" and "--Series 2000-1 Principal Funding Account".

   Unless an Early Amortization Period shall have commenced that is not terminated as described herein, see "--Early Amortization Events," the Series 2000-1 Notes Accumulation Period will be from [one to three months long] and will be calculated as described in the following paragraph.



   On the __________ Payment Date and each Payment Date thereafter that occurs prior to the Series 2000-1 Accumulation Period Commencement Date, the Servicer will calculate the Accumulation Period Length. The "Accumulation Period Length" will be calculated on each Payment Date as the lesser of:

   . the number of full Collection Periods between the Payment Date and the Series 2000-1 Expected Principal Payment Date, and

   . the product, rounded upwards to the nearest integer not greater than three, of:

      (a) one divided by the lowest Monthly Payment Rate on the Receivables during the last 12 months, and

      (b)  a fraction,

           (1) the numerator of which is the sum of:

               (A) the Series 2000-1 Invested Amount as of the Payment Date
                   (after giving effect to all changes therein on the Payment
                   Date), and

               (B) the Invested Amounts of all other Series (other than any
                   Series specifically excluded by the terms of its Series Supplement) currently in their Amortization or Accumulation Periods or expected to be in their Amortization or Accumulation Periods by the Series 2000-1 Expected Principal Payment Date, and

           (2) the denominator of which is the sum of:


               (X) the Series 2000-1 Invested Amount, and


               (Y) the Invested Amounts of all other Series as of the Payment
                   Date (after giving effect to all changes therein on the Payment Date) of all other outstanding Series (other than any Series specifically excluded by the terms of its Series Supplement) which are scheduled to be outstanding on the Series 2000-1 Expected Principal Payment Date.

   The "Series 2000-1 Accumulation Period Commencement Date" (which will be the first day of a Collection Period) will occur when the number of full Collection Periods remaining until the Series 2000-1 Expected Principal Payment Date first equals the Accumulation Period Length as calculated in the preceding paragraph and will not thereafter be changed. In addition, if at any time after the ______________ Payment Date, any other outstanding Series (other than any Series specifically excluded by the terms of its Series Supplement) shall have entered into an Investment Period or an Early Amortization Period, the Series 2000-1 Accumulation Period Commencement Date will be the earlier of (1) the date that the outstanding Series shall have entered into its Investment Period or Early Amortization Period and (2) the Series 2000-1 Accumulation Period Commencement Date as previously determined.

   The determination of the Series 2000-1 Accumulation Period Commencement Date as described in the preceding paragraph will result in:

   . a shorter Series 2000-1 Accumulation Period in the event of increases in the principal payment rate, and

   . a longer Series 2000-1 Accumulation Period in the event other Series shall have entered into an Investment Period or Early Amortization Period.


   Unless and until an Early Amortization Period shall have occurred that is not terminated as described herein, see "--Early Amortization Events," and until the outstanding principal balance of the Series 2000-1 Notes is paid in full, on each Deposit Date during the Series 2000-1 Accumulation Period, collections of Principal Receivables allocable to Series 2000-1 Noteholders will no longer be paid for the benefit of another Series or the Residual Interestholder. The amount described in the preceding sentence will instead be deposited into the Series 2000-1 Principal Funding Account up to the Series 2000-1 Controlled Deposit Amount for the Payment Date related to the Collection Period in which the Deposit Date falls. The funds deposited in the Series 2000-1 Principal Funding Account, and the Series 2000-1 Notes share of amounts in the Excess Funding Account, will be used to pay the outstanding principal balance of the Series 2000-1 Notes on the Series 2000-1 Expected Principal Payment Date. If on the Series 2000-1 Expected Principal Payment Date the sum of the Principal Funding Account Balance and the Series 2000-1 share of amounts in the Excess Funding Account is less than the outstanding principal balance of the Series 2000-1 Notes, the Early Amortization Period will commence and on each Payment Date the Series 2000-1 Noteholders will receive distributions of Series 2000-1 Monthly Principal and Series 2000-1 Monthly Interest until the outstanding principal balance of the Series 2000-1 Notes has been paid in full or the Series 2000-1 Stated Maturity Date has occurred. Even if, on the Series 2000-1 Expected Principal Payment Date, the sum of the Principal Funding Account Balance and the Series 2000-1 share of amounts in the Excess Funding Account is insufficient to pay the outstanding principal balance of the Series 2000-1

Notes in full, both of the amounts will be distributed to the Series 2000-1 Noteholders on the Series 2000-1 Expected Principal Payment Date.

   It is expected that the final principal payment on the Series 2000-1 Notes will be made on the Series 2000-1 Expected Principal Payment Date. However, principal of the Series 2000-1 Notes may be paid earlier or, depending on the actual payment rate on the Receivables, later, as described under "Risk Factors- -A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the Notes" and "--The Failure of Dealers to Make Payments on the Receivables Could Delay or Reduce Payments on the Series 2000-1 Notes".

Credit Enhancement

   Credit enhancement for the Series 2000-1 Noteholders is provided by subordination of a portion of the Residual Interest of the Trust, the Reserve Account and by the availability under some circumstances of Excess Principal Collections to the Series 2000-1 Noteholders.

   The Residual Interest in the Trust is subordinated to the rights of the Series 2000-1 Noteholders, but only to the extent of the Series 2000-1 Available Subordinated Amount. Collections on the Receivables otherwise allocable to the Residual Interest may be used to pay interest and principal on the notes in an amount up to the Series 2000-1 Available Subordinated Amount. The Series 2000-1 Available Subordinated Amount will initially be $___________, but is subject to reduction from time to time. See "Allocation of Collections; Limited Subordination of the Residual Interest" for more information about the Series 2000-1 Available Subordinated Amount.

   The Reserve Account will also provide credit enhancement to the Series 2000-1
Noteholders.   The Transferor will deposit $_________ into the Reserve Account on the Closing Date. The Indenture requires that the amount on deposit in the Reserve Account on any Payment Date equal the Reserve Account Required Amount. The Reserve Account Required Amount for any Payment Date will equal [___]% of the outstanding principal balance of the Series 2000-1 Notes for that Payment Date, after giving effect to any change in the principal balance on that Payment Date. Amounts on deposit in the Reserve Account will be available to pay monthly interest on the Series 2000-1 Notes, the Monthly Servicing Fee and amounts covering Receivables that become defaulted and that have been allocated to the Series 2000-1 Noteholders. In addition, on the Series 2000-1 Stated Maturity Date or on the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero, amounts on deposit in the Reserve Account will be available to pay any Carry-over Amount that remains unpaid. See "Distributions from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account--Collection Account."

   Principal collections allocable to other Series of Notes, to the extent not needed to make payments on the other Series of Notes, will also be applied to make principal payments on the Series 2000-1 Notes when required as described in this prospectus. The Servicer will allocate Excess Principal Collections to cover any Principal Shortfalls for the Series 2000-1 Notes.

However, Excess Principal Collections generally will not be used to cover Investor Charge-Offs for the Series 2000-1 Notes. See "Excess Principal Collections."

Collection Account

   The Servicer has established and will maintain an Eligible Deposit Account for the benefit of the Noteholders (including the Series 2000-1 Noteholders) in the name of the Indenture Trustee (the "Collection Account"). The Servicer will deposit into the Collection Account collections as described in "--Allocation of Collections; Deposits in Collection Account."


   The Servicer will have the revocable power to instruct the Indenture Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out its duties under the Indenture. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating investments. The Servicer or its designated agent generally will direct that funds in the Collection Account will be invested in Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the Collection Account will be credited to the Collection Account.

Allocation of Collections; Deposits in Collection Account

   The Servicer, no later than two business days after the processing date, will deposit all collections received with respect to the Receivables (excluding portions allocable to the Transferor) in each Collection Period into the Collection Account. However, in spite of this requirement that the Servicer make daily deposits, for so long as:

   .  VCI remains the Servicer under the Trust Sale and Servicing Agreement,


   .  no Servicing Default has occurred and is continuing, and

   .  VCI does any of the following:

      . it maintains a net worth of at least $250,000,000 as certified in writing at least annually in a certificate delivered to the Rating Agencies, or

      . it arranges for and maintains a letter of credit or other form of Enhancement for the Servicer's obligations to make deposits of collections on the Receivables in the Collection Account that is acceptable in form and substance to each Rating Agency, or

      . it otherwise obtains the Rating Agency confirmations described below in this paragraph,

then, subject to any limitations in the confirmations referred to below,

VCI need not make daily deposits of collections into the Collection Account but may use for its own benefit all of collections received during a Collection Period until the Payment Date relating to that Collection Period (whether or not the funds will be distributed to Noteholders, retained in the Collection Account or deposited in another account on the Payment Date). On that Payment Date VCI will make deposits into the Collection Account in an amount equal to the net amount of the deposits and withdrawals that would have been made had VCI made daily deposits of collections into the Collection Account. However, VCI may not cease making daily deposits of collections into the Collection Account unless it shall have delivered to the Indenture Trustee and the Owner Trustee written confirmation from the applicable Rating Agencies that the failure by VCI to make daily deposits will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes. In addition, during any Collection Period, the Servicer generally will be required to deposit collections into the Collection Account only up to the aggregate amount of collections required to be deposited into any deposit, trust, reserve or similar account maintained for the benefit of Noteholders of any Series or, without duplication, distributed on the related Payment Date to Noteholders, to any agent or to any Enhancement Provider under the terms of any Series Supplement or Enhancement Agreement. If, at any time prior to that Payment Date the amount of collections deposited in the Collection Account exceeds the amount required to be deposited, the Servicer will be permitted to withdraw the excess from the Collection Account.

   On any date on which collections are deposited in the Collection Account, the Servicer will distribute to the Residual Interestholder, in accordance with the Trust Sale and Servicing Agreement, the portion of the Non-Principal Collections allocable to each Series and allocated to the Residual Interestholder as specified in the related Series Supplement, if the Residual Participation Amount (determined after including any Receivables transferred to the Trust on the date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date). In addition, during the Revolving Period for any Series of Notes, the Servicer will distribute to the Residual Interestholder on each date of deposit the amount of Principal Collections allocable to each Series (as specified in the related Series Supplements) if the Residual Participation Amount (determined after including the principal balance of any Receivables transferred to the Trust on the date of deposit) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date).

Excess Funding Account

   The Servicer has established and will maintain an Eligible Deposit Account in the name of the Indenture Trustee for the benefit of the Noteholders of all Series (the "Excess Funding Account"). The Trust Sale and Servicing Agreement provides that deposits will be made in the Excess Funding Account from available funds if the Required Pool Balance exceeds the Pool Balance in the amount of the excess. Available funds for this purpose may include the net proceeds from the issuance of any new Series of Notes. In addition, the Residual Interestholder may direct the Servicer, Owner Trustee and Indenture Trustee to deposit any amounts otherwise distributable to the Residual Interestholder into the Excess Funding Account.

   The Indenture Trustee, at the direction of the Servicer, generally will invest funds on deposit in the Excess Funding Account. Any earnings (net of losses and investment expenses) on funds in the Excess Funding Account will be credited to the Collection Account and will be Non-Principal Collections when deposited into the Collection Account.

   Funds on deposit in the Excess Funding Account will be withdrawn and paid to the Residual Interestholder or allocated to one or more other Series of Notes which are in Controlled Amortization, Early Amortization, Investment or Accumulation Periods. The Series 2000-1 Notes' share of funds on deposit in the Excess Funding Account on the Series 2000-1 Expected Principal Payment Date will be deposited in the Series 2000-1 Principal Funding Account on the Series 2000-1 Expected Principal Payment Date.

   The Series 2000-1 Noteholders will not be entitled to any funds in the Excess Funding Account after the deposit to the Series 2000-1 Principal Funding Account has been made.

Allocation Percentages

   Allocations among Series. The Servicer will allocate to each outstanding Series its share of Non-Principal Collections, Principal Collections, Defaulted Receivables and Miscellaneous Payments during each Collection Period based on the applicable Series Allocable Non-Principal Collections, Series Allocable Principal Collections, Series Allocable Defaulted Amount and Series Allocable Miscellaneous Payments.


   Allocation of Collections for Series 2000-1. The Servicer will allocate amounts initially allocated to each Series between the Notes and the Residual Interest for each Collection Period as described in the Series Supplement for each Series. The Servicer will allocate amounts initially allocated to Series 2000-1 as described in the preceding paragraph between the Series 2000-1 Noteholders and the Residual Interestholder for each Collection Period as follows:

   . Series Allocable Non-Principal Collections and the Series Allocable Defaulted Amount will be allocated to Series 2000-1 Noteholders based on the Series 2000-1 Floating Allocation Percentage;

   . during the Series 2000-1 Revolving Period, Series Allocable Principal Collections will be treated as Excess Principal Collections and allocated based on the Series 2000-1 Floating Allocation Percentage;

   . during the Series 2000-1 Accumulation Period and any Early Amortization Period, Series Allocable Principal Collections will be allocated to Series 2000-1 Noteholders based on the Principal Allocation Percentage; and

   . Series Allocable Miscellaneous Payments will be treated as Series Allocable Principal Collections; [except that Series Allocable Miscellaneous Payments consisting of the amount of Adjustment Payments that

      .  were paid after their due date,

      . have been included in the Monthly Dilution Amount for any prior Collection Period,

      will be treated as Series Allocable Non-Principal Collections.]

   Amounts not allocated to the Series 2000-1 Noteholders as described in the prior paragraph will be allocated to the Residual Interestholder, or may be made available to pay the Noteholders of other Series.

Excess Principal Collections

   Principal Collections allocated to the Notes of a Series with respect to a Collection Period during an Accumulation Period, Amortization Period, Investment Period or Early Amortization Period for that Series or a class of that Series, will first be allocated to make required payments of principal to the Principal Funding Account for that Series or to the Noteholders of that Series or a class of that Series. The Servicer also will determine the amount of the Excess Principal Collections, if any, for that Collection Period. The Servicer will allocate Excess Principal Collections to cover any Principal Shortfalls for any Series. However, Excess Principal Collections generally will not be used to cover Investor Charge-Offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Collection Period, the Servicer generally will allocate Excess Principal Collections pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the Servicer will pay the balance first to the Residual Interestholder if the Residual Participation Amount (determined after including the principal balance of any Receivables transferred to the Trust on the Determination Date on which the balance is paid) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date). Any amount not allocated to the Residual Interestholder because the Residual Participation Amount does not exceed the Trust Available Subordinated Amount will be held unallocated ("Unallocated Principal Collections") until the Residual Participation Amount exceeds the Trust Available Subordinated Amount, at which time the amount will be allocated to the Residual Interestholder, or until an Early Amortization Period, Accumulation Period, Investment Period or Amortization Period commences for any Series, after which time the amount will be treated as a Series Allocable Miscellaneous Payment.

Allocation of Collections; Limited Subordination of Residual Interest

   On each Deposit Date, the Servicer will allocate and distribute to the Residual Interest an amount equal to:

   . the Excess Residual Percentage for the related Collection Period of Series Allocable Principal Collections for the Deposit Date, and

   . the Excess Residual Percentage for the related Collection Period of Series Allocable Non-Principal Collections for the Deposit Date;

if the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on the Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date). In addition, on each Deposit Date during the Revolving Period the Servicer will distribute to the Residual Interestholder an amount equal to the Additional Noteholder Principal Collections for the Deposit Date if:

   (1) the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on the Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date), and

   (2) all amounts then required to be on deposit in the Reserve Account and Yield Supplement Account are on deposit therein and no Deficiency Amount from the prior Payment Date remains unpaid.

During an Early Amortization Period, Additional Noteholder Principal Collections will be retained in the Collection Account and treated as Available Noteholder Principal Collections.

   [Any remaining Additional Noteholder Collections for a Deposit Date not required to be retained in the Collection Account as described in the preceding paragraph or distributed in the amount of the Required Draw Amount will be distributed to the Residual Interestholder if the Residual Participation Amount (determined after giving effect to any Principal Receivables transferred to the Trust on the Deposit Date) exceeds the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date).]

Trust Distributions

   Non-Principal Collections, Principal Collections and other amounts allocable to a Series of Notes generally will be used to make interest payments to Noteholders of that Series on each date established for that Series. The Notes of each Series also will have a revolving period during which no principal
payments are made on the Notes of that Series (the "Revolving Period").   If the
principal of the Notes of a Series is scheduled to be paid in full on an expected date, (the "Expected Principal Payment Date"), the Notes will have an accumulation period (the "Accumulation Period"). During an Accumulation Period, the Indenture Trustee, at the direction of the Servicer, will deposit Principal Collections and other specified amounts allocable to a Series into a trust account established for the benefit of the Noteholders of that Series (a "Principal Funding Account"). The Principal Collections and other amounts so deposited into that Principal Funding Account will be used to make principal distributions to the Noteholders of that Series when due. The amount to be deposited in the Principal Funding Account for any Series of Notes on any Payment Date may, but will not necessarily, be limited to a specified amount (the "Controlled Deposit Amount").

   If the principal of the Notes of a Series is scheduled to be paid in installments commencing on a Principal Commencement Date, the Notes of that Series will have an amortization period during which Principal Collections and other specified amounts allocable to that Series will be used on each Payment Date to make principal distributions. The payment of principal of the Notes of a Series may commence earlier than the applicable Expected Principal Payment Date or Principal Commencement Date, and the final principal payment for the Notes of a Series may be made earlier or later than the applicable Expected Principal Payment Date or other expected date if an Early Amortization Event occurs for that Series.

   The Notes of a Series also may have an investment period (the "Investment Period"). The Investment Period for a Series of Notes will begin on the day (the "Investment Period Commencement Date") on which an investment event specified in the related Series Supplement for that Series has occurred (an "Investment Event"). During the Investment Period, the Indenture Trustee, at the direction of the Servicer, will deposit into a Principal Funding Account Principal Collections and other specified amounts allocable to the Notes or a Series on each Payment Date. The Principal Collections so deposited into that Principal Funding Account will be used to make principal distributions to the Noteholders of that Series when due. There are no Investment Events for the Series 2000-1 Notes.

   Unless the Revolving Period for a Series recommences, after the Fully Funded Date for a Series of Notes, Noteholders of that Series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture, and all remedies for breaches of those representations and warranties, will no longer accrue to the benefit of the Noteholders of that Series. In addition, upon the occurrence of the Fully Funded Date for a Series, no Non-Principal Collections, Principal Collections, defaulted Receivables or Miscellaneous Payments will be allocated to that Series unless the Revolving Period for that Series recommences. See "The Transfer and Servicing Agreements--Termination; Fully Funded Date".

   During the period (the "Early Amortization Period") beginning on the day on which an Early Amortization Event has occurred for a Series of Notes and ending on the earliest of:

   . the payment in full of (a) the outstanding principal balance of the Notes of that Series and (b) accrued and unpaid interest on those Notes,

   .  the recommencement of the Revolving Period for that Series, and

   .  the Termination Date for that Series,

the Revolving Period, the Investment Period, the Amortization Period or the Accumulation Period, as the case may be, for that Series will terminate. See "--Early Amortization Events" for a description of events that might result in the commencement of an Early Amortization Period for a Series of Notes. During the Early Amortization Period for a Series of Notes, the Indenture Trustee will distribute Principal Collections and other specified amounts allocable to the Notes of a Series as principal payments to the applicable Noteholders monthly on each Payment Date. During the Early Amortization Period for a Series of Notes, distributions of principal to Noteholders of that Series will not be limited to any Controlled Deposit Amount or Controlled Amortization Amount.

Distributions from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account

   Non-Principal Collections. On each Payment Date, commencing with the initial Payment Date, the Servicer will instruct the Indenture Trustee to apply Noteholder Non-Principal Collections and Investment Proceeds, if any, for the related Collection Period to make the following distributions in the following priority:

   (1) first, an amount equal to the Noteholder Monthly Servicing Fee for the Payment Date will be distributed to the Servicer (unless the amount has been netted against deposits to the Collection Account as described under "--Allocation of Collections; Deposits in Collection Account" or waived by the Servicer);

   (2) second, an amount equal to Series 2000-1 Monthly Interest for the Payment Date, plus the amount of any Series 2000-1 Monthly Interest previously due but not distributed on a prior Payment Date (plus, but only to the extent permitted under applicable law, interest at the Note Rate on Series 2000-1 Monthly Interest previously due but not distributed), will be distributed to the Series 2000-1 Noteholders;

   (3) third, an amount equal to the Reserve Account Deposit Amount, if any, for the Payment Date will be deposited in the Reserve Account;

   (4) fourth, an amount equal to the Noteholder Default Amount [and the Monthly Dilution Amount, if any,] for the Payment Date will be treated as a portion of Additional Noteholder Principal Collections for the Payment Date;

   (5) fifth, an amount equal to any outstanding Carry-over Amount will be distributed to the Series 2000-1 Noteholders;


   (6) sixth, an amount equal to the Yield Supplement Account Deposit Amount, if any, for the Payment Date will be deposited to the Yield Supplement Account;

   (7) seventh, an amount equal to the aggregate amount of Series 2000-1 Noteholder Charge-Offs which have not been previously reversed will be treated as a portion of Available Noteholder Principal Collections with respect to the Payment Date and will increase the Series 2000-1 Invested Amount (the "Noteholder Charge-Off Reversal Amount");

   (8) eighth, an amount equal to the amount of reductions of the Series 2000-1 Available Subordinated Amount on account of Noteholder Default Amounts [and Monthly Dilution Amounts] that have not previously been reinstated will be distributed to the Residual Interestholder and will increase the Series 2000-1 Available Subordinated Amount;

   (9) ninth, an amount equal to the aggregate outstanding amounts of Monthly Servicing Fee which have been previously waived will be distributed to the Servicer; and

   (10)  tenth, the balance will be distributed to the Residual Interestholder.


   If Noteholder Non-Principal Collections and Investment Proceeds for the Payment Date are not sufficient to make the entire distributions required by clauses (1), (2) and (4) and, in the case of the Series 2000-1 Stated Maturity Date or the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero only, clause (5), the Indenture Trustee will withdraw funds from the Reserve Account (in the case of clause (5) only to the extent the amounts to be withdrawn would otherwise be distributed to the Residual Interestholder) and apply the withdrawn funds to complete the distributions as described in clauses (1), (2), (4) and (5). [However, during any Early Amortization Period funds will not be withdrawn from the Reserve Account to make distributions required by clause (4) to the extent that, after giving effect to the withdrawal, the amount on deposit in the Reserve Account will be less than $[________].]

   If, on any Payment Date, the Noteholder Non-Principal Collections, Investment Proceeds for the Payment Date and funds withdrawn from the Reserve Account are not sufficient to make the entire distributions required by clauses (1), (2) and (4) (the resulting shortfall being the "Deficiency Amount"), the Indenture Trustee will apply the amount of Additional Noteholder Collections for the related Collection Period then on deposit in the Collection Account to make any portion of the distributions required by clauses (1), (2) and (4) above that have not been made (the amount of Additional Noteholder Collections so applied being referred to as the "Required Draw Amount"). Also to the extent the distribution required by clause (5) has not been made on the Payment Date that is either the date on which the principal amount of the Series 2000-1 Notes has been reduced to zero or the Series 2000-1 Stated Maturity Date, the Additional Noteholder Collections in the Collection Account will also be applied to make the distribution required by clause (5). However, on any Payment Date the total amount of the payment of the Additional Noteholder Collections made as described in this paragraph will not exceed the Series 2000-1 Available Subordinated Amount, and the Series 2000-1 Available Subordinated Amount will be reduced by the amount of Additional Noteholder Collections applied is described in this paragraph. If the amount necessary to complete the distributions referred to in this paragraph exceeds the amount of Additional Noteholder Collections for the related Collection Period on deposit in the Collection Account, the Series 2000-1 Available Subordinated Amount also will be reduced by the amount of the excess, but not by more than the sum of the Noteholder Default Amount and the portion of Adjustment Payments not paid by the Transferor, in order to maintain the Series 2000-1 Invested Amount.

   Reserve Account. The Servicer will establish and maintain the "Reserve Account," which will be an Eligible Deposit Account established in the name of the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On the Closing Date, the Trust will deposit $___________ (____% of the principal balance of the Series 2000-1 Notes) into the Reserve Account. The Indenture Trustee, at the direction of the Servicer, will invest funds in the Reserve Account in Eligible Investments that will mature on or prior to the next Payment Date. On each Determination Date, the Servicer will apply any investment earnings (net of losses and investment expenses) with respect to the Reserve Account as set forth under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account". After the earlier of the payment in full of the outstanding principal balance of the Series 2000-1 Notes and the Series 2000-1 Stated Maturity Date, the Indenture Trustee will pay any funds remaining on deposit in the Reserve Account to the Residual Interestholder.

   If, after giving effect to the allocations, distributions and deposits in the Reserve Account described above under "--Non-Principal Collections" for a Payment Date, the amount in the Reserve Account is less than the Reserve Account Required Amount for the Payment Date, the Indenture Trustee will deposit any remaining Additional Noteholder Collections for the related Collection Period into the Reserve Account until the amount in the Reserve Account is equal to the Reserve Account Required Amount for the Payment Date.


   Yield Supplement Account. The Servicer will establish and maintain the Yield Supplement Account, which will be an Eligible Deposit Account established in the name of the Indenture Trustee for the benefit of the Series 2000-1 Noteholders. On the Closing Date, the Transferor will deposit $__________ (___% of the principal balance of the Series 2000-1 Notes) into the

Yield Supplement Account. On any Payment Date on which there is a Carry-over Amount, the Indenture Trustee will apply, up to the amount of any Carry-over Amount, the amount on deposit in the Yield Supplement Account on the Payment Date to satisfy the Carry-over Amount. The Indenture Trustee, at the direction of the Servicer, will invest funds in the Yield Supplement Account in Eligible Investments that mature on or prior to the next Payment Date. After the earlier of the payment in full of the outstanding principal balance of the Series 2000-1 Notes and the Series 2000-1 Stated Maturity Date, the Indenture Trustee will pay any funds remaining on deposit in the Yield Supplement Account to the Transferor.

Available Subordinated Amount

   Available Subordinated Amounts for all Series. The Residual Interest will be subordinated to the rights of the Noteholders of each Series to the extent described in the related Series Supplement. The amount of the subordination for any Series of Notes is referred to in this prospectus as the "Available Subordinated Amount" for that Series.


   Series 2000-1 Available Subordinated Amount. The Residual Interestholder may at any time in its sole discretion increase the Series 2000-1 Available Subordinated Amount for so long as the cumulative amount of the increases does not exceed the lesser of (1) $________ or (2) ____% of the Series 2000-1 Invested Amount. The Residual Interestholder is not under any obligation to increase the Series 2000-1 Available Subordinated Amount at any time. If the Series 2000-1 Available Subordinated Amount were reduced to less than the Required Subordinated Amount, an Early Amortization Event would occur. However, the Residual Interestholder could elect to increase the Series 2000-1 Available Subordinated Amount at the time an Early Amortization Event would otherwise occur, thus preventing or delaying the occurrence of the Early Amortization Event.

   Limitations of Subordination. The presence of the Series 2000-1 Available Subordinated Amount is intended to enhance the likelihood of receipt by Series 2000-1 Noteholders of the full amount of principal of and interest on the Series 2000-1 Notes and to decrease the likelihood that the Series 2000-1 Noteholders will experience losses. However, the presence of the Series 2000-1 Available Subordinated Amount will not provide protection against all risks of loss, nor will it guarantee repayment of the entire principal balance of and interest on the Series 2000-1 Notes. If losses occur that exceed the amount covered by the Series 2000-1 Available Subordinated Amount or which are not covered by the Series 2000-1 Available Subordinated Amount, the Series 2000-1 Noteholders will bear their allocable share of deficiencies.

Principal Collections

   On each Deposit Date during the Series 2000-1 Revolving Period, all Series Allocable Principal Collections allocated to the Series 2000-1 Noteholders [will be treated as Excess Principal Collections and made available to other Series, deposited into the Excess Funding Account or paid to the Residual
Interestholder.]

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


   On each Deposit Date during the Series 2000-1 Accumulation Period or any Early Amortization Period, the Servicer will allocate all Available Noteholder Principal Collections as follows:

   . first, to the Series 2000-1 Principal Funding Account in an amount equal to the Series 2000-1 Monthly Principal for the Payment Date for the Collection Period; and

   . second, the balance, if any, will be allocated to Excess Principal Collections and made available to other Series.

   In the event that the aggregate principal amount of the Series 2000-1 Notes is greater than zero on the Series 2000-1 Stated Maturity Date, any funds remaining in the Reserve Account (after the application of funds in the Reserve Account as described above under "Distributions from the Collection Account for Series 2000-1 Notes; Reserve Account--Non-Principal Collections") will be treated as a portion of Available Noteholder Principal Collections for the Payment Date occurring on the Series 2000-1 Stated Maturity Date.


Series 2000-1 Principal Funding Account

   The Servicer will establish and maintain in the name of the Indenture Trustee, on behalf of the Trust, an Eligible Deposit Account for the benefit of the Series 2000-1 Noteholders (the "Series 2000-1 Principal Funding Account"). On each Payment Date during the Series 2000-1 Accumulation Period, the Indenture Trustee, at the direction of the Servicer, will deposit the Series 2000-1 Monthly Principal in the Series 2000-1 Principal Funding Account, as provided
above under "--Principal Collections".   If, however, an Early Amortization
Period commences during the Series 2000-1 Accumulation Period and is not terminated, the Principal Funding Account Balance will be paid to the Series 2000-1 Noteholders on the first Payment Date thereafter.

   On any Payment Date prior to the Series 2000-1 Expected Principal Payment Date, the Indenture Trustee, at the direction of the Servicer, will invest the Principal Funding Account Balance (after giving effect to distributions to be made on the Payment Date) in Eligible Investments that will mature on or prior to the Series 2000-1 Expected Principal Payment Date. On and after the Series 2000-1 Expected Principal Payment Date, the Indenture Trustee will invest amounts on deposit in the Series 2000-1 Principal Funding Account in Eligible Investments that will mature on or prior to the following Payment Date. The Servicer may select an appropriate agent as representative of the Servicer for the purpose of designating the investments. On each Payment Date, the Indenture Trustee will apply the interest and other investment income on the Principal Funding Account Balance as provided above under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account".

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

Distributions to Series 2000-1 Noteholders

   Payments to Series 2000-1 Noteholders will be made from the Collection Account, the Reserve Account, the Series 2000-1 Principal Funding Account and the Excess Funding Account.

   (a) The Servicer will instruct the Indenture Trustee to distribute on each Payment Date funds on deposit in the Collection Account and the Reserve Account that are payable to the Series 2000-1 Noteholders with respect to accrued interest to the Series 2000-1 Noteholders.

   (b) The Servicer will instruct the Indenture Trustee to distribute on the Series 2000-1 Expected Principal Payment Date and each Payment Date thereafter the funds on deposit in the Series 2000-1 Principal Funding Account and the Collection Account as are payable to Series 2000-1 Noteholders with respect to principal to the Series 2000-1 Noteholders, up to a maximum amount on any date equal to the outstanding principal amount of the Series 2000-1 Notes.

   (c) On each Payment Date on which there is an unpaid Carry-over Amount, the Servicer will instruct the Indenture Trustee to distribute to the Series 2000-1 Noteholders the unpaid Carry-over Amount to the extent funds are available therefor first, from amounts on deposit in the Yield Supplement Account and second, from any Non-Principal Collections remaining after making all required distributions and deposits with respect to the Series 2000-1 Notes and prior to paying any remaining Non-Principal Collections to the Residual Interestholder as provided above under "--Distributions from the Collection Account for the Series 2000-1 Notes; Reserve Account- -Non-Principal Collections".

   (d) If on the Series 2000-1 Stated Maturity Date there is any Carry-over Amount (after giving effect to any distributions on the date as described in (a) through (c) directly above), the Indenture Trustee will distribute to the Series 2000-1 Noteholders (1) a portion of the amounts on deposit in the Reserve Account (to the extent the amounts would otherwise be distributed to the Residual Interestholder) and (2) Additional Noteholder Collections on deposit in the Collection Account (to the extent the Additional Noteholder Collections would otherwise be distributed to the Residual Interestholder) which are available to satisfy the Carry-over Amount on the Series 2000-1 Stated Maturity Date, as described above under "--Distributions from the Collection Account; Reserve Account for the Series 2000-1 Notes; Reserve Account--Non-Principal Collections". Amounts on deposit in the Reserve Account and Additional Noteholder Collections on deposit in the Collection Account, to the extent that both amounts would otherwise be distributed to the Residual Interestholder, will also be available to pay any outstanding Carry-over Amount on the date on which the principal balance of the Series 2000-1 Notes has been reduced to zero.

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


   All distributions will be made to the Series 2000-1 Noteholders of record at the close of business on the day immediately preceding the related Payment Date (a "Record Date"), except that the final distribution with respect to any Series 2000-1 Note will be made only upon surrender of the Series 2000-1 Note.

Series 2000-1 Noteholder Charge-Offs

   If, on any Payment Date, the Series 2000-1 Available Subordinated Amount is reduced to zero and the Deficiency Amount is greater than zero, the Series 2000-1 Invested Amount will be reduced by the Deficiency Amount, but not by more than the sum of the Noteholder Default Amount [and the Monthly Dilution Amount] for the Payment Date (a "Series 2000-1 Noteholder Charge-Off"), and not below zero. Any reduction in the Series 2000-1 Invested Amount will have the effect of slowing or reducing the return of principal to the holders of Series 2000-1 Notes. If the Series 2000-1 Invested Amount has been reduced by any Series 2000-1 Noteholder Charge-Offs, it will thereafter be increased on any Payment Date (but not by an amount in excess of the aggregate unreversed Series 2000-1 Noteholder Charge-Offs) by the Noteholder Charge-Off Reversal Amount as described above under "--Distributions from the Collection Account; Reserve Account--Non-Principal Collections".

Early Amortization Events

   Commencing on the first Payment Date following the Collection Period in which an Early Amortization Event has occurred for any Series of Notes, Principal Collections allocable to the Series will no longer be paid to the Transferor, allocated to any other Series or retained in the Principal Funding Account for the Series, but instead will be distributed to Noteholders of the Series monthly on each Payment Date. The Controlled Deposit Amount or Amortization Amount, if any, will no longer apply to distributions of principal on the Notes of the Series, unless the related Series Supplement permits otherwise.

   An Early Amortization Event refers to, for any Series of Notes, any of the events described as Early Amortization Events in the Series Supplement relating to the Series, as well as any of the following events:

   (1) the occurrence of specified events of bankruptcy, insolvency or receivership relating to VWOA, the Trust or the Transferor;

   (2) the Trust or the Transferor becomes an investment company within the meaning of the Investment Company Act of 1940;

   (3) a failure of the Transferor to convey Receivables in Additional Accounts to the Trust within five business days after the day on which it is required to convey the Receivables in Additional Accounts under the Trust Sale and Servicing Agreements; and

   (4) on any Determination Date, as of the last day of each of the two preceding Collection Periods, the aggregate balance of Receivables relating to Used Vehicles exceeds [20]% of the Pool Balance on each of the last days.

   The Early Amortization Events with respect to the Series 2000-1 Notes will also include each of the following events:

   (5) failure on the part of the Transferor, the Servicer or VCI, as applicable, (a) to make any payment or deposit required by the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, including but not limited to any Transfer Deposit Amount or Adjustment Payment, on or before the date occurring five business days after the date the payment or deposit is required to be made therein; (b) to deliver a Payment Date Statement on the date required under the Trust Sale and Servicing Agreement (or within the applicable grace period which will not exceed five business days); (c) to comply with its covenant not to create any lien on a Receivable; or (d) to observe or perform in any material respect any other covenants or agreements set forth in the Trust Sale and Servicing Agreement or the Receivables Purchase Agreement, which failure continues unremedied for a period of 60 days after written notice of the failure;

   (6) any representation or warranty made by VCI in the Receivables Purchase Agreement or by the Transferor in the Trust Sale and Servicing Agreement or any information required to be given by the Transferor to the Indenture Trustee to identify the Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result the interests of the Noteholders are materially and adversely affected; however, an Early Amortization Event will not be deemed to occur thereunder if the Transferor has repurchased the related Receivables or all of the Receivables, if applicable, during the 60 day period following delivery of written notice in accordance with the provisions of the Trust Sale and Servicing Agreement;

   (7) on any Determination Date, the Series 2000-1 Available Subordinated Amount for the next Payment Date will be reduced to an amount less than the Required Subordinated Amount on the Determination Date after giving effect to the distributions to be made on the next Payment Date;

   (8)   any Servicing Default with respect to the Series 2000-1 Notes occurs;

   (9) on any Determination Date, the average of the Monthly Payment Rates for the six preceding Collection Periods, is less than [__]%;

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

   (10) the occurrence of an Event of Default with respect to the Series 2000-1 Notes and the declaration that the Series 2000-1 Notes are due and payable; and

   (11)  any Carry-over Amount is outstanding on six consecutive Payment Dates.

The events described in clauses 1 through 11 above are known in this prospectus as "Early Amortization Events".

   In the case of any event described in clause 3, 5, 6, 8 or 10 above, an Early Amortization Event with respect to Series 2000-1 will occur only if, after the grace period, if any, described in the applicable clause, either the Indenture Trustee or Series 2000-1 Noteholders holding more than 50% of the aggregate unpaid principal amount of the Series 2000-1 Notes, by written notice to the Trust, the Transferor and the Servicer (and the Indenture Trustee, if given by Noteholders) declare that an Early Amortization Event has occurred as of the date of the written notice. In the case of any Early Amortization Event described in clause 1, 2, 4, 7, 9, and 11 above, an Early Amortization Event with respect to Series 2000-1 will occur without any notice or other action on the part of the Indenture Trustee or the Series 2000-1 Noteholders, immediately upon the occurrence of the event.

   The Early Amortization Period for the Series 2000-1 Notes will commence as of the close of business on the business day immediately preceding the day on which the Early Amortization Event is deemed to have occurred. Monthly distributions of principal to the Series 2000-1 Noteholders will begin on the first Payment Date following the Collection Period in which an Early Amortization Period has commenced, except as described in the next paragraph.

   Under limited circumstances, an Early Amortization Period which commences prior to the scheduled end of the Series 2000-1 Revolving Period may terminate and the Series 2000-1 Revolving Period recommence. If an Early Amortization Event occurs, the Series 2000-1 Revolving Period will recommence following receipt of:

   . written confirmation by each Rating Agency that its rating of the Series 2000-1 Notes will not be withdrawn or lowered as a result of the recommencement, and

   . the consent to the recommencement of Series 2000-1 Noteholders holding more than 50% of the aggregate unpaid principal amount of the Series 2000-1 Notes,

except that the Series 2000-1 Revolving Period will not recommence if another Early Amortization Event that has not been cured or waived has occurred or the scheduled termination of the Series 2000 -1 Revolving Period has occurred.

   In addition to the consequences of an Early Amortization Event discussed above, if the Transferor violates its covenant in the Trust Sale and Servicing Agreement not to create any lien on any Receivable, on the day of the violation, the Transferor will (subject to the actions of the Noteholders) immediately cease transferring Receivables to the Trust and promptly give notice to

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


the Indenture Trustee of the violation. The terms of the Trust Sale and Servicing Agreement require the Indenture Trustee to publish a notice of the violation within 15 days stating that the Indenture Trustee intends to sell, liquidate or otherwise dispose of the Receivables in a commercially reasonable manner and on commercially reasonable terms, unless within a specified period of time holders of Notes of each outstanding Series representing more than 50% of the aggregate unpaid principal amount of the Notes of each Series (or, for any Series with two or more classes, the Notes of each class of the Series) [and each person holding a portion of the Residual Interest that is not the Transferor or an affiliate of the Transferor], instruct the Indenture Trustee not to sell, dispose of or otherwise liquidate the Receivables and to continue transferring Receivables as before the insolvency event or violation, as applicable. Noteholders will incur a loss if the portion of the proceeds allocated to the Notes and the proceeds of any collections on the Receivables in the Collection Account allocable to the Notes are not sufficient to pay the aggregate unpaid principal balance of the Notes in full plus accrued and unpaid interest thereon.

Stated Maturity Date

   The last payment of principal and interest on the Series 2000-1 Notes will be due and payable no later than the Series 2000-1 Stated Maturity Date. In the event that the aggregate outstanding principal amount of the Series 2000-1 Notes is greater than zero on the Series 2000-1 Stated Maturity Date (after giving effect to deposits and distributions otherwise to be made on the Series 2000-1 Stated Maturity Date), upon receipt of an opinion of counsel to the effect that its action will not result in the trust being characterized as an association (or a publicly traded partnership) taxable as a corporation, the Indenture Trustee will sell or cause to be sold Receivables or an interest in the Receivables, as specified in the Indenture, in an amount so that the proceeds of the sale equal the aggregate outstanding principal balance of and accrued and unpaid interest on the Series 2000-1 Notes on the Series 2000-1 Stated Maturity Date (after giving effect to the deposits and distributions to occur on the Series 2000-1 Stated Maturity Date). However, the amount of Receivables sold by the Indenture Trustee may not exceed the sum of the Series 2000-1 Invested Amount and the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following the preceding Determination Date). The amount of Receivables sold will reduce the Series 2000-1 Invested Amount, but not to below zero. The net proceeds of the sale and any collections on the Receivables will be paid pro rata to Series 2000-1 Noteholders on the Series 2000-1 Stated Maturity Date as the final payment of the Series 2000-1 Notes, and the Series 2000-1 Noteholders will not receive any additional payments with respect to the Series 2000-1 Notes.

Payment Event of Default

   If an Event of Default relating to the failure to make any required payment of interest or principal on the Series 2000-1 Notes has occurred and the Series 2000-1 Notes have been declared due and payable, the holders of a majority of the aggregate outstanding principal amount of the Series 2000-1 Notes may direct the Indenture Trustee to sell or cause to be sold Receivables or an interest in the Receivables in an amount so that the net proceeds of the sale equal the aggregate outstanding principal balance of and accrued and unpaid interest on the Series 2000-1 Notes then outstanding. The sale described in the prior sentence may not occur, however, unless the Indenture Trustee receives an opinion of counsel stating that the sale will not cause the Trust to be characterized as an association (or a publicly traded partnership) taxable as a corporation. Also, the amount of Receivables or interest therein sold may not exceed the lesser of:

   . the sum of the Series 2000-1 Invested Amount and the Series 2000-1 Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following the preceding Determination
      Date); and

   .  the Series Allocation Percentage of Receivables on the Determination
      Date.

The Indenture Trustee will pay the net proceeds of the sale pro rata to the Series 2000-1 Noteholders in an amount up to the aggregate outstanding principal balance of and accrued and unpaid interest on the Series 2000-1 Notes, and the Series 2000-1 Noteholders will not receive any additional payments with respect to the Series 2000-1 Notes.

 Optional Repurchase

   VCI may repurchase the Series 2000-1 Notes at its option on any Payment Date after the Series 2000-1 Invested Amount is reduced to an amount less than or equal to $_______ (10% of the initial outstanding principal amount of the Series 2000-1 Notes). The purchase price will equal the sum of:

   . the [Series 2000-1 Invested Amount] on the Determination Date preceding the Payment Date on which the purchase is scheduled to be made,

   . accrued and unpaid interest on the Series 2000-1 Notes to be repurchased at the Note Rate (together with interest on overdue interest), and

   .  any outstanding Carry-over Amount (together with interest thereon).

   VCI will deposit the purchase price into the Collection Account in immediately available funds on the Payment Date on which it exercises the optional repurchase. Following any optional purchase, the Series 2000-1 Noteholders will have no further rights in the Receivables or other property securing the Notes, other than the right to receive the final distribution on the Series 2000-1 Notes. Also, as the Series 2000-1 Noteholders are creditors of the Trust and not holders of an interest therein, it is highly unlikely and extremely remote that by virtue of the purchase of their Series 2000-1 Notes, the Series 2000-1 Noteholders will incur any liability to third parties for the sale of the Receivables to VCI. In the event that VCI fails for any reason to deposit the purchase price for an optional repurchase into the Collection Account, payments will continue to be made to the Series 2000-1 Noteholders as described in this prospectus.

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

Reports

   On Determination Date, the Servicer will allocate the Collections on Receivables received during the related Collection Period to the Series 2000-1 Noteholders or to the Transferor in accordance with the Series 2000-1 Supplement and the Transfer and Servicing Agreements.

   The Indenture Trustee will forward to each Series 2000-1 Noteholder of record on each Payment Date (including the Series 2000-1 Expected Principal Payment
Date), commencing on the initial Payment Date, a Payment Date Statement prepared by the Servicer for the Series 2000-1 Notes, setting forth the following information:

 .     the aggregate amount of Collections, the aggregate amount of Non-
      Principal Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period and the Pool Balance, the Residual Participation Amount and the Excess Funding Account Balance as of the close of business on the last day of the preceding Collection Period;

 .     the Series Allocation Percentage, the Series 2000-1 Floating Allocation
      Percentage and the Principal Allocation Percentage for the preceding Collection Period;

 .     the total amount, if any, distributed on the Series 2000-1 Notes (which will be stated on the basis of an original principal amount of $1,000 per Series 2000-1 Note if the Series 2000-1 Accumulation Period or an Early Amortization Period has commenced);

 .     the amount of the distribution allocable to principal of Series 2000-1
      Notes (which will be stated on the basis of an original principal amount of $1,000 per Series 2000-1 Note if the Series 2000-1 Accumulation Period or an Early Amortization Period has commenced);

 .     the amount of the distribution allocable to interest of Series 2000-1
      Notes (which will be stated on the basis of an original principal amount of $1,000 per Series 2000-1 Note if the Series 2000-1 Accumulation Period or an Early Amortization Period has commenced);

 .     the Noteholder Default Amount for the Payment Date;

 .     the Required Draw Amount, if any, for the related Collection Period;

 .     the amount of the Noteholder Charge-Offs and the amounts of the reversals thereof for the related Collection Period;

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


 .     the amount of the Monthly Servicing Fee and the Noteholder Monthly
      Servicing Fee for the related Collection Period;

 .     the Series 2000-1 Controlled Deposit Amount for the following Payment
      Date, if any;

 .     the Invested Amount and the outstanding principal balance of Series 2000-
      1 Notes for the Payment Date (after giving effect to all distributions which will occur on the Payment Date);

 .     the Series 2000-1 Available Subordinated Amount as of the last day of the preceding Collection Period;

 .     the Carry-over Amount for the Payment Note (after giving effect to all payments, deposits and withdrawals to occur on the Payment Date)

 .     the Reserve Account balance for the Payment Date (after giving effect to all deposits and withdrawals to occur on the Payment Date); and

 .     the Principal Funding Account Balance and the Yield Supplement Account
      Balance for the Payment Date (after giving effect to all deposits and withdrawals to occur on the Payment Date).

   The Indenture Trustee will furnish (or cause to be furnished) to each person or entity who at any time during the preceding calendar year was a holder of record of a Series 2000-1 Note (initially Cede, as the nominee of DTC) and received any payment on a Series 2000-1 Note, a statement containing information required to be provided by an issuer of indebtedness under the U.S. Internal Revenue Code for the proceeding calendar year or applicable portion thereof. This statement will be forwarded for the purpose of assisting each Series 2000-1 Noteholder in the preparation of its federal income tax returns. As long as the holder of record of the Series 2000-1 Notes is Cede, as nominee of DTC, beneficial owners of Series 2000-1 Notes will receive tax and other information from Participants and Indirect Participants and not from the Indenture Trustee. See "Material Federal Income Tax Consequences" in this prospectus.

The Indenture and the Series 2000-1 Supplement

   The Indenture will contain provisions that generally apply to all Series of Notes, including the Series 2000-1 Notes. Each Series Supplement will contain provisions that generally apply only to the Series of Notes issued under that Series Supplement.

   Modification of Indenture or Series 2000-1 Supplement Without Noteholder Consent. The Trust and the Indenture Trustee may, without consent of the Series 2000-1 Noteholders, enter into one or more supplemental indentures or amendments to the Series 2000-1 Supplement for any of the following purposes:

   . to correct or amplify the description of the collateral or add additional collateral;

   . to provide for the assumption of the Series 2000-1 Notes and the Indenture obligations by a permitted successor to the Trust;

   .    to add additional covenants for the benefit of the Series 2000-1
        Noteholders;

   . to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

   . to cure any ambiguity or correct or supplement any provision in the Indenture or in the Series 2000-1 Supplement or supplemental indenture which may be inconsistent with any other provision of the Indenture or of the Series 2000-1 Supplement or supplemental indenture;

   . to provide for the acceptance of the appointment of a permitted successor Indenture Trustee or to add to or change any of the provisions of the Indenture or the Series 2000-1 Supplement as may be necessary and permitted to facilitate the administration by more than one trustee;


   . to modify, eliminate or add to the provisions of the Indenture or any Series 2000-1 Supplement in order to comply with the Trust Indenture Act of 1939; and

   . to add any provisions to change in any manner or eliminate any of the provisions of the Indenture or modify in any manner the rights of Series 2000-1 Noteholders under the Indenture or the Series 2000-1 Supplement if any action specified in this clause does not adversely affect in any material respect the interests of any Noteholder unless the Noteholder consent is obtained as described below in "--Modification of Indenture or Series 2000-1 Supplement with Series 2000-1 Noteholder."

   Modification of Indenture or Series 2000-1 Supplement with Series 2000-1 Noteholder Consent. With the consent of the holders of a majority in principal amount of the Series 2000-1 Notes and prior written notice to the Rating Agencies, the Trust and the Indenture Trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of the Indenture or the Series 2000-1 Supplement, or modify in any manner the rights of the Series 2000-1 Noteholders.

   However, without the consent of the holder of each outstanding Series 2000-1 Note affected thereby, no supplemental indenture will:

   . change the due date of any instalment of principal of or interest on any Series 2000-1 Note, reduce the principal amount of any instalment or the applicable interest rate of the Series 2000-1 Note, unless specifically permitted under the terms of the Series 2000-1 Note, reduce the redemption price for a Series 2000-1 Note, change any place of payment where the currency in which any Series 2000-1 Note or any interest thereon is payable, or modify any of the provisions of the Indenture in a manner that would affect the calculation of the amount of any payment of interest or principal due on any Series 2000-1 Note on any Payment Date;

   . impair the right to institute suit for the enforcement of specified provisions of the Indenture regarding payment;

   . reduce the percentage of the aggregate principal amount of the outstanding Series 2000-1 Notes the consent of the holders of which is required for any specified supplemental indenture, or reduce the percentage of the aggregate principal amount of the outstanding Series 2000-1 Notes the consent of the holders of which is required for any waiver of compliance with specified provisions of the Indenture or of specified defaults under the Indenture and their consequences as provided for in the Indenture;

   . modify or alter the provisions of the Indenture regarding the voting of any Series 2000-1 Notes held by the Trust, any other obligor on the Series 2000-1 Notes, the Transferor or an affiliate of any of them;

   . reduce the percentage of the aggregate outstanding principal amount of any Series 2000-1 Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Trust Estate if the proceeds of the sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Series 2000-1 Notes;

   . decrease the percentage of the aggregate outstanding principal amount of the Series 2000-1 Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate outstanding principal amount of the Series 2000-1 Notes necessary to amend the Indenture;
      or

   . permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture on any part of the Trust Estate or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on the Trust Estate or deprive the holder of any Series 2000-1 Note of the security afforded by the lien of the Indenture.

   Events of Default; Rights upon Event of Default. If an Event of Default should occur and be continuing with respect to any Series 2000-1 Notes, the Indenture Trustee or the holders of a majority of all of the outstanding Series 2000-1 Notes may declare the principal of the Series 2000-1 Notes to be immediately due and payable. This declaration will constitute an Early Amortization Event for the Series 2000-1 Notes and may, under specified circumstances, be
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


rescinded by the holders of a majority of all of the outstanding Series 2000-1 Notes. See "--Early Amortization Events".

   The amount of principal required to be paid to the Series 2000-1 Noteholders under the Indenture will generally be limited to amounts available to be deposited in the Principal Funding Account for the Series 2000-1 Notes. Therefore, the failure to pay principal on the Series 2000-1 Notes generally will not result in the occurrence of an Event of Default until the applicable stated final payment date for the Series 2000-1 Notes.

   If the Series 2000-1 Notes are declared due and payable following an Event of Default, the Indenture Trustee may institute proceedings to:

   .  collect amounts due or foreclose on Trust property,

   .  exercise remedies as a secured party,

   . if the Event of Default relates to the failure to make any required payment of interest or principal, and the principal amount of the Series 2000-1 Notes has been declared due and payable, sell the portions of the related Trust Estate allocated to the Series 2000-1 Notes, as described in "--Payment Event of Default" above, or

   . elect to have the Trust maintain possession of the portions of the Trust Estate allocated to the Series 2000-1 Notes and continue to apply Collections as if there had been no declaration of acceleration (although the Early Amortization Period commenced by that declaration will continue unless the declaration is rescinded).

Except to the extent permitted following a payment Event of Default relating to the Series 2000-1 Notes, the Indenture Trustee is prohibited from selling any Receivables held by the Trust following an Event of Default, unless:

   .  the holders of all the outstanding Notes consent to the sale,

   . the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Series 2000-1 Notes at the date of the sale, or

   . in specified cases, the Indenture Trustee determines that the Trust Estate would not provide sufficient funds on an ongoing basis to make all payments on the Notes as those payments would have become due if the Series 2000-1 Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of a majority of the aggregate outstanding principal amount of the Controlling Class of each Series of the Notes.

Following a declaration that the Series 2000-1 Notes are immediately due and payable,

   . the Series 2000-1 Noteholders will be entitled to pro rata repayment of principal on the basis of their respective unpaid principal balances, and


   . repayment in full of the accrued interest on and unpaid principal balances of the Series 2000-1 Notes will be made prior to any further distribution on the subordinated portion of the Residual Interest.

   Subject to the provisions of the Indenture regarding the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to the Series 2000-1 Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the Series 2000-1 Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with that request. Subject to the provisions for indemnification and limitations specified in the Indenture, the holders of a majority in aggregate principal amount of the Series 2000-1 Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee for the Series 2000-1 Notes. The holders of a majority in aggregate principal amount of the then outstanding Series 2000-1 Notes may, in specified cases, waive any default with respect to the Series 2000-1 Notes, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture or the Series 2000-1 Supplement that cannot be modified without the waiver or consent of all of the holders of the Series 2000-1 Notes.

   No holder of a Series 2000-1 Note will have the right to institute any proceeding under the Indenture, unless:

   . the holder previously has given to the Indenture Trustee written notice of a continuing Event of Default,

   . the holders of not less than 25% in aggregate principal amount of the outstanding Series 2000-1 Notes, have made written request of the Indenture Trustee to institute a proceeding in its own name as Indenture Trustee,

   . the holder or holders have offered the Indenture Trustee reasonable indemnity,

   . the Indenture Trustee has for 60 days failed to institute a proceeding, and

   . no direction inconsistent with the written request has been given to the Indenture Trustee during the 60-day period by the holders of a majority in aggregate outstanding principal amount of the outstanding Series 2000-1 Notes.

However, you have the right, which is absolute and unconditional, to receive payment of the principal of and interest on your Series 2000-1 Note on or after due dates for principal and interest under the terms of the Series 2000-1 Notes, the Indenture and the Series 2000-1

Supplement, and you have the right to institute suit for the enforcement of any of these payments, and this right may not be impaired without your consent.

   If an Event of Default known to the Indenture Trustee occurs and is continuing with respect to the Series 2000-1 Notes, the Indenture Trustee will mail notice of the Event of Default to each Series 2000-1 Noteholder within 60 days after it occurs. Except in the case of a failure to make any required payment of principal or interest on any Series 2000-1 Note, the Indenture Trustee may withhold the notice beyond the 60 day period if it determines in good faith that withholding the notice is in the interests of the Series 2000-1 Noteholders.

   In addition, the Indenture Trustee and each Series 2000-1 Noteholder and Note Owner of Series 2000-1 Notes, by accepting a Series 2000-1 Note (or interest of a Series 2000-1 Note), will covenant that they will not, for a period of one year and one day after the termination of the Indenture, institute against the Trust or Transferor any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

   Neither the Indenture Trustee in its individual capacity nor the Owner Trustee in its individual capacity, nor any holder of the Residual Interest, including the Transferor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Series 2000-1 Notes or for the agreements of the Trust contained in the Indenture or in the Series 2000-1 Supplement.

   Merger Covenants of the Trust. The Indenture provides that the Trust may not consolidate with or merge into any other entity, unless, among other things:

   . the entity formed by or surviving the merger or the consolidation is organized under the laws of the United States, any state or the District of Columbia,

   . the entity expressly assumes the Trust's obligation to make due and punctual payments on the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture and each Series Supplement,

   . no Event of Default shall have occurred and be continuing immediately after the merger or consolidation,

   . the Trust has been advised that the ratings of the Notes (including the Series 2000-1 Notes) would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation, and

   . any action necessary to maintain the lien and security interest created by the Indenture has been taken, and

   . the Trust has received a Tax Opinion regarding the merger or consolidation.

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


   The Trust will not, among other things, except as expressly permitted by a Related Document or the Related Documents,

   . sell, transfer, exchange or otherwise dispose of any of the assets of the Trust,

   . claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (including the Series 2000-1 Notes) (other than amounts withheld under the U.S. Internal Revenue Code or applicable state law) or assert any claim against any present or former holder of the Notes because of the payment of taxes levied or assessed upon the Trust Estate,

   .  dissolve or liquidate in whole or in part,

   . permit the validity or effectiveness of the Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes (including the Series 2000-1 Notes) under the Indenture except as may be expressly permitted thereby,

   . permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof, or any interest therein or the proceeds thereof, or

   . permit the lien of the Indenture not to constitute a valid first priority security interest in the Trust Estate.

   Except as specified in the related Series Supplement, the Trust may not engage in any activity other than as described above under "The Trust". The Trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the Notes, the Indenture, or otherwise in accordance with the Transfer and Servicing Agreements.

   Annual Compliance Statement. The Trust will be required to file annually with the Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

   Indenture Trustee's Annual Report. The Indenture Trustee will be required to mail each year to all Series 2000-1 Noteholders, to the extent required under the Trust Indenture Act of 1939, a brief report relating to:

   . its eligibility and qualification to continue as Indenture Trustee under the Indenture,

   .  any amounts advanced by it under the Indenture,

   . the amount, interest rate and maturity date of specified indebtedness owing by the Trust to the Indenture Trustee in its individual capacity,


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


   . the property and funds physically held by the Indenture Trustee as trustee, and

   . any action taken by it that materially affects the Notes and that has not been previously reported.

   Satisfaction and Discharge of Indenture. The Indenture will be discharged with respect to the Series 2000-1 Notes upon the delivery of all Series 2000-1 Notes to the Indenture Trustee for cancellation or upon deposit of funds sufficient for the payment in full of all of the Series 2000-1 Notes with the Indenture Trustee.

 New Issuances

   The Indenture provides that the Trust may issue additional Series of Notes under one or more Series Supplements. There is no limit to the number of Series of Notes that may be issued under the Indenture. The Indenture provides that the Transferor may specify principal terms of a new Series of Notes that differ
substantially from any other Series.   Moreover, different Series of Notes may
have the benefits of different forms of Enhancement issued by different entities. Under the Indenture, the Indenture Trustee will hold each form of Enhancement only on behalf of the Series of Notes (or a particular class within a Series) to which it relates. The terms of any new Series of class will not be subject to prior review by or consent of the Noteholders of any previously issued Series of Notes, including the Series 2000-1 Noteholders.

 The Indenture Trustee

   _____________, a ________________, will serve as trustee under the Indenture (the "Indenture Trustee"). The principal executive offices of the Indenture Trustee are located at ____________, and its telephone number is
________________.

   The Indenture Trustee may give notice of its intent to resign at any time, in which event the Trust will be obligated to appoint a successor trustee. The Trust may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as Indenture Trustee under the Indenture, becomes insolvent, or otherwise becomes incapable of acting. In these circumstances, the Trust will be obligated to appoint a successor trustee with the approval of the Transferor. The holders of a majority of the aggregate principal amount of the outstanding Notes, including the Series 2000-1 Notes, will also be entitled to remove the Indenture Trustee and appoint a successor. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by the successor trustee.

 Book-entry Registration

   DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.
DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Owners of beneficial interest in Series 2000-1 Notes sold under this prospectus ("Note Owners") that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of or interests in Series 2000-1 Notes generally may do so only through Participants and Indirect Participants. In addition, Note Owners will receive all distributions of principal and interest through Participants. Under a book-entry format, Note Owners may experience some delay in their receipt of payments since the payments will be forwarded by the Indenture Trustee to Cede, as nominee for DTC. DTC will forward the payments to Participants, which thereafter will forward them to Indirect Participants or Note Owners. It is anticipated that the only "Series 2000-1 Noteholder" of record will be Cede, as nominee of DTC. Note Owners will not be recognized by the Indenture Trustee as Series 2000-1 Noteholders, as the term is used in the Indenture, and Note Owners will be permitted to exercise the rights of Series 2000-1 Noteholders only indirectly through DTC and its Participants.

   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of Series 2000-1 Notes among Participants on whose behalf it acts with respect to the Series 2000-1 Notes and to receive and transmit payments of principal of, and interest on, the Series 2000-1 Notes. Participants and Indirect Participants with which Note Owners have accounts with respect to the Series 2000-1 Notes similarly are required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess Series 2000-1 Notes, these rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests in Series 2000-1 Notes.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and some banks, the ability of a holder to pledge Series 2000-1 Notes to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Series 2000-1 Notes, may be limited due to the lack of a physical certificate for the Series 2000-1 Notes.


   DTC has advised the Transferor that it will take any action permitted to be taken by a Series 2000-1 Noteholder under the Indenture or other Related Document only at the direction of one or more Participants to whose accounts with DTC the Series 2000-1 Notes are credited. DTC may take conflicting actions with respect to other Series 2000-1 Noteholders to the extent that the actions are taken on behalf of Participants whose holdings include Series 2000-1 Notes.


   In addition to holding Series 2000-1 Notes through Participants or Indirect Participants of DTC in the United States as described in the preceding paragraphs of "--Book-entry

Registration," holders of Series 2000-1 Notes may hold their Series 2000-1 Notes through Clearstream Luxembourg or Euroclear in Europe if they are participants of the systems, or indirectly through organizations which are participants in the systems.

   Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositories which in turn will hold the positions in customers' securities accounts in the depositories' names on the books of DTC.

   Transfers between the Clearstream Participants and the Euroclear Participants will occur in accordance with their respective rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other hand, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to the depositories.

   Because of time-zone differences, credits of securities received in Clearstream Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Any credits or any transactions in the securities settled during securities settlement processing will be reported to the relevant Euroclear or Clearstream Participants on that Business Day. Cash received in Clearstream Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Luxembourg or Euroclear cash account only as of the Business Day following settlement in DTC. For information with respect to tax documentation procedures, see "Material Federal Income Tax Consequences--Consequences to Holders of the Series 2000-1 Notes-- Foreign Holders".

   Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream Luxembourg holds securities for the Clearstream Participants and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Luxembourg in any of 28 currencies, including United States dollars. Clearstream Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Series 2000-1 Notes. Indirect access to Clearstream Luxembourg is also available to others, including as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for the Euroclear Participants and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in the third preceding paragraph. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and the applicable Belgian law. These terms and conditions govern transfers of securities and cash with Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under these terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Series 2000-1 Notes held through Clearstream Luxembourg or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. The distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Consequences to Holders of the Series 2000-1 Notes--Foreign Holders" and "--Backup Withholding". Clearstream Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Series 2000-1 Noteholder under the Indenture or other Related Document on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its depositary's ability to effect the actions on its behalf through DTC.

   Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Series 2000-1 Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time.

   Except as required by law, neither the Administrator, the Owner Trustee nor the Indenture Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Series 2000-1 Notes held by Cede, as nominee for DTC, by Clearstream or by Euroclear in Europe, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Notes

   Series 2000-1 Notes generally will be issued in Definitive Notes to Series 2000-1 Noteholders or their nominees, rather than to the Depository or its nominee, only if

   . the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities with respect to the Series 2000-1 Notes, and the Trust is unable to locate a qualified successor,

   . the Administrator, at its option, elects to terminate the book-entry system through the Depository, or

   . after the occurrence of an Event of Default or a Servicing Default, Note Owners representing beneficial interests aggregating at least a majority of the outstanding principal amount of the Series 2000-1 Notes advise the appropriate trustee through the Depository in writing that the continuation of a book-entry system through the Depository (or a successor thereto) is no longer in the best interest of the Note Owners.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Depository will notify the Note Owners and the Indenture Trustee of the occurrence of the event and of the availability of Definitive Notes.
Upon surrender by the Depository of the definitive certificates representing the Series 2000-1 Notes and receipt of instructions for re-registration, the Indenture Trustee will reissue the related Series 2000-1 Notes as Definitive Notes to holders thereof.

   Payments of principal of, and interest on, the Definitive Notes will thereafter be made in accordance with the procedures set forth in the Indenture directly to holders of Definitive Notes in whose names the Definitive Notes were registered at the close of business on the last day of the preceding month. The payments will be made by check mailed to the address of the holder as it appears on the register maintained by the Indenture Trustee. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of the Definitive Note at the office or agency specified in the notice of final payment to the holders thereof.

   Definitive Notes will be transferable and exchangeable at the offices of the appropriate trustee or of a registrar named in a notice delivered to holders of Definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the appropriate trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.


                     The Transfer and Servicing Agreements

   The following summary describes material terms of:

   . the Receivables Purchase Agreement under which the Transferor will purchase Receivables from VCI,

   . the Trust Sale and Servicing Agreement under which the Trust will acquire those Receivables from the Transferor and the Servicer will agree to service the Receivables,

   .  the Trust Agreement under which the Trust will be created; and

   . the Administration Agreement under which the Administrator will undertake specified administrative duties for the Trust and some of the duties of the Trust under the Indenture.

Collectively, these four agreements are referred to as the "Transfer and Servicing Agreements".

   Forms of the Transfer and Servicing Agreements have been filed as exhibits to the registration statement of which this prospectus forms a part. The Transferor will provide a copy of the Transfer and Servicing Agreements (without exhibits) upon request of a Series 2000-1 Noteholder. Although material terms of the Transfer and Servicing Agreements have been summarized in this section of this prospectus, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Transfer and Servicing Agreements. Where particular provisions or terms used in the Transfer and

Servicing Agreements are referred to, the actual provisions are incorporated by reference as part of the summary.

Receivables Purchase Agreement

   Sale of Receivables. Under the Receivables Purchase Agreement, VCI sells and transfers to the Transferor the Receivables and related Collateral Security. As described herein, under the Trust Sale and Servicing Agreement, the Transferor transfers to the Trust all of its interest in and to the Receivables Purchase Agreement. See "The Trust--General." All new Receivables arising under the Accounts during the term of the Trust will be sold to the Transferor and transferred by the Transferor to the Trust. Accordingly, the aggregate amount of Receivables in the Trust will fluctuate from day to day as new Receivables are generated and as existing Receivables are collected, charged off as uncollectible or otherwise adjusted.

   In connection with its sale of Receivables to the Transferor, VCI indicates in its computer files that the Receivables have been sold to the Transferor and that the Receivables have been transferred by the Transferor to the Trust. In addition, VCI will deliver to the Transferor a list specifying all of the Receivables. The records and agreements relating to the Accounts and Receivables will not be segregated by VCI from other documents and agreements relating to other accounts and receivables and will not be stamped or marked to reflect the sale or transfer of the Receivables to the Seller. However, the computer records of VCI will be marked to evidence the sale or transfer. VCI will file UCC financing statements with respect to the Receivables meeting the requirements of Michigan state law. See "Risk Factors -Receivables May Be Uncollectible Due to Superior Interests" and "Material Legal Aspects of the Receivables-Transfer of Receivables".

   Representations and Warranties. VCI has represented to the Transferor that as of the Closing Date it was duly incorporated and in good standing and that it has the authority to consummate the transactions contemplated by the Receivables Purchase Agreement.

   VCI also represents to the Transferor regarding the Receivables that:

   . each Receivable and all Collateral Security existing on the Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, has been conveyed to the Transfer Date free and clear of any lien (other than the lien held by VCI);

   . with respect to each Receivables and all Collateral Security existing on the Closing Date or, in the case of Additional Accounts, on the applicable Addition Date, and on each Transfer Date, all consents, licenses, approvals or authorizations of or registrations or declarations with any governmental authority required to be obtained, effected or given by VCI in connection with the conveyance of the Receivable or Collateral Security to the Transferor have been duly obtained, effected or given and are in full force and effect;

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


   . on the Initial Cut-off Date and the Closing Date, each Initial Account is an Eligible Account or in the case of an Additional Account, on the applicable Additional Cut-Off Date and Addition Date, each Account or Additional Account is an Eligible Account; and

   . on the Closing Date, in the case of the Initial Accounts, and, in the case of the Additional Accounts, on the applicable Additional Cut-Off Date, and on each Transfer Date, each Receivable conveyed to the Transferor on the Transfer Date is an Eligible Receivable, except that an Ineligible Receivable may be conveyed to the Transferor under the Receivables Purchase Agreement, if on the Closing Date, Additional Cut-Off Date or Transfer Date, as the case may be, the Account in which it has arisen is an Eligible Account.

   In the event of a breach of representation described in the preceding paragraph results in a Disqualified Receivable and the requirement that the Transferor accept retransfer of that Disqualified Receivable under the Trust Sale and Servicing Agreement, then VCI will repurchase that Disqualified Receivable from the Transferor on the date of the retransfer. The purchase price for the Disqualified Receivables will be the face amount of the Disqualified Receivable, of which at least the amount of any cash deposit required to be made by the Transferor under the Trust Sale and Servicing Agreement for the retransfer of the Disqualified Receivables will be paid in cash.

   VCI also represents to the Transferor that as of the:

   . the execution and delivery of the Receivables Purchase Agreement, the performance of the transactions contemplated therein and the fulfillment of the terms thereof, will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which VCI is a party or by which it or its properties are bound,

   . the execution and delivery of the Receivables Purchase Agreement, the performance of the transactions contemplated by the Receivables Purchase Agreement and the fulfillment of the terms thereof applicable to VCI, will not conflict with or violate any material requirements of law applicable to VCI,

   . there are no proceedings or, to the best knowledge of VCI, investigations, pending or threatened against VCI, before any governmental authority asserting the invalidity of the Receivables Purchase Agreement or seeking (a) to prevent the consummation of the transactions under the Receivables Purchase Agreement, (b) an adverse ruling concerning the Receivables, (c) an adverse ruling concerning the enforceability of the Receivables Purchase Agreement or (d) an adverse ruling concerning the federal income tax attributes of the Trust, other than those disclosed in the Receivables Purchase Agreement,

   . all appraisals, authorizations, consents, orders, approvals or other actions of any person or of any governmental body or official required in connection with the execution and delivery of the Receivables Purchase Agreement, the performance of the transactions contemplated therein, and the fulfillment of the terms thereof, have been obtained,

   . the Receivables Purchase Agreement constitutes a legal, valid and binding obligation of VCI,

   . the schedule of various Accounts attached to the Receivables Purchase Agreement is an accurate and complete listing in all material respects of all Accounts as of specified dates, and

   . the Receivables Purchase Agreement or, in the case of Additional Accounts, the related assignment, constitutes a valid sale, transfer and assignment to the Transferor of all right, title and interest of VCI in the Receivables and the Collateral Security and the proceeds thereof and, upon the filing of uniform commercial code financing statements in the offices required by law, the Transferor will have a first priority perfected ownership interest in the Receivables, the Collateral Security and the proceeds thereof.

   If the breach of any of the representations and warranties set forth above results in the obligation of the Transferor to redeem the Notes under to the Trust Sale and Servicing Agreement and the Indenture, VCI will repurchase the Receivables and the Collateral Security and pay to the Transferor an amount of cash equal to the amount the Transferor is required to deposit into the Series 2000-1 Principal Funding Account.

   Covenants of VCI. In the Receivables Purchase Agreement, VCI agrees to perform its obligations under the agreements relating to the Receivables and the Accounts in conformity with its then-current policies and procedures (as the policies and procedures may be modified from time to time as permitted under the Trust Sale and Servicing Agreement).

   VCI also agrees that, except for the transactions occurring under the Transfer and Servicing Agreements, VCI will not sell, pledge, assign or transfer any interest in the Receivables to any other person. VCI will also covenant to defend and indemnify the Transferor for any loss, liability or expense incurred by the Transferor in connection with a breach by VCI of any of its representations, warranties or covenants contained in the Receivables Purchase Agreement.

   VCI will agree not to realize upon any security interest in a Vehicle or the Non-Vehicle Collateral Security that it may have in respect of advances or loans to Dealers other than the

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related Receivable until the Trust has fully realized on its security interest in the Vehicle or Non-Vehicle Collateral Security.

   In addition, VCI will expressly acknowledge and consent to the Transferor's assignment of its rights relating to the Receivables under the Receivables Purchase Agreement to the Trustee.

   Termination. The Receivables Purchase Agreement will terminate immediately after the Trust terminates. In addition, if VCI becomes party to any bankruptcy or similar proceeding (other than as a claimant), VCI will immediately cease to sell or transfer Receivables to the Transferor and will promptly give notice of that event to the Transferor, the Trust and the Indenture Trustee. VCI may, however, resume sales upon satisfying specified conditions.

Conveyance of Receivables and Collateral Security

   On the Closing Date, the Transferor will transfer and assign to the Trust all of its right, title and interest in and to the Receivables and the related Collateral Security as of the Cut-Off Date, all Receivables thereafter created in the Accounts and its interests in the related Collateral Security and the Receivables Purchase Agreement, and the proceeds of all of the foregoing.

   The Transferor is required to provide to the Trust and to the Indenture Trustee a true and complete list showing for each Account, as of the Cut-Off Date or the applicable Additional Cut-Off Date,

   .  its account number, and

   .  the outstanding amount of Principal Receivables in the Account.

Representations and Warranties by the Transferor

     The Transferor represents to the Trust relating to the Accounts, the Receivables and the Collateral Security that:

   . for each Account, including each Additional Account, as of each of the applicable Representation Dates, the Account or Additional Account was an Eligible Account,

   . for each Receivable in an Account, including each Receivable in an Additional Account, the Receivable is an Eligible Receivable or, if the Receivable is not an Eligible Receivable, the Receivable is conveyed to the Trust as described below under "--Ineligible Receivables",

   . each Receivable and all Collateral Security conveyed to the Trust on the Transfer Date, and all of the Transferor's right, title and interest in the Receivables Purchase Agreement, have been conveyed to the Trust free and clear of any liens,

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   .  all appropriate consents and governmental authorizations required to be obtained by the Transferor in connection with the conveyance of each Receivable or Collateral Security have been duly obtained, and

   . in the Transferor's reasonable belief, the procedures used to select the Accounts were not adverse to the interests of the Noteholders or the Enhancement Providers.

     If the Transferor breaches any representation described in the preceding paragraph with respect to any Receivable and the breach remains uncured for 30 days, or any longer period as may be agreed to by the Indenture Trustee, after the earlier to occur of the discovery of the breach by the Transferor or the Servicer or receipt of written notice of the breach by the Transferor or the Servicer, if the breach has a materially adverse effect on the interest of Noteholders in the Receivable (a "Disqualified Receivable"), the Disqualified Receivable will be reassigned to the Transferor on the terms and conditions set forth in the immediately succeeding paragraph. If, the breach should relate to an Account and have a materially adverse effect on the interest of Noteholders in the Receivables in the Account, all of the Receivables in the Account will be Disqualified Receivables and will be reassigned to the Transferor on the terms and conditions set forth in the immediately succeeding paragraph, and the Account will no longer be included as an Account.

     Each Disqualified Receivable will be reassigned to the Transferor on or before the end of the Collection Period in which the reassignment obligation arises. The Transferor will direct the Servicer to deduct the principal balance of the Disqualified Receivable from the Pool Balance. If the deduction would cause the Residual Participation Amount to be less than the Trust Available Subordinated Amount on the preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following the preceding Determination Date), on the date on which the reassignment is to occur the Transferor will make a deposit into the Collection Account in immediately available funds in an amount equal to the amount by which the Residual Participation Amount would be less than the Trust Available Subordinated Amount (the amount of the deposit being referred to herein as a "Transfer Deposit Amount"). If, however, the Indenture Trustee does not deposit if the Transfer Deposit Amount as described in the immediately preceding sentence, the principal balance of the related Receivables will be deducted from the Pool Balance only to the extent the Residual Participation Amount is not reduced below the Trust Available Subordinated Amount. Any principal balance not deducted as described in the preceding sentence will not be reassigned and will remain part of the Trust. Upon reassignment of any Receivable, but only after payment by the Transferor of any Transferor Deposit Amount, the Trust will automatically transfer, without recourse, representation or warranty, all of the right, title and interest of the Trust in and to the Receivable, all Collateral Security and all monies due or to become due on the Receivable and all proceeds of the Receivable. The reassignment of the Receivable to the Transferor and the payment of any related Transfer Deposit Amount will be the sole remedy for any breach of the representations and warranties described in the preceding paragraph available to Noteholders or the Indenture Trustee on behalf of Noteholders.

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

     The Transferor will also represent to the Trust, among other representations, that as of the Closing Date:

     . it is duly organized and in good standing, it has the authority to consummate the transactions contemplated by the Trust Sale and Servicing Agreement and the Trust Sale and Servicing Agreement constitutes a valid, binding and enforceable agreement of the Transferor, and

     . the Trust Sale and Servicing Agreement or, in the case of Additional Accounts, the related assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Transferor in the Receivables and the Collateral Security and the proceeds thereof and, upon the filing of uniform commercial code financing statements in the offices required by law, the Transferor will have a first priority perfected ownership interest in Receivables, the Collateral Security and the proceeds thereof [(other than the liens in favor VCI contemplated by the intercreditor provisions of the Receivables Purchase Agreement).]

     In the event that the breach of any representation made by the Transferor has a materially adverse effect on the Noteholders, and the holders of a majority of the aggregate unpaid principal amount of the Notes (including the Series 2000-1 Noteholders) have exercised their right to have the Notes redeemed under the Indenture, the Transferor will deposit in the Principal Funding Account for each Series an amount equal to the sum of the amounts specified for each outstanding Series in the related Series Supplement. The obligation of the Transferor to make the deposit into the Principal Funding Accounts for each Series will constitute the sole remedy respecting a breach of the representations and warranties available to Noteholders or the Indenture Trustee on behalf of the Noteholders.

     It is not required or anticipated that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with representations and warranties of the Transferor or for any other purpose. In addition, it is not anticipated or required that the Trust or the Indenture Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties, the observation of its obligations under the Trust Sale and Servicing Agreement or for any other purpose.

Ineligible Receivables

     For the purpose of facilitating the administration and reporting requirements of the Servicer under the Trust Sale and Servicing Agreement, all Ineligible Receivables will be transferred to the Trust.

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     In addition, the Incremental Subordinated Amount will be adjusted on each
Determination Date to reflect:

     . the Overconcentration Amount and the aggregate amount of Ineligible Receivables on the Determination Date, and

     . the aggregate amount of Ineligible Receivables included in the Trust on the last day of the preceding Collection Period.

Addition of Accounts

     Subject to the conditions described in the next paragraph below, the Transferor has the right to designate Additional Accounts. In addition, the Transferor is required to add the Receivables of Additional Accounts if, on the last day of any Collection Period, the Pool Balance on the Reset Date is less than the Required Participation Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date). In that case, unless the failure was solely the result of the unavailability of a sufficient amount of Eligible Receivables, the Transferor will, within ten business days following the end of the Collection Period, designate and transfer to the Trust the Receivables (and the Collateral Security) of Additional Accounts in a sufficient amount so that, after giving effect to the addition, the Pool Balance as of the close of business on the Addition Date is at least equal to the Required Participation Amount as of the following Payment Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on that Payment Date).

     Any designation of Additional Accounts will be subject to the following conditions, among others:

     . the Transferor must give timely notice of the addition of the Additional Accounts to the Owner Trustee, the Indenture Trustee, any agent, the Rating Agencies and any Enhancement Providers;

     .    each Additional Account must be an Eligible Account;

     . the Transferor must deliver to the Owner Trustee a duly executed written assignment and must deliver to the Owner Trustee and the Indenture Trustee the computer file or microfiche or written list required to be delivered under the Trust Sale and Servicing Agreement;

     . the addition of the Receivables arising in the Additional Accounts must not result in the occurrence of an Early Amortization Event or Investment Event for any Series of Notes;

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


     . the Transferor must not use selection procedures in selecting Additional Accounts that it reasonably believes is adverse to the interests of the Noteholders or any Enhancement Provider; and

     . the Transferor must, to the extent required, deposit all Collections with respect to Additional Accounts since the Additional Cut-Off Date in the Collection Account.

     The Transferor also may voluntarily designate Additional Accounts to be included as Accounts and transfer to the Trust the Receivables and the Collateral Security of those Additional Accounts, subject only to the limitations described in this paragraph. (Additional Accounts designated in accordance with the provisions described in this paragraph are referred to herein as "Automatic Additional Accounts".) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts designated for any calendar quarter must not exceed 10% of the number of Accounts as of the first day of the calendar quarter, and the number of Automatic Additional Accounts designated during any calendar year must not exceed 20% of the number of Accounts as of the first day of that calendar year.

     Each Additional Account (including each Automatic Additional Account) must be an Eligible Account at the time of its inclusion as an Account. However, Additional Accounts may not have been a part of the initial U.S. Wholesale Portfolio and may not be of the same credit quality as the initial Accounts. Additional Accounts also may have been originated by VCI at a later date using credit criteria different from the credit criteria which were applied to the initial Accounts, or may have been acquired by VCI from another wholesale lender that had different credit criteria. In addition, the Transferor will be permitted to designate as Additional Accounts which contain receivables that have been sold or pledged to third parties; however, following the applicable Additional Cut-Off Date, no Receivables thereafter arising in any Additional Accounts will be sold or pledged to any third parties.

Removal of Accounts

     The Transferor will have the right at any time to remove Eligible Accounts from the Trust. To remove any Eligible Account, the Transferor (or the Servicer on its behalf) must, among other things:

     (a) not less than five business days prior to the Removal Commencement Date, furnish to the Owner Trustee, Indenture Trustee, any agent, any Enhancement Provider and the Rating Agencies a Removal Notice specifying the Removal Commencement Date on which removal of one or more Accounts will commence and the Designated Accounts to be removed from the Trust,

     (b) determine on the Removal Commencement Date the Designated Balances of each Designated Account and deliver to the Trust on the Removal Commencement Date a computer file or microfiche or written list containing a true and complete list of the Designated Accounts specifying for each Designated Account its

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


          account number and the aggregate amount of Receivables outstanding in the Designated Account,

     (c) from and after the Removal Commencement Date, cease to transfer to the Trust any and all Receivables arising in the Designated Accounts,

     (d) from and after the Removal Commencement Date, allocate all Principal Collections in respect of each Designated Account, first to the oldest outstanding principal balance of the Designated Account, until the Determination Date on which the Designated Balance in the Designated Account is reduced to zero,

     (e) on each business day from and after the Removal Commencement Date to and until the related Removal Date, allocate:

          . to the Trust (to be further allocated under the Trust Sale and Servicing Agreement), Non-Principal Collections in respect of each Designated Account for Receivables in all Designated Accounts transferred to the Trust, and

          . to the Transferor the remainder of the Non-Principal Collections in the Designated Accounts,

     (f) represent and warrant that the removal of the Eligible Account on any Removal Date will not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series of Notes,

     (g) represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts,

     (h) represent and warrant that the removal will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by any applicable Rating Agency, and

     (i) on or before the related Removal Date, deliver to the Indenture Trustee and any Enhancement Provider an officers' certificate confirming the items set forth in clauses (f), (g) and (h) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts will not result in the occurrence of an Early Amortization Event or Investment Event.

No Designated Accounts will be removed if the removal will result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes.

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


     On the fifth business day after any date on which an Account becomes an Ineligible Account (which will be the Removal Commencement Date for the Account), the Transferor will commence the removal of the Receivables of the Ineligible Account from the Trust by taking each of the actions described above for the removal of Eligible Accounts.

     Upon satisfaction of the described in the second preceding paragraph above, on the Removal Date for the Designated Account, the Transferor will cease the allocation of collections of Receivables from the Designated Account and the Designated Account will be removed from the Trust for all purposes (a "Removed Account").

     In addition to the removal rights described in the immediately preceding paragraphs, the Transferor will have the right at any time to remove Ineligible Accounts from the Trust and repurchase the Receivables in those Ineligible Accounts. To remove Ineligible Accounts and repurchase Receivables in the Ineligible Accounts, the Transferor (or the Servicer on its behalf) must, among other things:

     (1) not less than five business days prior to the Removal and Repurchase Date, furnish to the Trust and the Owner Trustee, the Indenture Trustee, any agent, each Enhancement Provider and the Rating Agencies a Removal Notice specifying the Designated Accounts which are to be removed, the Designated Receivables which are to be repurchased, and the Removal and Repurchase Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur,

     (2) deliver to the Trust on the Removal and Repurchase Date a computer file or microfiche or written list containing a complete list of the Removed Accounts specifying for each Removed Account its account number and the aggregate amount of Receivables outstanding in the Removed Account,

     (3) deposit into the Collection Account on the Removal and Repurchase Date funds in an amount equal to the Repurchased Receivables Purchase Price on the Removal and Repurchase Date,

     (4) represent and warrant that the removal of any Ineligible Account and the repurchase of the Receivables then existing in the Ineligible Account on any Removal and Repurchase Date will not, in the reasonable belief of the Transferor, cause an Early Amortization Event or Investment Event to occur for any Series of Notes or cause the Pool Balance to be less than the Required Participation Amount,

     (5) represent and warrant that no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the Designated Accounts,

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


     (6) represent and warrant as of the Removal and Repurchase Date that the list of Removed Accounts delivered as described in clause (2) above, as of the Removal and Repurchase Date, is true and complete in all material respects,

     (7) represent and warrant that the removal and repurchase will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes by the applicable Rating Agencies, and

     (8) deliver to the Trust, the Indenture Trustee and any Enhancement Providers an officers' certificate confirming the items set forth in clauses (4) through (7) above and confirming that the Transferor reasonably believes that the removal of the Removed Accounts and the repurchase of the Repurchased Receivables will not result in the occurrence of an Early Amortization Event or Investment Event for any Series of Notes.

     Upon satisfaction of these conditions, the Designated Account will be removed and the Designated Receivables ("Repurchased Receivables") will repurchased from the Trust on the Removal and Repurchase Date.

     On each Payment Date, any amounts on deposit in the Collection Account resulting from payment by the Transferor of any Repurchased Receivables Purchase Price will be treated as Collections.

     The Transferor will also have the right to remove Ineligible Accounts and reassign the then existing Receivables in the Ineligible Accounts ("Automatic Removed Accounts"), upon satisfaction by the Transferor (or the Servicer on its behalf) of the following conditions:

     (a) on or before the fifth business day immediately preceding the date upon which Accounts are to be removed, the Transferor must furnish to the Owner Trustee, the Indenture Trustee, any agent, any Enhancement Providers and the Rating Agencies a Removal Notice specifying the Automatic Removal Date on which the removal of the Automatic Removed Accounts and reassignment of the Receivables therein is to occur;

     (b) on or prior to the date that is five business days after the Automatic Removal Date, the Transferor must have delivered to the Trust and the Indenture Trustee a computer file or microfiche or written list containing a complete list of the Automatic Removed Accounts specifying for each Automatic Removed Account, as of the removal notice date, its account number and the aggregate amount of Receivables outstanding in the Automatic Removed Account;

     (c) the Transferor must have represented and warranted as of each Automatic Removal Date that the list of Automatic Removed Accounts delivered as described in clause (b) directly above, as of the Automatic Removal Date, is true and complete in all material respects; and

     (d) if any of the Accounts to be removed is not liquidated and does not have a zero balance:

          . the Transferor must deliver to the Indenture Trustee confirmation from each Rating Agency that the removal will not result in a reduction or withdrawal of the Ratings Agency's rating of any outstanding Series or class of Notes (including the Series 2000-1 Notes); and

          . the Transferor must have delivered to the Owner Trustee, Indenture Trustee, any agent and any Enhancement Providers an officers' certificate, dated the Automatic Removal Date, to the effect that the Transferor reasonably believes that the removal will not cause an Early Amortization Event or Investment Event to occur for any Series of Notes.

     Upon satisfaction of the conditions described in the preceding paragraph, on the Automatic Removal Date, the Receivables arising in the Automatic Removed Accounts will be removed from the Trust.

The Residual Interest

     The Transfer and Servicing Agreements permit the Transferor to transfer a portion of its Residual Interest to another person upon the execution and delivery of a supplement to the Trust Agreement (which supplement must comply with the requirements of the amendment section of the Trust Agreement if it amends any of the terms of the Trust Agreement), if:

     (a) the Transferor has delivered to the Owner Trustee, the Indenture Trustee, the Rating Agencies and any Enhancement Provider a Tax Opinion of regarding the transfer, and

     (b) the Transferor has given the Rating Agencies notice five days prior to the transfer and has delivered to the Owner Trustee and the Indenture Trustee written confirmation from the applicable Rating Agencies that the transfer will not result in a reduction or withdrawal of the rating of any outstanding Series or class of Notes (including the Series 2000-1 Notes).

Any subsequent transfer or assignment of any portion of the Residual Interest is also subject to the conditions described in clauses (a) and (b) in the preceding sentence.


Adjustment Payments and Rebate Payments

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

     If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, credit adjustment or billing error to a Dealer, or because the Principal Receivable was created for inventory that was refused or returned by a Dealer, then, the Residual Participation Amount and the Pool Balance will automatically be reduced by the amount of the adjustment. Furthermore, to the extent that the reduction would reduce the Residual Participation Amount below the Trust Available Subordinated Amount for the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following the preceding Determination Date), the Transferor will pay an amount equal to the deficiency (up to the amount of the adjustment) into the Collection Account within five business days after the day on which the adjustment or reduction occurs (each payment, an "Adjustment Payment").

     If the Servicer adjusts downward the amount of interest otherwise payable on any Receivable for any Collection Period as a result of any interest rebate program, the Servicer will deposit into the Collection Account on or prior to the Payment Date related to the Collection Period an amount equal to the rebate (the payment, a "Rebate Payment").

Termination; Fully Funded Date

     Termination.  The Indenture will terminate on the earlier to occur of:

     . the day following the Payment Date on which the aggregate Invested Amounts for all Series of Notes is zero, and

     . the date on which proceeds from the sale, disposal or other liquidation of the Receivables are distributed to the Noteholders following any violation by the Transferor of its covenant not to create any lien on any Receivable as provided in the Trust Sale and Servicing Agreement and as described above under "The Series 2000-1 Notes-- Early Amortization Events".

     Upon termination of the Indenture, all right, title and interest in the Receivables and other funds of the Trust (other than amounts in the Collection Account, any Principal Funding Account, Interest Funding Account, Excess Funding Account or other account for the final distribution of principal and interest to Noteholders) will be conveyed and transferred to the Trust.

     Fully Funded Date. Following the occurrence of the Fully Funded Date for any Series of Notes, including the Series 2000-1 Notes, Noteholders of that Series will no longer have any interest in the Receivables and all the representations and covenants of the Transferor and the Servicer relating to the Receivables, as well as other specified provisions of the Indenture, and all remedies for breaches thereof, will no longer accrue to the benefit of the Noteholders of that Series, in each case, unless the Revolving Period for the Series recommences as provided in the related Series Supplement. The representations, covenants and other provisions the benefit of which the Noteholders of that Series will no longer enjoy will include the conditions to the

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


[transfer of any portion of the Residual Interest described under "The Transfer and Servicing Agreements --The Residual Interest",] the conditions to the issuance of a new Series of Notes described under "The Series 2000-1 Notes--New Issuances", the representations described under "The Transfer and Servicing Agreements--Representations and Warranties by the Transferor" to the extent they relate to the Receivables and the Collateral Security, the limitations on additions and removals of Accounts described under "The Transfer and Servicing Agreements--Addition of Accounts" and "--Removal of Accounts", respectively, and the obligations of the Servicer to service the Receivables described under "The Transfer and Servicing Agreements--Collection and Other Servicing Procedures" and "--Servicer Covenants". In addition, upon the occurrence of the Fully Funded Date for any Series of Notes, including the Series 2000-1 Notes, no Non-Principal Collections, Principal Collections, Defaulted Receivables or Miscellaneous Payments will be allocated to that Series, unless the Revolving Period with respect thereto recommences as described above in "The Series 2000-1 Notes--Early Amortization Events."

Indemnification

     The Trust Sale and Servicing Agreement provides that the Servicer will indemnify the Trust, for the benefit of the Residual Interestholder, the Noteholders, any Enhancement Providers, the Owners Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any taxes that may at any time be asserted against any of them with respect to the transactions contemplated under the Trust Sale and Servicing Agreement. Taxes included in this right to indemnification include, among others, any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes, and will also include the right to indemnification for any cost and expenses in defending against the taxes. The right to indemnification, however, will not apply to any taxes asserted with respect to, or arising out of:

     .    the sale of any Eligible Receivables to the Trust,

     .    the issuance and original sale of any Notes,

     . ownership or sale of any Eligible Receivables in the Accounts, or of the Notes or the Residual Interest,

     . distributions or the receipt of payment on the Notes and Residual Interest, or

     .    any fees or other compensation payable to anyone.

     The Trust Sale and Servicing Agreement further provides that the Servicer will indemnify the Trust, for the benefit of the Residual Interestholder, the Noteholders, any Enhancement Providers, the Owner Trustee and the Indenture Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of

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


the Servicer under the Trust Sale and Servicing Agreement. The Servicer, however, will not be required to indemnify anyone:

     . if the acts, omissions or alleged acts or omissions constitute fraud, gross negligence, breach of fiduciary duty or wilful misconduct by the Owner Trustee or the Indenture Trustee, and

     . for any liabilities, cost or expense of the Trust with respect to any action taken by the Owner Trustee at the request of the Residual Interestholder, or any Noteholders or Enhancement Providers to the extent the Owner Trustee is fully indemnified by the Residual Interestholder, Noteholders or Enhancement Providers with respect to the action.

     The Trust Sale and Servicing Agreement further provides that the Servicer will indemnify the Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury arising out of or incurred in connection with:

     . in the case of the Indenture Trustee, the Indenture Trustee's performance of its duties under the Indenture,

     . in the case of the Owner Trustee, the Owner Trustee's performance of its duties under the Trust Agreement, or

     . the acceptance, administration or performance by, or action or inaction of, the Indenture Trustee or the Owner Trustee, as applicable, of the trusts and duties under the transactions contemplated by the Trust Sale and Servicing Agreement and related documents.

The Indenture Trustee and the Owner Trustee, and their respective officers, directors, employees and agents, will not, however, be entitled to indemnification to the extent that any cost, expense, loss, claim, damage or liability:

     . is due to the wilful misfeasance, bad faith or negligence (except for errors in judgment) of the person seeking to be indemnified,

     . to the extent otherwise payable to the Indenture Trustee, arises from the Indenture Trustee's breach of any of its representations or warranties under the Indenture,

     . to the extent otherwise payable to the Owner Trustee, arises from the Owner Trustee's breach of any of its representations or warranties under the Trust Agreement, or

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     .    arises out of or is incurred in connection with the performance by the Indenture Trustee of the duties of successor Servicer under the Trust Sale and Servicing Agreement.

     The Trust Sale and Servicing Agreement provides that, except as described in the prior paragraphs above, and except for other specified exceptions, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders or any other person for taking any action, or for refraining from taking any action, under the Trust Sale and Servicing Agreement. However, neither the Transferor, the Servicer nor any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of that person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Trust Sale and Servicing Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Trust Sale and Servicing Agreement. The Servicer may, in its sole discretion, undertake any reasonable legal action which it may deem necessary or desirable for the benefit of the Noteholders with respect to the Trust Sale and Servicing Agreement and the rights and duties of the parties thereto and the interest of the Noteholders thereunder.

Collection and Other Servicing Procedures

     The Servicer will for service, collect, enforce, and administer the Receivables under the Trust Sale and Servicing Agreement. The Servicer will service the Receivables in accordance with its customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables that the Servicer services for its own account and in accordance with its own servicing guidelines, except where the failure to so act would not materially and adversely affect the rights of the Trust, the Noteholders or any Enhancement Provider.

     The Servicer covenants that it may only change the terms relating to the Accounts if, in the Servicer's reasonable judgment:

     . no Early Amortization Event or Investment Event will occur for any Series of Notes (including the Series 2000-1 Notes) as a result of the change,

     . the change is made applicable to the comparable segment of the portfolio of dealer wholesale financing revolving line of credit accounts with similar characteristics owned or serviced by the Servicer and not only to the Accounts, and

     . in the case of a reduction in the rate of any finance charges, the Servicer does not expect any reduction to result in the weighted average of the reference rates applicable to the finance charges for any Collection Period being less than the

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


          weighted average for all Series of the interest rates and Servicing Fee Rates payable on the Series.

     Servicing activities to be performed by the Servicer include collecting and recording payments, communicating with dealers, investigating payment delinquencies, evaluating the increase of credit limits, and maintaining internal records for each Account. The Servicer will perform managerial and custodial services on behalf of the Trust, which will include providing reasonable assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trust and the Indenture Trustee under the Trust Sale and Servicing Agreement and Indenture, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Noteholders and on behalf of the Trust and the Indenture Trustee.

Servicer Covenants

     In the Trust Sale and Servicing Agreement the Servicer covenants that:

     . it will duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts, will maintain in effect all qualifications required in order to service the Receivables and the Accounts and will comply in all material respects with all requirements of law in connection with servicing the Receivables and the Accounts, the failure to comply with which would have a materially adverse effect on the Noteholders or Enhancement Providers of any outstanding Series;

     . it will not permit any rescission or cancellation of a Receivable except in accordance with its customary practices for servicing dealer wholesale financing revolving line of credit loans or except as ordered by a court of competent jurisdiction or other government authority;

     . it will do nothing to impair the rights of the Noteholders or Enhancement Providers in the Receivables or the Account;

     . it will not reschedule, revise or defer payments due on any Receivable except in accordance with its customary practices for servicing dealer wholesale financing revolving line of credit loans; and

     . it will not sell, pledge, assign or transfer to any person or grant, create, incur, assume or suffer to exist any lien on any Receivable sold or assigned to the Trust other than as contemplated by the Related Documents.

     Under the terms of the Trust Sale and Servicing Agreement, if the Transferor or the Servicer discovers, or receives written notice, that any covenant of the Servicer described in the preceding paragraph has not been complied with in all material respects and the noncompliance

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


has not been cured within 30 days thereafter (or any longer period as the Owner Trustee may agree to) and has a materially adverse effect on the value of any Receivable, the Servicer will purchase the Receivable or all Receivables in the Account, as applicable. The purchase will be made on the Determination Date following the expiration of the 30-day cure period, and the Servicer will be obligated to deposit into the Collection Account in immediately available funds the amount of the Receivable plus accrued and unpaid interest thereon. The amount of the deposit will be deemed a Transfer Deposit Amount. The purchase by the Servicer constitutes the sole remedy available to the Noteholders if the covenant or warranty of the Servicer is not satisfied, and the Trust's interest in any the purchased Receivables will be automatically assigned to the Servicer.

Servicing Compensation and Payment of Expenses

     The Servicing Fee will be payable in arrears on each Payment Date on or before the Trust Termination Date.

     The Monthly Servicing Fee for any Series will be payable to the Servicer solely to the extent amounts are available to pay the Monthly Servicing Fee for the Series in accordance with the terms of the Trust Sale and Servicing Agreement. The share of the Monthly Servicing Fee allocable to the Noteholders of a Series (for each Series, the "Noteholder Monthly Servicing Fee") will equal one-twelfth of the product of

     .    the Servicing Fee Rate, and

     . the Invested Amount for the Series (as defined in the related Series Supplement) as of the last day of the Collection Period preceding the Payment Date.

The remainder of the Monthly Servicing Fee will be paid by the Residual Interestholder and, in no event, will the Trust or the Noteholders be liable for the share of the Monthly Servicing Fee to be paid by the Residual
Interestholder.

     The Servicer will pay from its servicing compensation specified expenses incurred in connection with servicing the Accounts and the Receivables, including the fees and disbursements of the Indenture Trustee, the Owner Trustee, attorneys and independent accountants and all other fees and expenses that are not expressly stated in the Trust Sale and Servicing Agreement to be payable by the Trust, the Residual Interestholder, the Noteholders or the Enhancement Providers, other than federal, state and local income and franchise taxes, if any, of the Trust or the Noteholders.

     The Servicing Fee Rate for the Series 2000-1 Notes for any Payment Date will equal 1.0% per annum.

     The Servicer may waive its right to receive the Monthly Servicing Fee for any Series on any Payment Date, so long as it believes that sufficient Non-Principal Collections will be

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


available on a future Payment Date to pay the Monthly Servicing Fee that has been waived. On any Payment Date on which the Servicer waives the Monthly Servicing Fee, the Monthly Servicing Fee for that Payment Date will be deemed to be zero.

Material Matters Regarding the Servicer

     The Servicer may not resign from its obligations and duties under the Trust Sale and Servicing Agreement, except upon determination that the duties are no longer permissible under applicable law, and there is no reasonable action that the Servicer could take to make the performance of its duties under the Trust Sale and Servicing Fee permissible under applicable law. The Servicer may also resign if each Rating Agency shall have stated in writing that the resignation will not result in the reduction or withdrawal of the rating of all Notes rated by the Rating Agency. No resignation of the Servicer will become effective until the Indenture Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Trust Sale and Servicing Agreement. If the Indenture Trustee is unable to appoint a successor to the Servicer within 120 days of the date on which the Servicer determines that the duties of the Servicer are no longer permissible under applicable law, the Indenture Trustee will serve as successor to the Servicer.

     Any person into which the Servicer may be merged or consolidated (in accordance with the Trust Sale and Servicing Agreement), or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Trust Sale and Servicing Agreement.

Servicing Default

     In the event of any Servicing Default, the Indenture Trustee, by written notice to the Servicer, may terminate all of the rights and obligations of the Servicer, as servicer, under the Trust Sale and Servicing Agreement and in and to the Receivables and the proceeds thereof and appoint a new Servicer (a "Service Transfer"). The rights and interest of the Transferor in the Residual Interest under the Trust Sale and Servicing Agreement will not be affected by any Service Transfer. The Indenture Trustee will appoint a successor Servicer as promptly as possible. If no successor Servicer has been appointed by the Indenture Trustee that has accepted the appointment by the time the Servicer ceases to act as Servicer, all rights, authority, power and obligations of the Servicer under the Trust Sale and Servicing Agreement will pass to and be vested in the Indenture Trustee. Prior to any Service Transfer, the Indenture Trustee will review any bids, obtained from potential servicers meeting specified eligibility requirements set forth in the Trust Sale and Servicing Agreement, to serve as successor Servicer for servicing compensation not in excess of the Servicing Fee, plus specified excess amounts payable to the Transferor. The Servicer will immediately notify the Owner Trustee in writing of any Servicing Default.

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


Rights upon Servicing Default

     As long as a Servicing Default under the Trust Sale and Servicing Agreement remains unremedied, the Indenture Trustee may terminate all the rights and obligations of the Servicer under the Trust Sale and Servicing Agreement. Following receipt of a Termination Notice, the Servicer will continue to perform all servicing functions under the Trust Sale and Servicing Agreement until the date specified by the Indenture Trustee or otherwise agreed to by the Indenture Trustee and the Servicer. The Indenture Trustee will, as promptly as possible after the delivery of a Termination Notice, appoint a Successor Servicer meeting the eligibility requirements for the Servicer set forth in the Trust Sale and Servicing Agreement (which include the consent of any Enhancement Providers).
If no Successor Servicer shall have accepted appointment as Successor Servicer by the time the Servicer ceases to act as Servicer, then the Indenture Trustee automatically will be appointed as Successor Servicer. However, if the Indenture Trustee is legally unable to act as Successor Servicer, it may petition a court of competent jurisdiction to appoint any established institution either having net worth of not less than $100,000,000 and whose regular business includes the servicing of wholesale receivables as Successor Servicer, or concerning which each Rating Agency rating the Series 2000-1 Notes has indicated that the appointment of that Successor Servicer will not cause the Rating Agency to reduce or withdraw its rating of the Series 2000-1 Notes.

     If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicing Default has occurred other than the appointment of the bankruptcy trustee or similar official for the Servicer, the trustee or official may have the power to prevent the Indenture Trustee, the Owner Trustee or the Residual Interestholder from completing a Service Transfer. If the Indenture Trustee is unwilling or unable to complete a Service Transfer, it may appoint, or petition a court of competent jurisdiction to appoint, a successor servicer that either possesses net worth of at least $100,000,000 and that otherwise meets the eligibility requirements set forth in the Trust Sale and Servicing Agreement, or concerning which each Rating Agency rating the Series 2000-1 Notes has indicated that the appointment of that Successor Servicer will not cause the Rating Agency to reduce or withdraw its rating of the Series 2000-1 Notes.. The Indenture Trustee may make arrangements for compensation to be paid to the successor, which may not be greater than the servicing compensation paid to the Servicer under the Trust Sale and Servicing Agreement.

Waiver of Past Defaults

     The holders of Notes evidencing at least a majority in principal amount of the Notes then outstanding (or, if the Notes have been paid in full, the Residual Interestholder), voting as a single class, may, on behalf of all Noteholders and the Residual Interestholder, waive any default by the Servicer in the performance of its obligations under the Trust Sale and Servicing Agreement and the Receivables Purchase Agreement and the consequences of the default, except a Servicing Default in making any required distributions, payments, transfers or deposits in accordance with the Trust Sale and Servicing Agreement. No waiver will impair the rights of the Indenture Trustee, the Owner Trustee, or the Noteholders that accrue for subsequent defaults.

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

Evidence as to Compliance

     The Trust Sale and Servicing Agreement requires that a firm of independent public accountants furnish to the Owner Trustee, Indenture Trustee, any Rating Agencies, any agent for any Series or class of Notes, and any Enhancement Provider, an annual statement, delivered on or before April 30 of each year, beginning April 30, 2001, to the effect that (a) the firm has examined (1) the financial statements of the Servicer in accordance with specified standards and
(2) documents and records of the Servicer relating to the servicing of wholesale receivables (including financing arrangements with automobile dealers to finance their automobile and light-duty truck inventory), and (b) nothing caused the firm to believe that the Servicer did not comply with the Trust Sale and Servicing Agreement during the prior calendar year (or in the case of the first statement, during the period from the Closing Date to December 31, 2000).

     The Trust Sale and Servicing Agreement also requires the delivery to the Owner Trustee and the Indenture Trustee, any Rating Agencies, any agent with respect to any Series or class of Notes, and Enhancement Provider, on or before April 30 of each year, beginning April 30, 2001, a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled in all material respects its obligations under the Trust Sale and Servicing Agreement throughout the preceding twelve months ended December 31 (or in the case of the first certificate, the period from the Closing Date to December 31, 2000) or, if there has been a default in the fulfillment of any obligation of the Servicer, describing each default and the status thereof. The Servicer will give the Indenture Trustee and the Owner Trustee notice of Servicing Defaults under the Trust Sale and Servicing Agreement.

     Copies of the statements and certificates of the firm of independent public accountants and the officer of the Servicer may be obtained by Noteholders (including Series 2000-1 Noteholders) by request in writing addressed to the Owner Trustee.

Amendments

     The Transfer and Servicing Agreements may be amended by the parties thereto without the consent of the related Noteholders or any Enhancement Provider:

     .    to cure any ambiguity,

     . to correct or supplement any provision therein that may be defective or inconsistent with any other provision therein,

     . to add or supplement any credit, liquidity or other enhancement arrangement for the benefit of any Noteholders (except that if any addition of credit, liquidity or enhancement arrangements affects any Series or class of Noteholders differently than any other Series or class of Noteholders, then the addition will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any Series or class of Noteholders),

     . to add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Trust, the Owner Trustee or the Indenture Trustee for the benefit of Noteholders, or

     . to add, change or eliminate any other provision of the agreement in any manner that will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Noteholders.

     Each Transfer and Servicing Agreement may also be amended by the parties thereto with either:

     . the consent of the holders of at least a majority in principal amount of the Controlling Class of each Series of Notes adversely affected in any material respect thereby, or

     . confirmation from each Rating Agency rating a Series or class of Notes (including the Series 2000-1 Notes) that the amendment will not result in the reduction or withdrawal of any ratings of the Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the Noteholders. However, no amendment may:

     . reduce in any manner the amount of, or accelerate or delay the timing of, distributions or payments that are required to be made on any Note, or the amount available under any Enhancement Agreement, without the consent of the holder thereof,

     . change the definition of or the manner of calculating the interest of any Note without the consent of the holder thereof,

     . adversely affect the rating of any Series or class of Notes by any Rating Agency without the consent of two-thirds of the principal amount of the outstanding Notes of the affected Series or class, or

     . reduce the percentage of the principal amount of the outstanding Notes of any Series or class required to consent to any amendment,

without the consent of two-thirds of the principal amount of the outstanding Notes of the affected Series or class.

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

Intercreditor Arrangements

     The agreements between the Dealers and VCI that govern the Accounts grant a security interest in favor of VCI in the Vehicles relating to the Receivables in the Accounts. VCI represents in the Receivables Purchase Agreement that, for the Receivables conveyed to the Trust, the security interest in the related Vehicles is a first priority perfected security interest. This first priority perfected security interest will be assigned by VCI to the Transferor under the Receivables Purchase Agreement, and subsequently assigned to the Trust by the Transferor under the Trust Sale and Servicing Agreement. [In its other lending activities, VCI may have made capital loans, real estate loans or other loans to Dealers ("VCI's Other Loans") that are also secured by a security interest in the Vehicles. In the Receivables Purchase Agreement, VCI agrees that any security interests in the Vehicles granted to it to secure VCI's Other Loans will be junior and subordinate to the security interests in the Vehicles granted to secured the Receivables. VCI also agrees that it will not realize on any collateral pledged as part of any security interests in a manner materially adverse to the Transferor, the Trust and the Noteholders, until the Transferor and the Trust have been paid in full for their interests in the Receivables secured by the Vehicles.]

     [However, VCI may have security interests in Collateral Security other than the Vehicles securing VCI's Other Loans. VCI may, in its sole discretion, realize on Collateral Security other than Vehicles securing VCI's Other Loans before the Trust or the Indenture Trustee, on behalf of any Noteholders, is permitted to realize on this Collateral Security in respect of the Receivables. Thus, the security interests of the Trust and Indenture Trustee in the Collateral Security other than the Vehicles may be junior and subordinate to the security interests granted by VCI in connection with VCI's Other Loans. Because of the subordinate position of the Indenture Trustee in respect of the Collateral Security other than the Vehicles, there is no assurance that the Trust or the Indenture Trustee will realize any proceeds in respect of any Collateral Security other than the Vehicles.]

Administration Agreement

     [VCI], in its capacity as the Administrator, will enter into the Administration Agreement with the Trust and the Indenture Trustee under which the Administrator will agree, to the extent provided in the Administration Agreement, to provide the notices and to perform other administrative obligations required by the Indenture. As compensation for the performance of the Administrator's obligations under the Administration Agreement and as reimbursement for its expenses related thereto, the Administrator will be entitled to a monthly administration fee in an amount equal to $[1,500], which fee will be paid by the Servicer.

                   Material Legal Aspects of the Receivables

Transfer of Receivables

     On the Closing Date and each day thereafter, VCI will sell the Receivables to the Transferor, the Transferor will immediately transfer the Receivables to the Trust, and the Trust will pledge the Receivables to the Indenture Trustee for the benefit of the Noteholders. The Transferor represents that:

     . the sale or transfer to the Trust constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in, to and under the Receivables;

     . under applicable Michigan law, there exists a valid, ownership interest in the Receivables; and

     . in the event the sale by the Transferor to the Trust is recharacterized as a grant of a security interest instead of a true sale, the Trust will have an enforceable first priority perfected security interest in the Receivables following their transfer to the Trust.

For a discussion of the Trust's rights arising from a breach of these representations, see "The Transfer and Servicing Agreements--Representations and Warranties by the Transferor".

     Each of VCI and the Transferor has represented that the Receivables are "instruments", "accounts", "chattel paper" or "general intangibles" for purposes of Michigan's Uniform Commercial Code. [Any dealer promissory notes evidencing the Receivables which constitute "instruments" under the Uniform Commercial Code have been and will continue to be transferred by the Transferor, to the Trust and to the Indenture Trustee's office located in [__________________________]. However, if the Receivables are deemed to be accounts, chattel paper or general intangibles and the transfer of the Receivables by VCI to the Transferor, by the Transferor to the Trust or by the Trust to the Indenture Trustee is deemed either to be a sale or to create a security interest, the Uniform Commercial Code or other applicable law applies. In the case of chattel paper, the Indenture Trustee, as transferee, would then have to take possession of the chattel paper or file an appropriate financing statement or statements in order to perfect its interests in the Receivables. As a precautionary measure, financing statements covering the Receivables have been filed under the Michigan Uniform Commercial Code by the Transferor, the Trust and the Indenture Trustee, to perfect their respective interests in the Receivables, and continuation statements will be filed, as required, to continue the perfection of their interests in the Receivables.]

     There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of Receivables could have an interest in the Receivables with priority over the Trust's and the Indenture Trustee's interest. A purchaser of the Receivables who gives new value and takes possession of the documents which evidence the Receivables in the ordinary course of the purchaser's business may have priority over the Trust's

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


and the Indenture Trustee's interest in the Receivables. A tax or other government lien on property of VCI or the Transferor arising before a Receivable is conveyed to the Trust or to the Indenture Trustee may also have priority over the Trust's and the Indenture Trustee's interest in the transferred Receivable. Under the Receivables Purchase Agreement, VCI represents to the Transferor, under the Trust Sale and Servicing Agreement the Transferor represents to the Trust, and under the Indenture the Trust represents to the Indenture Trustee that the Receivables have been transferred free and clear of any third party lien. [In addition, the Transferor agrees under the Trust Sale and Servicing Agreement to deliver to the Trust, and the Trust agrees under the Indenture to deliver to the Indenture Trustee any necessary instruments, including any promissory notes received from Dealers, which evidence the Receivables.] Each of VCI, the Transferor and the Trust also covenants that it will not transfer or grant any lien on any Receivable [or, except as described under "The Transfer and Servicing Agreements--The Residual Interest", the Residual Interest, or any interest in the Residual Interest,] other than to the Trust or the Indenture Trustee. [In addition, while VCI is the Servicer, cash collections on the Receivables may, under specified circumstances, be commingled with the funds of VCI prior to each Payment Date and, in the event of a VCI bankruptcy, the Trust and the Indenture Trustee may not have a perfected interest in the commingled collections.]


                    Material Matters Relating to Bankruptcy

     If VCI were to become a debtor in a bankruptcy case, a creditor or trustee in bankruptcy of VCI or VCI itself may attempt to characterize the transfer of the Receivables from VCI to the Transferor as a pledge of the Receivables to secure a borrowing by VCI, rather than a true sale of the Receivables. VCI represents to the Transferor in the Receivables Purchase Agreement that the sales of the Receivables by VCI to the Transferor are valid sales of the Receivables to the Transferor. In addition, VCI and the Transferor agree to treat these transfers as sales of the Receivables to the Transferor, and VCI will take all actions that are required under Michigan law to perfect the Transferor's ownership interest in the Receivables. If these transfers are treated as sales, the Receivables would not be part of VCI's bankruptcy estate and would not be available to VCI's creditors.

     In Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the
        -----------------------------------
United States Court of Appeals for the Tenth Circuit suggested that, even where a transfer of accounts from a seller to a buyer constitutes a true sale, the accounts would nevertheless constitute property of the seller's bankruptcy estate in a bankruptcy of the seller. The Transferor has been advised by counsel that the reasoning of the Octagon court appears to be inconsistent with established precedent and the Uniform Commercial Code. In addition, the Permanent Editorial Board of the Uniform Commercial Code has issued an official commentary (P&B Commentary No. 14) which characterizes the Octagon court's interpretation of Article 9 of the Uniform Commercial Code to be erroneous. The official commentary states that nothing in Article 9 is intended to prevent the transfer of ownership of accounts or chattel paper.

     In addition, if VCI were to become a debtor in a bankruptcy case, a creditor of VCI, the bankruptcy trustee of VCI, or VCI itself might request that VCI be substantively consolidated with the Transferor. Delays or reductions in payments on the Series 2000-1 Notes could occur while the court decides these issues. In addition, should a court rule that the Receivables are part of VCI's bankruptcy estate, or that VCI should be substantively consolidated with the Transferor, additional reductions or delays in payments on the Series 2000-1 Notes could result. See "Risk Factors--A Bankruptcy of VCI or the Transferor May Delay or Reduce Payments on the Series 2000-1 Notes".

     If the Transferor were to become a bankrupt debtor, an Early Amortization Event would occur, which may result in a lack of funds available to make full and timely payment on the Series 2000-1 Notes. The Transferor has attempted to reduce the likelihood that it will file for bankruptcy. The Transferor's limited liability company agreement provides that, under specified circumstances, the Transferor is required to have at least one independent director meeting the qualifications set forth in its limited liability company agreement. The Transferor's limited liability company agreement also provides that the Transferor will not file a voluntary application for relief under the U.S. Bankruptcy Code without the affirmative vote of its independent director. Under the Trust Sale and Servicing Agreement, the Indenture Trustee, the Trust, the Owner Trustee, all the Noteholders and any Enhancement Provider agree that they will not, until one year and one day after termination of the Indenture, institute against the Transferor any bankruptcy, reorganization or other proceedings under any federal or state bankruptcy or similar law. The Transferor does not intend to file a voluntary application for relief under the Bankruptcy Code or any similar applicable state law regarding the Transferor so long as the Transferor is solvent, and the Transferor does not foresee it becoming insolvent.

     If VCI or the Transferor filed for bankruptcy under the federal bankruptcy code or any state insolvency laws, then VCI or the Transferor may be able to recover payments they made to the Trust to repurchase Receivables. In general, VCI or the Transferor might recover any payments made by them to the Trust during the one-year period before the date VCI or the Transferor filed for bankruptcy. The one-year period may be extended by the court if it determines that the bankrupt entity was insolvent more than one year prior to filing its bankruptcy petition.


                    Material Federal Income Tax Consequences

General

     The following summary describes the material United States federal income tax consequences of the purchase, ownership and disposition of an investment in the Series 2000-1 Notes. The following summary has been prepared and reviewed by Mayer, Brown & Platt as special tax counsel to the Transferor and the Trust. The summary is based on the U.S. Internal Revenue Code as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The summary is addressed only to original purchasers of the Series 2000-1 Notes, deals only with Series 2000-1 Notes held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding Series 2000-1 Notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, including some financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding the Series 2000-1 Notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of interests in a holder of the Series 2000-1 Notes. Special Tax Counsel is of the opinion that the following summary of federal income tax consequences is correct in all material respects. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts, and no ruling on any of the issues discussed below will be sought from the IRS. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the Series 2000-1 Notes described in this prospectus. Accordingly, if you are considering the purchase of Series 2000-1 Notes, it is suggested that you consult your own tax advisors with regard to the United States federal income tax consequences of an investment in the Series 2000-1 Notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to your particular situations.

     The United States federal income tax opinions of Special Tax Counsel set forth more fully below are that:

     . the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for United States federal income tax purposes, and

     . the Series 2000-1 Notes will be characterized as debt for United States federal income tax purposes.

Tax Characterization of the Trust and the Series 2000-1 Notes

     Treatment of the Trust as an Entity Not Subject to Tax. Based on its analysis of the substance of the transaction contemplated in this prospectus, the parties' intentions, and the assumption that the parties will comply with the terms of the transaction, Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury Regulation, revenue ruling or judicial decision, the Trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, the Trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the IRS and no assurance can be given that this characterization will prevail.

     The precise tax characterization of the Trust for federal income tax purposes is not definite. It might be viewed as merely holding assets on behalf of the Transferor as collateral for notes issued by the Transferor. On the other hand, the Trust could be viewed as a separate entity for tax purposes issuing its own notes. This distinction, however, should not have a significant tax effect on holders of the Series 2000-1 Notes except as stated below under "--Possible Alternative Characterizations".


     Treatment of the Series 2000-1 Notes as Debt. Based on its analysis of the substance of the transaction contemplated in this prospectus, the parties' intentions, and the assumption that the parties will comply with the terms of the transaction, Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the Series 2000-1 Notes will be characterized as debt for United States federal income tax purposes. Additionally, the Trust will agree by entering into the Indenture, and the Series 2000-1 Noteholders agree by their purchase and holding of Series 2000-1 Notes, to treat the Series 2000-1 Notes as debt for United States federal income tax purposes.

     Possible Alternative Characterizations. If, contrary to the opinion of Special Tax Counsel, the IRS successfully asserted that the Series 2000-1 Notes did not represent debt for United States federal income tax purposes, the Series 2000-1 Notes might be treated as equity interests in the Trust or some other entity for United States federal income tax purposes. If so treated, investors could be treated for United States federal income tax purposes either as partners in a partnership or, alternatively, as shareholders in a taxable corporation. Treatment of a Series 2000-1 Noteholder as a partner could have adverse tax consequences to some Series 2000-1 Noteholders; for example, income to foreign persons generally would be subject to United States tax and United States tax return filing and withholding requirements, and individual Series 2000-1 Noteholders might be subject to some limitations on their ability to deduct their share of partnership expenses. If Series 2000-1 Notes instead were treated as corporate stock, the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Series 2000-1 Notes recharacterized as equity, and any increase in the corporate tax imposed with respect to the taxable corporation could materially reduce cash available to make payments on the Series 2000-1 Notes; further, Series 2000-1 Noteholders might not be entitled to any dividends received deduction in respect of payments of interest on Series 2000-1 Notes treated as dividends. In addition, even if the Series 2000-1 Notes are treated as debt, the Trust is also able to issue other securities which may be treated as debt or as equity interests in the Trust. The issuance of the other securities requires the delivery of a new opinion of counsel generally to the effect that the issuance will not cause the Trust to become taxable as a separate entity for federal income tax purposes; however, any new opinion would not bind the IRS, and the Trust could become taxable as a corporation as a result of the issuance of the other securities, potentially diminishing cash available to make payments on the Series 2000-1 Notes. Prospective investors should consult with their own tax advisors with regard to the consequences of each possible alternative characterization to them in their particular circumstances; the following discussion assumes that the characterization of the Series 2000-1 Notes as debt is correct.

Consequences to Holders of the Series 2000-1 Notes

     Interest and Original Issue Discount. In general, stated interest on a Series 2000-1 Note will be includible in gross income as it accrues or is received in accordance with a Series 2000-1 Noteholder's usual method of tax accounting if the stated interest is "qualified stated interest." "Qualified stated interest" ("QSI") generally is interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of its instrument at specified rates. If the Series 2000-1 Notes are issued with original issue discount ("OID"), the provisions of Sections 1271 through 1273 and 1275 of the
U.S. Internal Revenue Code will apply to the Series 2000-1 Notes.   Under those
provisions, a holder of a Series 2000-1 Note (including a cash basis holder) generally would be required to include the OID on a Series 2000-1 Note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of OID in income in advance of the receipt of cash attributable to that income. In general, a Series 2000-1 Note will be treated as having OID to the extent that its "stated redemption price" exceeds its "issue price", if the excess equals or exceeds 0.25 percent multiplied by the weighted average life of the Series 2000-1 Note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). A Note's "stated redemption price" at maturity is the total of all payments required to be made on a Note through maturity except QSI. Under
Section 1272(a)(6) of the U.S. Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the Series 2000-1 Notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of OID and could have other consequences to holders of the Series 2000-1 Notes. Additionally, the IRS could take the position based on Treasury regulations that none of the interest payable on a Series 2000-1 Note is "unconditionally payable" because the interest rate on the Notes is capped at the Assets Receivables Rate, so that if the interest rate on the Notes rose above its relevant Assets Receivables Rate, payment of the excess interest could be deferred. Hence the IRS could take the position that none of the interest is QSI and therefore should be included in the Series 2000-1 Note's stated redemption price at maturity. If sustained, treatment of that kind should not significantly affect tax liabilities for most holders of the Series 2000-1 Notes, but prospective Series 2000-1 Noteholders should consult their own tax advisors concerning the impact to them in their particular circumstances. The Trust believes that the likelihood that the interest rate on the Notes will be above the relevant Assets Receivables Rate is remote, and therefore, intends to take the position that interest on the Series 2000-1 Notes constitutes QSI and that the above consequences do not apply.

     Market Discount. A holder of a Series 2000-1 Note who purchases an interest in a Series 2000-1 Note at a discount that exceeds any OID not previously includible in income may be subject to the "market discount" rules of Sections 1276 through 1278 of the U.S. Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

     Market Premium. A holder of a Series 2000-1 Note who purchases an interest in a Series 2000-1 Note at a premium may elect to amortize the premium against interest income over the remaining term of the Series 2000-1 Note in accordance with the provisions of Section 171 of the U.S. Internal Revenue Code.

     Disposition of the Series 2000-1 Notes; Defeasance. Upon the sale, exchange or retirement of a Series 2000-1 Note, the holder of the Series 2000-1 Note generally will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder's adjusted tax basis in the Series 2000-1 Note. A taxable exchange of a Series 2000-1 Note could also occur as a result of the transferor's substitution of money or investments for the Receivables in the trust portfolio. The holder's adjusted tax basis in the Series 2000-1 Note generally will equal the cost of the Series 2000-1 Note to the holder, increased by any market or original issue discount previously included in income by the holder with respect to the Series 2000-1 Note, and decreased by the amount of any bond premium previously amortized and any payments of principal or OID previously received by the holder with respect to the Series 2000-1 Note. Any gain or loss of that type generally will be capital gain or loss, except to the extent of accrued market discount not previously included in income, and will be long-term capital gain or loss if at the time of sale the Series 2000-1 Note has been held for more than one year.

     Foreign Holders. Under United States federal income tax law now in effect, payments of interest by the Trust to a holder of a Series 2000-1 Note who, as to the United States, is a nonresident alien individual or a foreign corporation (a "foreign person") generally will be considered "portfolio interest", and generally will not be subject to United States federal income tax and withholding tax if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a "10 percent shareholder" of the Transferor or the Trust, (b) a "controlled foreign corporation" with respect to which the Transferor or the Trust is a "related person" within the meaning of the U.S. Internal Revenue Code, or (c) a bank extending credit under a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the Series 2000-1 Notes with an appropriate statement (on IRS Form With-8 or a successor or substitute form), signed under penalties of perjury, certifying that the beneficial owner of the Series 2000-1 Note is a foreign person and providing the foreign person's name and address. If a Series 2000-1 Note is held through a securities clearing organization or some other financial institutions (as is expected to be the case unless Definitive Notes are issued), the organization or institution may provide the relevant signed statement generally to the withholding agent; in that case, however, the signed statement generally must be accompanied by an IRS Form With-8 or successor or substitute form provided by the foreign person that owns the Series 2000-1 Note. If interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated by an applicable tax treaty or because the interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided. The U.S. Treasury Department recently issued final Treasury regulations which will revise some of the foregoing procedures whereby a foreign person may establish an exemption from withholding generally beginning January 1, 2001; foreign persons should consult their tax advisors concerning the impact to them, if any, of the revised procedures.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Series 2000-1 Note by a foreign person will be exempt from United States federal income tax and withholding tax if (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, the individual is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of a Series 2000-1 Note, may be subject to "backup withholding" tax under Section 3406 of the U.S. Internal Revenue Code at a rate of 31% if a recipient of the payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against the recipient's United States federal income tax if appropriate proof is provided under rules established by the IRS. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, including corporations and financial institutions. Holders of the Series 2000-1 Notes should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining that type of exemption.

     THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR INFORMATION ONLY, MAY NOT BE APPLICABLE DEPENDING UPON A SERIES 2000-1 NOTEHOLDER'S PARTICULAR TAX SITUATION, AND DOES NOT PURPORT TO ADDRESS THE ISSUES DESCRIBED WITH THE DEGREE OF SPECIFICITY THAT WOULD BE PROVIDED BY A TAXPAYER'S OWN TAX ADVISOR. IT IS SUGGESTED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SERIES 2000-1 NOTES AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL TAX LAWS OCCURRING AFTER THE DATE OF THIS PROSPECTUS.

                        State and Local Tax Consequences

     The above discussion does not address the tax treatment of the Series 2000-1 Notes or the holders of the Series 2000-1 Notes under any state or local tax laws. The activities to be undertaken by the Servicer in servicing and collecting the Receivables will take place throughout the United States and, therefore, many different tax regimes could apply to this transaction. Prospective investors are advised to consult with their tax advisors regarding the state and local tax treatment of the Trust as well as any state and local tax consequences to investors by purchasing, holding and disposing of the Series 2000-1 Notes.

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


                              ERISA Considerations

     Subject to the following discussion the Series 2000-1 Notes may be acquired by a Benefit Plan. Section 406 of the ERISA, and Section 4975 of the U.S. Internal Revenue Code prohibit a Benefit Plan from engaging in specified transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the U.S. Internal Revenue Code with respect to the Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the U.S. Internal Revenue Code for parties in interest, disqualified persons or the fiduciaries of the Benefit Plan. In addition, Title I of ERISA also requires fiduciaries of a Benefit Plan subject to ERISA to make investments that are prudent, diversified and in accordance with the governing plan documents.

     Transactions involving the Trust might be deemed to constitute prohibited transactions under ERISA and the U.S. Internal Revenue Code with respect to a Benefit Plan that purchased Series 2000-1 Notes if assets of the Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the U.S. Internal Revenue Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions to plan assets contained in the Regulation was applicable. An equity interest is defined under the Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, assuming the Series 2000-1 Notes constitute debt for local law purposes, the Transferor believes that, at the time of their issuance, the Series 2000-1 Notes should not be treated an equity interest in the Trust for purposes of the Regulation. This determination is based in part upon the traditional debt features of the Series 2000-1 Notes, including the reasonable expectation of purchasers of Series 2000-1 Notes that the Series 2000-1 Notes will be repaid when due, as well as the absence of conversion rights, warrants and other substantial equity features. The debt treatment of the Series 2000-1 Notes for ERISA purposes could change if the Trust incurred losses.

     However, without regard to whether the Series 2000-1 Notes are treated as an equity interest for purposes of the Regulation, the acquisition or holding of Series 2000-1 Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Transferor, the Administrator, the Servicer, the Indenture Trustee or the Owner Trustee is or becomes a party in interest or a disqualified person with respect to the Benefit Plan. One or more exemptions from the prohibited transaction rules could be applicable to the purchase and holding of Series 2000-1 Notes by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire Series 2000-1 Notes. Included among these exemptions are:


     . Prohibited Transaction Class Exemption ("PTCE") 96-23, regarding transactions effected by "in-house asset managers";

     .  PTCE 95-60, regarding investments by insurance company general accounts;

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

     . PTCE 91-38, regarding investments by bank collective investment funds;

     . PTCE 90-1, regarding investments by insurance company pooled separate accounts; and

     . PTCE 84-14, regarding transactions effected by "qualified professional asset managers".

By acquiring a Series 2000-1 Note, you will be deemed to represent that either
(i) you are not acquiring the Series 2000-1 Notes with the assets of a Benefit Plan; or (ii) the acquisition and holding of the Series 2000-1 Notes by you will not give rise to a nonexempt prohibited transaction under Section 406(a) of ERISA or Section 4975 of the U.S. Internal Revenue Code.

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) are not subject to ERISA requirements, and church plans (as defined in Section 3(33) of ERISA) may not be subject to ERISA requirements. Governmental plans may be subject to comparable state law restrictions.

     If you are a plan fiduciary and are considering the purchase of Series 2000-1 Notes, you should consult your legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.


                                  Underwriting

     Under the terms and subject to the conditions contained in the Underwriting Agreement, the Transferor has agreed to sell to the underwriters (the "Underwriters"), for whom Morgan Stanley & Co. Incorporated is acting as representative, the following respective principal amounts of the Series 2000-1
Notes:


                                                    Principal Balance of
                                                    Series 2000-1 Notes
          Underwriter                                        ($)
---------------------------------                  ----------------------


                                   [INSERT]



     [The Underwriting Agreement provides that the Underwriters are obligated to purchase all of the Series 2000-1 Notes if any are purchased.]

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


     The Underwriters propose to offer the Series 2000-1 Notes initially to selling group members at the public offering price less a concession not in excess of [___]% of the initial principal balance of the Series 2000-1 Notes. The Underwriters and selling group members may reallow a discount not in excess of [___]% to other broker/dealers. After the initial public offering, the public offering price and concessions and discounts to broker/dealers may be changed by the representative of the Underwriters.

     The Transferor estimates that the out-of-pocket expenses for this offering will be approximately $[__________].

     Morgan Stanley & Co. Incorporated has informed the Transferor and the manager that the Underwriters do not expect discretionary sales by them to exceed [5%] of the principal balance of the Series 2000-1 Notes.

     The Transferor, VCI and the Trust have agreed to indemnify the Underwriters against civil liabilities under the Securities Act of 1933, as amended, or contribute to payments which the Underwriters may be required to make in that respect.

     The representative, on behalf of the Underwriters, may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended.

     . Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     . Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

     . Syndicate covering transactions involve purchases of the Series 2000-1 Notes in the open market after the distribution has been completed in order to cover syndicate short positions;

     . Penalty bids permit the Underwriters to reclaim a selling concession from a syndicate member when the Series 2000-1 Notes originally sold by a syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

     Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Series 2000-1 Notes to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

     In the ordinary course of its business, some of the Underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with the Transferor and its affiliates.

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


                                 Legal Opinions

     The legality of the Notes and other material legal matters concerning the Notes will be opined upon for the Trust, the Transferor, VCI and the Underwriters by Mayer, Brown & Platt, special counsel to the Trust, the Transferor and VCI. The material federal income tax matters will be opined upon for the Trust, the Transferor and the Servicer by Mayer, Brown & Platt.



                      Where You Can Find More Information

     The Transferor, as originator of the Trust, filed a registration statement relating to the Series 2000-1 Notes with the SEC under the Securities Act of 1933. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The Transferor will file with the SEC all required annual, monthly and special SEC reports and other information about the Trust. The Transferor will include in these reports all material information about any other Series issued after Series 2000-1 Notes. The Transferor will file these reports under its own name.

     You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. These SEC filings are also available to the public on the SEC Internet site (http://www.sec.gov).


                           Incorporation by Reference

     The SEC allows information filed with it to be "incorporated by reference" into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Transferor files with the SEC after the date of this prospectus will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus.

     The Transferor incorporates by reference any future annual, monthly and special reports and proxy materials filed by or on behalf of the Trust with the SEC until the offering of the Series 2000-1 Notes is terminated.

          As a recipient of this prospectus, you may request a copy of any document incorporated by reference into this prospectus, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling: VW Credit, Inc., 3800 Hamlin Road, Auburn Hills, Michigan 48326, Attention: Corporate Secretary, telephone: (248) 340-4581.

                                    Glossary


     All references in this prospectus to any agreement should be understood to be references to that agreement as it may be amended, amended and restated or otherwise modified from time to time.

     "Accounts" means revolving financing agreements entered into with VCI by Dealers to finance their inventory of new and used automobiles and that are included in the Eligible Portfolio.

     "Accumulation Period" is defined under "The Series 2000-1 Notes--Trust Distributions."

     "Accumulation Period Length" is defined under "The Series 2000-1 Notes-- Principal."

     "Additional Accounts" means revolving financing agreements entered into with VCI by Dealers to finance their inventory of new and used automobiles that are designated by the Transferor for inclusion in the Trust as Accounts after the Closing Date.

     "Addition Date" means, for an Additional Account, the date from and after which the Additional Account is to be included as an Account under the Trust Sale and Servicing Agreement.

     "Additional Cut-Off Date" means, for an Additional Account, the date specified in the notice of addition delivered in respect of the Addition Date.

     "Additional Noteholder Collections" for any date means the sum of:

     .   the Additional Noteholder Non-Principal Collections for the date and

     .   the Additional Noteholder Principal Collections for the date;

     However, that the Additional Noteholder Collections will be zero for any Collection Period with respect to which the Series 2000-1 Available Subordinated Amount is zero on the Determination Date immediately following the end of the Collection Period.

     "Additional Noteholder Non-Principal Collections" for any date means an amount equal to the product of:

     .   the excess of:

         (1) the Residual Interest Percentage for the related Collection Period over

         (2) the Excess Residual Percentage for the related Collection Period, and

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


     .   Series Allocable Non-Principal Collections for the date.

     "Additional Noteholder Principal Collections" for any date means an amount equal to the product of:

     .   the excess of:

         (1) the Residual Interest Percentage for the related Collection Period over

         (2) the Excess Residual Percentage for the related Collection Period, and

     .   Series Allocable Principal Collections for the date.

     "Adjustment Payment" is defined under "The Transfer and Servicing Agreements--Adjustment Payments and Rebate Payments."

     "Administrative Agreement" means the Administrative Agreement, dated as of the Closing Date, among the Owner Trustee, the Indenture Trustee and [VCI] as Administrator.

     "Administrator" means VCI, acting in its capacity as administrator under the Administrator, or any successor to VCI in its capacity as administrator.

     "Amortization Period" means, with respect to any Series, a period during which Principal Collections and other specified amounts allocable to a Series will be used on each Payment Date to make principal distributions to the holders of the Notes of that Series.

     "Assets Receivables Rate" means for any Interest Period an amount equal to the product of:

     . the quotient obtained by dividing (1) 360 by (2) the actual number of days elapsed in the Interest Period,

          and

     .    a percentage expressed as a fraction,

          (1)  the numerator of which is the sum of:

               . Noteholder Non-Principal Collections for the Collection Period immediately preceding the last day of the Interest Period (which for this purpose only is based on interest amounts billed to the Dealers which are due during the Collection Period) less the Monthly Servicing Fee for the immediately preceding Collection Period, to the extent not waived by the Servicer, and

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


               . the Investment Proceeds to be applied on the Payment Date related to the Interest Period

               and

          (2)  the denominator of which is the sum of

               . the product of (a) the Series 2000-1 Floating Allocation Percentage, (b) the Series Allocation Percentage and (c) the average Pool Balance (after giving effect to any Investor Charge-Offs) for the immediately preceding Collection Period,

               . [the principal balance on deposit in the Excess Funding Account on the first day of the Interest Period (after giving effect to all deposits to and withdrawals therefrom on the first day of the Interest Period)], and

                    .the principal balance on deposit in the Series 2000-1 Principal Funding Account on the first day of the Interest Period (after giving effect to all deposits to and withdrawals therefrom on the first day of the Interest Period).

     "Auction Vehicles" is defined under "The Dealer Floor Plan Financing Business--General."

     "Automatic Removal Date" means, in connection with the removal of any Automatic Removed Account from the Trust, the date designated in a Removal Notice for removal of any Automatic Removed Accounts and reassignment of Receivables therein is to occur.

     "Automatic Removed Account" is defined under "The Transfer and Servicing Agreements--Removal of Accounts."

     ["Available Noteholder Principal Collections" for any Payment Date means the sum of:

     .     the product of:

           (a) the Series 2000-1 Floating Allocation Percentage, with respect to the Revolving Period, or the Principal Allocation Percentage, with respect to the Series 2000-1 Accumulation Period or any Early Amortization Period, for the related Collection Period, and

           (b) Series Allocable Principal Collections deposited into the Collection Account for the related Collection Period,

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     .    the amount, if any, of Non-Principal Collections, Investment
          Proceeds, funds in the Reserve Account, and Additional Noteholder Collections allocated to cover the Noteholder Default Amount or to reverse Series 2000-1 Noteholder Charge-Offs

     . Series Allocable Miscellaneous Payments on deposit in the Collection Account for the Payment Date, and

     . Excess Principal Collections, if any, allocated from other Series to the Series 2000-1 Notes to cover any Principal Shortfall for the Payment Date.]

     "Benefit Plan" means pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts, Keogh plans and other plans covered by Section 4975 of the U.S. Internal Revenue Code.

     "Carry-over Amount" means, for any Payment Date, the sum of:

     .    the excess of

          (a) the amount of interest on the Series 2000-1 Notes that would have accrued in respect of the related Interest Period had interest on the Series 2000-1 Notes been calculated based on LIBOR, over

          (b) the amount of interest on the Series 2000-1 Notes actually accrued in respect of the related Interest Period based on the Assets Receivables Rate, and

     . the unpaid portion of any excess from prior Payment Dates, and interest accrued thereon calculated on the basis of LIBOR.

     "Cede" means Cede & Co., the nominee for DTC.

     "Clearstream Luxembourg" means Clearstream Banking, societe anonyme.

     "Clearstream Participants" means organizations participating in the Clearstream Luxembourg system.

     "Closing Date" means date on which the Series 2000-1 Notes are first issued by the Trust.

     "Collateral Security" means the security interests in the Vehicles, specified parts inventory, equipment, fixtures, service accounts of the Dealers and, in some cases, realty and/or personal guarantees securing the Receivables of the Dealers.

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     "Collections" means, collectively, all Non-Principal Collections and
Principal Collections.

     "Collection Account" is defined under "The Series 2000-1 Notes--Collection Account."

     "Collection Period" means a calendar month.

     "Controlled Deposit Amount" is defined under "The Series 2000-1 Notes-- Trust Distributions."

     "Controlling Class" means, with respect to a Series of Notes:

     . if there is only one class of Notes in that Series, all the Notes of that Series, and

     . if there is more than one class of Notes in that Series, the class or classes with the highest rating.

     "Cooperative" is defined under "The Series 2000-1 Notes--Book-entry Registration."

     "Dealer Default" is defined under "The Dealer Floor Plan Financing Business--'Dealer Default' Status and VCI's Write-Off Policy."

     "Dealer Overconcentration" on any Determination Date means, with respect to any Dealer or group of affiliated Dealers, the excess of:

     . the aggregate Principal Receivables due from the Dealer or group of affiliated Dealers on the last day of the Collection Period immediately preceding the Determination Date, over

     . [__]% of the Pool Balance on the last day of the immediately preceding Collection Period.

     "Dealers" means retail automotive dealers franchised by VCI.

     "Defaulted Amount" means, for any Collection Period, an amount (which will not be less than zero) equal to:

     (a) the Principal Receivables that became Defaulted Receivables during the preceding Collection Period over

     (a)  the sum of:

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


          (1) the full amount of any Defaulted Receivables subject to reassignment to the Transferor or purchase by the Servicer for the Collection Period unless specified events of bankruptcy, insolvency or receivership have occurred for either of the Transferor or the Servicer, in which event the Defaulted Amount will not be reduced for those Defaulted Receivables

               and

          (2) the excess, if any, of the amount determined under clause (b)(1) over the amount determined under clause (a).

     "Defaulted Receivables" means, on any Determination Date:

     . all Receivables which were charged off as uncollectible in respect of the immediately preceding Collection Period in accordance with the Servicer's customary and usual servicing procedures for servicing Dealer floorplan receivables comparable to the Receivables which have not been sold to third parties, and

     . all Receivables which were Eligible Receivables when transferred to the Trust on the Initial Closing Date or the related Additional Date or on their respective Transfer Date, which arose in an Account which became an Ineligible Account after the date of transfer of the Receivables to the Trust and which remained outstanding for any six consecutive Determination Dates (including the Determination Date on which the determination is being made) after the Account became an Ineligible Account.

     "Deficiency Amount" is defined under "The Series 2000-1 Notes--Distribution from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account--Non-Principal Collections."

     "Definitive Notes" means Series 2000-1 Notes issued in fully registered, certificated form.

     "Deposit Date" means each day on which the Servicer deposits Collections in the Collection Account, as described in "The Series 2000-1 Notes--Allocation of Collections; Deposits in Collection Account."

     "Depository" means DTC and any successor depository selected by the Trust.

     "Designated Accounts" means, in connection with the removal of any Accounts from the Trust, the Accounts to be so removed as designated in a Removal Notice.


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     "Designated Balance" means, in connection with the removal of any
Designated Account from the Trust, the aggregate principal balance of the Receivables in that Designated Account.

     "Designated Receivable" means a Receivable in a Designated Account that is to be removed from the Trust on the applicable Removal and Repurchase Date.

     "Determination Date" means, with respect to any Payment Date, the second business day preceding each Payment Date.

     "Disqualified Receivables" is defined under "The Transfer and Servicing Agreements--Representations and Warranties by the Transferor."

     "DTC" means The Depository Trust Company.

     "Early Amortization Event" is defined under "The Series 2000-1 Notes--Early Amortization Events."

     "Early Amortization Period" is defined under "The Series 2000-1 Notes-- Trust Distributions."

     "Eligible Account" means each wholesale financing revolving line of credit extended by VCI to a Dealer, which line of credit, as of the date of determination thereof:

     . is established by VCI in the ordinary course of business under a Dealer financing agreement,

     . is in favor of a Dealer which is an Eligible Dealer (which excludes Dealers subject to voluntary or involuntary bankruptcy proceedings or voluntary or involuntary liquidation),

      . is in existence and maintained and serviced by VCI (or a Successor Servicer), and

      . in respect of which no amounts have been charged off as uncollectible or are classified as past due or delinquent.

      "Eligible Dealer" is a Dealer:

      . which is located in the United States of America (including its territories and possessions),

      . which has not been identified by the Servicer as being the subject of any voluntary or involuntary bankruptcy proceeding or in voluntary or involuntary liquidation,

      .   in which VWOA or its affiliates do not have an equity investment, and

      . which has not been classified by the Servicer as being under Dealer Default status.

      "Eligible Deposit Account" means either:

      .   a segregated account with an Eligible Institution, or

      . a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof including the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

     "Eligible Institution" means:

     .    the corporate trust department of the Indenture Trustee, or

     . a depository institution organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or a domestic branch of a foreign bank), which at all times:

          (a)  has either:

               (x) a long-term unsecured debt rating of Aa2 or better by Moody's Investors Service, Inc. ("Moody's") and of AA or better by Standard & Poor's Ratings Services ("Standard & Poor's") or another rating acceptable to each Rating Agency or

               (y) a certificate of deposit rating of P-1 by Moody's or A-1 by Standard & Poor's or another rating acceptable to each Rating Agency

          and

          (a) is a member of the Federal Deposit Insurance Corporation.

     "Eligible Investments" means any of the following, in each case with a remaining term of no more than one year:

     (a) direct obligations of, and obligations guaranteed as to full and timely payment by, the United States or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States (other than the Government National Mortgage Association);

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


     (b) direct obligations of, or obligations fully guaranteed by, the Federal National Mortgage Association or any state then rated with the highest available credit rating of the Rating Agencies for that kind of obligations; the obligations must also be, at the time of investment, otherwise acceptable to each Rating Agency;

     (c) demand deposits, time deposits, certificates of deposit, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company, including the Indenture Trustee, incorporated under the laws of the United States or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities, and whose deposits are fully insured by the Federal Deposit Insurance Corporation, so long as at the time of the Trust's investment or contractual commitment to invest therein the depository institution or trust company has the Required Rating or the Indenture Trustee shall have received a letter from each Rating Agency to the effect that the investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities;

     (d) repurchase obligations held by the Indenture Trustee that are acceptable to the Indenture Trustee for any security described in clause (a) above or (f) below, or any other security issued or guaranteed by any agency or instrumentality of the United States, in either case entered into with a federal agency or depository institution or trust company, including the Indenture Trustee, acting as principal, whose obligations, if they had the same maturity as a repurchase agreement, would be Eligible Investments under clause (b) or (c) above;

     (e) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State so long as at the time of the investment either the long-term, unsecured debt of the corporation has the highest available rating from the Rating Agencies or the Indenture Trustee shall have received a letter from each Rating Agency stating that the investment would not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities, or commercial paper or other short-term debt having the Required Rating; however, the commercial paper or other short-term debt may have a remaining term to maturity of no longer than 30 days after the date of the investment;

     (f) interests in any open-end or close-end management type investment company or investment trust registered under the Investment Company Act, whose portfolio is limited to the obligations of, or guaranteed by, the United States and to agreements to repurchase those obligations, which agreements, for principal and interest, are at least 100% collateralized by those obligations marked to market on a daily basis and the investment company or investment trust will take delivery of

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


          those obligations either directly or through an independent custodian designated in accordance with the Investment Company Act and acceptable to each Rating Agency, as approved in writing by each Rating Agency, as collateral for securities having ratings equivalent to the ratings of the Rated Securities on the closing date;

     (g) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to the Rated Securities by each Rating Agency;

     (h) investments in Eligible Investments maintained in "sweep accounts", short-term asset management accounts and the like utilized for the investment, on an overnight basis, of residual balances in investment accounts maintained at the Indenture Trustee or any other depository institution or trust company organized under the laws of the United States or any state that is a member of the Federal Deposit Insurance Corporation, the short-term debt of which has the highest available credit rating of the Rating Agencies;

     (i) guaranteed investment contracts entered into with any financial institution having a final maturity of not more than one month from the date of acquisition, the short-term debt securities of which institution have the Required Rating;

     (j) funds classified as money market funds or invested in money market instruments consisting of: U.S. Treasury bills, other obligations issued or guaranteed by the U.S. government, its agencies or instrumentalities; certificates of deposit; banker's acceptances; and commercial paper (including variable master demand notes), except, that the fund or the investment in the fund will be rated with the highest available credit rating of Moody's and Standard & Poor's and redemptions will be permitted on a daily or next business day basis; and

     (k) other investments acceptable to each Rating Agency, as approved in writing by each Rating Agency, as will not result in the qualification, downgrading or withdrawal of the ratings then assigned to any Rated Securities by each Rating Agency.

     However:

     (v)  no Eligible Investment may be purchased at a premium;

     (with) any of the foregoing which constitutes a certificated security will not be considered a Eligible Investment unless

             (1) in the case of a certificated security that is in bearer form, the Indenture Trustee acquires physical possession of the certificated security, or a

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


                  person, other than a securities intermediary, acquires possession of the certificated security on behalf of the Indenture Trustee; and

             (2) in the case of a certificated security that is in registered form,

                  (A) the Indenture Trustee acquires physical possession of the certificated security, a person, other than a securities intermediary, acquires possession of the certificated security for the Indenture Trustee, or a securities intermediary acting for the Indenture Trustee acquires possession of the certificated security and the certificated security has been specially indorsed to the Indenture Trustee, and

                  (B) the certificated security is indorsed to the Indenture Trustee or in blank by an effective Endorsement, or the certificated security is registered in the name of the Indenture Trustee;

     (x) any of the foregoing that constitutes an uncertificated security will not be considered an Eligible Investment unless

          (1) the Indenture Trustee is registered by the issuer as the owner of the Eligible Investment,

          (2) a person, other than a securities intermediary, becomes the registered owner of the uncertificated security on behalf of the Indenture Trustee, or

          (3) the issuer of the uncertificated security agrees that it will comply with the instructions originated by the Indenture Trustee without further consent by any registered owner of the uncertificated security;

     (y) any of the foregoing that constitutes a security entitlement will not be considered an Eligible Investment unless the Indenture Trustee becomes the entitlement holder thereof, or the securities intermediary has agreed to comply with the entitlement orders originated by the Indenture Trustee without further consent by the entitlement holder; and

     (z) any of the foregoing will not constitute an Eligible Investment unless the Indenture Trustee has given value, and does not have notice of a materially adverse claim.

     For purposes of this definition, any reference to the highest available credit rating of an obligation will mean the highest available credit rating for the obligation (excluding any "+" signs associated with the rating), or any lower credit rating (as approved in writing by each

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


Rating Agency) as will not result in the qualification, downgrading or withdrawal of the rating then assigned to any Rated Securities by any Rating Agency.

     "Eligible Portfolio" is defined under "The Accounts--General."

     "Eligible Receivable" is defined to mean each Receivable:

     . which was originated or acquired by VCI or an affiliate in the ordinary course of business,

     .    which arose under an Account that at the time was an Eligible
          Account,

     .    which is owned by VCI at the time of sale by VCI to the Transferor,

     . which represents the obligation of a Dealer to repay an advance made to or on behalf of the Dealer to finance Vehicles,

     . which, at the time of creation and at the time of transfer to the Trust (except, on the Closing Date, for Receivables relating to Vehicles that have already been sold), is secured by a perfected first priority security interest in the Vehicles relating thereto,

     . which was created in compliance in all respects with all requirements of law applicable thereto and under a Dealer financing agreement which complies in all respects with all requirements of law applicable to any party thereto,

     . for which all material consents and governmental authorizations required to be obtained by VCI or the Transferor in connection with the creation of the Receivable or the transfer thereof to the Trust or the performance by VCI of the Dealer financing agreement under which the Receivable was created, have been duly obtained,

     . as to which at all times following the transfer of the Receivable to the Trust, the Trust will have good and marketable title thereto free and clear of all liens arising prior to the transfer or arising at any time, other than liens permitted by the Trust Sale and Servicing Agreement,

     . which has been the subject of a valid transfer and assignment from the Transferor to the Trust of all the Transferor's interest therein (including any proceeds thereof),

     . which will at all times be the legal and assignable payment obligation of the Dealer relating thereto, enforceable against the Dealer in accordance with its

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


          terms, except as enforceability may be limited by applicable bankruptcy or other similar laws,

     . which at the time of transfer to the Trust is not subject to any right of rescission, setoff, or any other defense (including defenses arising out of violations of usury laws) of the Dealer,

     . as to which, at the time of transfer of the Receivable to the Trust, VCI and the Transferor were not in breach of any of their respective obligations relating to that Receivable required to be satisfied at that time,

     . as to which, at the time of transfer of the Receivable to the Trust, neither VCI nor the Transferor has taken or failed to take any action which would impair the rights of the Trust or the Noteholders therein,

     . which constitutes an "instrument", "account", "chattel paper" or a "general intangible" as defined in Article 9 of the Uniform Commercial Code as then in effect in the State of Michigan,

     . which was transferred to the Trust with all applicable governmental authorization, and.

     .    which is payable in U.S. dollars.

     "Enhancement" means any letter of credit, surety bond, cash collateral account, reserve account, yield supplement account, guaranteed rate agreement, swap or other interest rate protection agreement, maturity liquidity facility, tax protection agreement or other arrangement issued for a Series or class of Notes.

     "Enhancement Agreement" means any agreement under which an Enhancement Provider agrees to provide Enhancement for any Series.

     "Enhancement Provider" means the issuer or provider of any Enhancement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Euroclear Operator" is defined under "The Series 2000-1 Notes--Book-entry Registration."

     "Euroclear Participants" means organizations participating in the Euroclear system.

     "Events of Default" for the Series 2000-1 Notes will consist of:

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


     . any failure to pay interest on the Series 2000-1 Notes as and when the same becomes due and payable, which failure continues unremedied for five days;

     . any failure to make any required payment of principal on the Series 2000-1 Notes, which failure continues unremedied for five days after the giving of written notice of the failure

          (a)  to the Servicer by the Indenture Trustee, or

          (b) to the Servicer and the Indenture Trustee by the holders of not less than 25% of the aggregate outstanding principal amount of the Series 2000-1 Notes;

     . any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, which failure materially and adversely affects the rights of the Series 2000-1 Noteholders, and which failure in either case continues for 60 days after the giving of written notice of the failure

          (x) to the Trust and the Transferor (or the Servicer, as applicable) by the Indenture Trustee, or

          (y) to the Trust, the Transferor (or the Servicer, as applicable) and the Indenture Trustee by the holders of not less than 25% of the principal amount of the Series 2000-1 Notes;

     . failure to pay the unpaid principal balance of the Series 2000-1 Notes by the final payment date for the Series 2000-1 Notes; [the final payment date for the Series 2000-1 Notes is [_____________]]; and

     . specified events of bankruptcy, insolvency or receivership relating to the Trust.

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


     "Excess Funding Account" is defined under "The Series 2000-1 Notes--Excess Funding Account."

     "Excess Payments" means, with respect to any Payment Date, the payments with respect of Non-Principal Collections made to Residual Interestholder on the Payment Date as described in clauses (7) and (8) of "Distribution from the Collection Account for the Series 2000-1 Notes; Reserve Account; Yield Supplement Account--Non-Principal Collections."

     "Excess Principal Collections" means for any Collection Period the amount of Available Noteholder Principal Collections for each Series remaining after all required payments of principal have been made for the related Payment Date to the Principal Funding Account for the Series or to the Noteholders of that Series or a class of that Series.

     "Excess Reserve Account Required Amount" for any Payment Date means an amount equal to the greater of:

     . [[__]% of the initial principal balance of the Series 2000-1 Notes at the end of the Series 2000-1 Revolving Period

     and

     .    the excess of

          (1) the Series 2000-1 Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment
               Date)

          over

          (2)  the excess of

               (x) the Series Allocation Percentage of the Pool Balance on the most recent Reset Date over

               (y) the Series 2000-1 Invested Amount on the Payment Date (after giving effect to changes therein on the Payment Date).]

However, the Excess Reserve Account Required Amount will not exceed the Series 2000-1 Available Subordinated Amount on the most recent Reset Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date).

     "Excess Residual Percentage" for any Collection Period means a percentage (which percentage will never be less than 0% nor more than 100%) equal to:

     . 100% minus, when used with respect to Non-Principal Collections and Defaulted Receivables at all times and Principal Collections during any Series 2000-1 Revolving Period, the sum of:

          (1) the Series 2000-1 Floating Allocation Percentage with respect to the Collection Period, and

          (2)  the percentage equivalent of a fraction:

               (A) the numerator of which is the Series 2000-1 Available Subordinated Amount as of the Determination Date occurring in the Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following that Determination Date), and

               (B)  the denominator of which is the product of:

                    (I)  the Pool Balance as of the most recent Reset Date, and

                    (II) the Series Allocation Percentage for the Collection
                         Period in respect of which the Excess Residual Percentage is being calculated

     or

     . 100% minus, when used with respect to Principal Collections during the Series 2000-1 Accumulation Period and any Early Amortization Period, the sum of:

          (1) the Principal Allocation Percentage with respect to the Collection Period, and

          (2)  the percentage equivalent of a fraction:

               (A) the numerator of which is the Series 2000-1 Available Subordinated Amount as of the Determination Date occurring in the Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date immediately following that Determination Date), and

               (B)  the denominator of which is the product of:

                    (I)  the Pool Balance as of the most recent Reset Date, and

                    (II) the Series Allocation Percentage for the Collection
                         Period in respect of which the Excess Residual Percentage is being calculated.

     "Expected Principal Payment Date"is defined under "The Series 2000-1 Notes- -Trust Distributions."

     "Floating Allocation Percentage" means, for any Series and for any date, the amount specified in the related Series Supplement.

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


     "Fully Funded Date" means, for any Series of Notes, the date on which the amount on deposit in the Principal Funding Account for that Series equals the outstanding principal amount of the Notes of that Series.

     "Incremental Subordinated Amount" means, on any Determination Date, the product of:

     .    a fraction:

          (a)  the numerator of which is the sum of:

               (1) the Series 2000-1 Invested Amount on the last Reset Date, and

               (2) the Series 2000-1 Available Subordinate Amount for the Determination Date (calculated without adding the Incremental Subordinate Amount for the Determination Date as described in clause (c) of the definition of "Series 2000-1 Available Subordinate Amount"), and

          (b)  the denominator is the Pool Balance on the Reset Date,

     and

     .    the excess, if any, of:

          (x) the Overconcentration Amount and the aggregate amount of Ineligible Receivables on the Determination Date, over

          (y) the aggregate amount of Ineligible Receivables and Receivables in Accounts containing Dealer Overconcentrations (to the extent of the Dealer Overconcentrations) in each case that became Defaulted Receivables during the preceding Collection Period (less any amount that are subject to reassignment from the Trust, unless specified events of bankruptcy, insolvency or receivership relating to the Transferor or VCI have occurred).

     "Indenture"  is defined under "The Trust--Capitalization of the Trust."

     "Indenture Trustee" is defined under "The Series 2000-1 Notes--The Indenture Trustee."

     "Indirect Participants" is defined under "The Series 2000-1 Notes--Book-entry Registration."

     "Ineligible Account" means an Account that is no longer an Eligible
Account.

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


     "Ineligible Receivables" means all Receivables that are not Eligible Receivables that arise in Eligible Accounts.

     "Initial Accounts" means the Accounts to be included in the Eligible Portfolio on the Initial Cut-Off Date.

     "Initial Cut-Off Date" means [________ __, 2000].

     "Initial Invested Amount" means, for any Series and for any date, the amount specified in the related Series Supplement. The Initial Invested Amount for any Series may be increased or decreased from time to time as specified in the related Series Supplement.

     "Insolvency Laws" means the United States Bankruptcy Code and other similar state laws.

     "Interest Period" means, for any Payment Date, the period from and including the preceding Payment Date to but excluding the Payment Date (or, in the case of the first Payment Date, from and including the Closing Date to but excluding the first Payment Date).

     "Investment Event" is defined under "The Series 2000-1 Notes--Trust Distributions."

     "Investment Period" is defined under "The Series 2000-1 Notes--Trust Distributions."

     "Investment Proceeds" for any Payment Date means an amount equal to the sum of investment earnings deposited into the Collection Account on the related Determination Date with respect to:

     .    funds held in the Reserve Account and Yield Supplement Account;

     . the Series Allocation Percentage of funds held in the Collection Account; and

     .    funds held in the Series 2000-1 Principal Funding Account.

     "Investor Charge-Offs" means unreimbursed receivable charge-offs.

     "IRS" means the Internal Revenue Service.

     ["LIBOR" with respect to any Interest Period will be established by the Indenture Trustee and will equal the offered rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of the Interest Period (a "LIBOR Determination Date").

          "Telerate Page 3750" means the display page so designated on the Dow Jones Telerate Service (or any other page as may replace that page on that service, or any other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). If the London interbank offered rate appears on Telerate Page 3750, LIBOR will be that rate.

          "LIBOR Business Day" means a day on which banking institutions in New York, New York and London, England are not required or authorized by law to be closed.

          If on any LIBOR Determination Date the offered rate does not appear on Telerate Page 3750:

          . the Indenture Trustee will request each of the reference banks (which will be major banks that are engaged in transactions in the London interbank market selected by the Indenture Trustee) to provide the Indenture Trustee with its offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 A.M., London time, on the LIBOR Determination Date.

          . If at least two reference banks provide the Indenture Trustee with offered quotations, LIBOR on the LIBOR Determination Date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of all the quotations provided by the reference banks.

          . If on the LIBOR Determination Date fewer than two of the reference banks provide the Indenture Trustee with offered quotations, LIBOR on the LIBOR Determination Date will be the arithmetic mean, rounded upwards, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward, of the offered per annum rates that one or more leading banks in New York City selected by the Indenture Trustee are quoting as of 11:00 A.M., New York City time, on the LIBOR Determination Date to leading European banks for United States dollar deposits for one month.

          . However, that if the New York City banks selected by the Indenture Trustee are not quoting as described above, LIBOR for the LIBOR Determination Date will be LIBOR applicable to the Interest Period immediately preceding the Interest Period for which LIBOR is being determined.]


     "Miscellaneous Payments" for any Collection Period means the sum of:

          . Adjustment Payments and Transfer Deposit Amounts on deposit in the Collection Account on the related Payment Date,

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          .    Unallocated Principal Collections on the related Payment Date available to be treated as Miscellaneous Payments as described under "The Series 2000-1 Notes--Excess Principal Collections."

     "Monthly Dilution Amount" means an amount equal to the weighted average Series Allocation Percentage of any Adjustment Payment required to be deposited into the Collection Account under the Trust Sale and Servicing Agreement with respect to the related Collection Period that has not been so deposited as of the related Determination Date.

     "Monthly Payment Rate" means, with respect to any Collection Period, a fraction,

     . the numerator of which is the amount of Principal Collections for the Collection Period, and

     . the denominator of which is the daily average Pool Balance for the Collection Period.

     "Monthly Servicing Fee" means, with respect to a Series of Notes for any Payment Date, an amount generally equal to one-twelfth of the product of:

     . the "Servicing Fee Rate" set forth in the Series Supplement for the Series of Notes;

     .    the Pool Balance as of the last day of the preceding Collection
          Period; and

     . the Series Allocation Percentage for the Series for the immediately preceding Collection Period.

     "New Vehicles" is defined under "The Dealer Floor Plan Financing Business-- General."

     "Non-Principal Collections" means all collections of interest, including amounts recovered on Defaulted Receivables, insurance proceeds and Rebate Payments, under the Receivables.

     "Non-Principal Receivable" with respect to any Account are all amounts billed to the Dealer in respect of interest and all other non-principal charges, including service fees and handling fees.

     "Non-Vehicle Collateral Security" means any parts inventory, equipment, fixtures and service accounts of the Dealers securing Receivables.

     "Noteholder Charge-Off Reversal Amount" is defined under "The Series 2000-1 Notes--Distribution from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account--Non-Principal Collections."

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


     "Noteholder Default Amount" means, with respect to any Payment Date, an amount equal to the product of:

     . the Series Allocable Defaulted Amount for the related Collection Period, and

     . the Series 2000-1 Floating Allocation Percentage for the related Collection Period.

     "Noteholder Monthly Servicing Fee" means on any Payment Date an amount equal to:

     .    one-twelfth of the product of:

          (a)  the Servicing Fee Rate, and

     .    (b)  the Series 2000-1 Invested Amount as of the last day of the
               Collection Period second preceding that Payment Date.

     "Noteholder Non-Principal Collections" for any Payment Date means the portion of Series Allocable Non-Principal Collections for the related Collection Period allocated to the Series 2000-1 Noteholders as described under " -- Allocation Percentages".

     "Noteholders" means the holders of the Notes of all Series of Notes outstanding, and "Noteholder" means the holder of any Note.

     "Notes" means the asset backed notes of all Series outstanding, and "Note" means any asset backed note of any Series outstanding.

     "Note Rate" means, for any Interest Period, an amount equal to the lesser of:

     .    LIBOR plus ____%, and

     .    the Assets Receivables Rate for the related Payment Date.

     "OID" is defined in "Material Federal Income Tax Consequences--Consequences to the Holders of the Series 2000-1 Notes--Interest and Original Issue Discount."

     "Overconcentration Amount" on any Determination Date means the aggregate Principal Receivables in the Trust on the Determination Date that are Dealer Overconcentrations.

     "Owner Trustee" means [_______________], acting in its capacity as owner trustee of the Volkswagen Credit Auto Master Owner Trust.

     "Participants" is defined under "The Series 2000-1 Notes--Book-entry Registration."

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


     "Payment Date" means the 20/th/ day of each month, or if, with respect to any month in which the 20/th/ day is not a business day, the next succeeding business day.

     "Pool Balance" means, as of the time of determination thereof, the aggregate amount of Principal Receivables in the Trust at the time of determination.

     "Prime Rate" is defined under "The Dealer Floor Plan Financing Business-- Revenue Experience."

     "Principal Allocation Percentage" means for any Collection Period, the percentage equivalent (which will never exceed 100%) of a fraction:

     . the numerator of which is the Series 2000-1 Invested Amount as of the last day of the Series 2000-1 Revolving Period, if the last day of the Series 2000-1 Revolving Period has occurred, or, if last day of the Series 2000-1 Revolving Period has not occurred, as of the most recent Reset Date, and

     .    the denominator of which is the product of:

          (x) the Pool Balance as of the last day of the Series 2000-1 Revolving Period, and

          (y) the Series Allocation Percentage with respect to Collection Period for which the Principal Allocation Percentage is being calculated.

     However, with respect to that portion of any Collection Period that falls after the date on which any Early Amortization Event occurs (except if the resulting Early Amortization Period has been terminated and the Series 2000-1 Revolving Period recommenced as provided in the Series 2000-1 Supplement), the Principal Allocation Percentage will be reset using the Pool Balance as of the close of business on the date on which the Early Amortization Event shall have occurred, and Principal Collections will be allocated for the portion of the Collection Period falling after the date on which the Early Amortization Event occurs using the reset Principal Allocation Percentage.

     "Principal Collections" means all collections of principal under the Receivables.

     "Principal Commencement Date" means, if the principal of any Series of Notes is scheduled to be paid in installments, the specified date on which the first installment of principal is scheduled to be paid.

     "Principal Funding Account" is defined under "The Series 2000-1 Notes-- Trust Distributions."

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


     "Principal Funding Account Balance" means the amount on deposit in the Series 2000-1 Principal Funding Account at any time.

     "Principal Receivables" means, with respect to an Account, amounts shown on the Servicer's records as Receivables (other than amounts which represent Non-Principal Receivables) payable by the related Dealer.

     "Principal Shortfalls" means, for any Payment Date and any Series, any principal distributions to Noteholders of that Series which are either scheduled or permitted and which have not been covered out of Principal Collections and other specified amounts allocated to that Series.

     "PTCE" is defined under "ERISA Considerations."

     "Qualified stated interest" is defined in "Material Federal Income Tax Consequences--Consequences to the Holders of the Series 2000-1 Notes--Interest and Original Issue Discount."

     "Rated Securities" means each class of securities that has been rated by a Rating Agency at the request of the Transferor.

     "Rating Agency" or "Rating Agencies" means any nationally recognized rating agency or agencies designated by the Transferor in a Series Supplement or otherwise then rating the Notes of that Series.

     "Rebate Payment" is defined under "The Transfer and Servicing Agreements-- Adjustment Payments and Rebate Payments."

     "Receivables" the wholesale receivables arising under the Accounts.

     "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of the Closing Date, between VCI and the Transferor, under which the Transferor will purchase Receivables from VCI.

     "Record Date" is defined under "The Series 2000-1 Notes--Distributions to the Series 2000-1 Noteholders."

     "Regulation" is defined under "ERISA Considerations."

     "Related Document" means, the Indenture, the Series Supplements, the Transfer and Servicing Agreements or the Trust Sale and Servicing Agreement. Collectively, these documents will be the "Related Documents."

     "Removal Commencement Date" means, in connection with the removal of any Accounts from the Trust, the Determination Date specified in a Removal Notice on which the removal will commence.

     "Removal and Repurchase Date" means, in connection with the removal of any Designated Accounts from the Trust, the Determination Date on which the removal of the Designated Accounts and the purchase of the Designated Receivables will occur.

     "Removal Date" means, in connection with the removal of any Designated Account from the Trust, the Determination Date on which the Designated Balance in the Designated Account is reduced to zero.

     "Removal Notice" means a written notice specifying the Removal Commencement Date on which removal of one or more Accounts from the Trust will commence and the Designated Accounts to be removed from the Trust.

     "Removed Account" is defined under "The Transfer and Servicing Agreements-- Removal of Accounts."

     "Representation Date" means:

     .    for each Initial Account, the Initial Cut-Off Date and Closing Date,

     . for each Additional Account, the applicable Additional Cut-Off Date and Addition Date,

     . for each Receivable in an Initial Account, the Cut-Off Date and the Transfer Date for the Receivable, and

     .    for each Receivable in an Additional Account, the applicable Transfer
          Date.

     "Repurchased Receivable" is defined under "The Transfer and Servicing Agreements--Removal of Accounts."

     "Repurchased Receivables Repurchase Price" means in connection with the repurchase of any Designated Receivables from the Trust on the Removal and Repurchase Date, funds in an amount equal to the aggregate outstanding balance of the Designated Receivables on Removal and Repurchase Date.

     "Required Draw Amount" is defined under "The Series 2000-1 Notes-- Distribution from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account--Non-Principal Collections."

     "Required Participation Amount" means for any date an amount equal to the sum of:

     . the sum of the amounts for each Series obtained by multiplying the Required Participation Percentage for the Series by the Initial Invested Amount for the Series at the time of determination of Required Participation Amount, and

     . the Trust Available Subordinated Amount on the immediately preceding Determination Date (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following that Determination Date).

     "Required Participation Percentage" means, with respect to a particular Series, the percentage provided in the related Series Supplement, and, in the case of Series 2000-1, 100%.

     "Required Rating" means a rating on commercial paper or other short term unsecured debt obligations of Prime-1 by Moody's so long as Moody's is a Rating Agency and A-1 by Standard & Poor's so long as Standard & Poor's is a Rating Agency; and any requirement that deposits or debt obligations have the "Required Rating" will mean that the deposits or debt obligations have the foregoing required ratings from Moody's and Standard & Poor's.

     "Required Subordinated Amount" means, as of any date of determination, the sum of:

     .    the product of:

          (1)  the Subordinated Percentage, and

          (2) the Series 2000-1 Invested Amount as of the opening of business on the date of determination,

     .    the Incremental Subordinated Amount.

     The Required Subordinated Amount will initially be $________.

     "Reserve Account" is defined under "The Series 2000-1 Notes--Distribution from the Collection Account for Series 2000-1 Notes; Reserve Account; Yield Supplement Account--Reserve Account."

     "Reserve Account Deposit Amount" means the amount, if any, by which the Reserve Account Required Amount exceeds the amount on deposit in the Reserve Account.

     "Reserve Account Required Amount" means for any Payment Date:

     . with respect to an Early Amortization Period, an amount equal to the Excess Reserve Account Required Amount, and

     . for any other Payment Date, an amount equal to [___]% of the outstanding principal balance of the Series 2000-1 Notes on that Payment Date (after giving effect to any change in the outstanding principal balance on that Payment Date).

     "Reset Date" means the last day of a Collection Period.

     "Residual Interest" means the uncertificated residual beneficial ownership interest in the Trust.

     "Residual Interestholder" means the Transferor in its capacity as the holder of the Residual Interest in the Trust.


     "Residual Interest Percentage" means 100%, minus:

     . the Series 2000-1 Floating Allocation Percentage, when used with respect to Non-Principal Collections and Defaulted Receivables at all times and Principal Collections during any Revolving Period, and

     . the Principal Allocation Percentage, when used with respect to Principal Collections during the Series 2000-1 Accumulation Period and any Early Amortization Period.

     "Residual Participation Amount" means, at any time of determination, an amount equal to the excess, if any of:

     .    the Pool Balance at the time of determination, over

     . the aggregate invested amounts of all Series then outstanding determined as specified in the applicable Series Supplement.

     "Revolving Period" is defined under "The Series 2000-1 Notes--Trust Distributions."

     "SEC" means the Securities and Exchange Commission.

     "Series" is defined under "The Trust--Capitalization of the Trust."

     "Series Adjusted Invested Amount" means, for a Series for any Collection Period, an amount equal to the sum of:

     . the Initial Invested Amount of that Series on the Determination Date occurring in the Collection Period (after giving effect to any changes therein to be made on the following Payment Date under the applicable Series Supplement) after subtracting therefrom the excess, if any, of:

          (a) the cumulative amount as of all Investor Charge-Offs for the Series for all Payment Dates preceding the Determination Date occurring in the Collection Period, over

          (b) the cumulative amount of all Investor Charge-Offs for the Series that have been previously reversed under the applicable Series Supplement for all Payment Dates preceding the Determination Date occurring in the Collection Period,

     and

     . the Available Subordinated Amount, if any, for that Series on the Determination Date occurring in the Collection Period (after giving effect to the allocations, distributions, withdrawals and deposits to be made on the Payment Date following that Determination Date under the applicable Series Supplement).

     "Series Allocable Defaulted Amount" means, for any Series for any Collection Period, the product of:

     .    the Series Allocation Percentage for that Series, and

     .    the Defaulted Amount,

respectively, for the Collection Period.

     "Series Allocable Miscellaneous Payments" means, for any Series for any Collection Period, the product of:

     .    the Series Allocation Percentage for that Series, and

     .    the Miscellaneous Payments,

respectively, for the Collection Period.

     "Series Allocable Non-Principal Collections" means, for any Series for any Collection Period, the product of:

     .    the Series Allocation Percentage for that Series, and

     .    the amount of Non-Principal Collections,

respectively, for the Collection Period.

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


     "Series Allocable Principal Collections" means, for any Series for any Collection Period, the product of:

     .    the Series Allocation Percentage for that Series, and

     .    the amount of Principal Collections,

respectively, for the Collection Period.

     "Series Allocation Percentage" means, for a Series for any Collection Period, the percentage equivalent of a fraction:

     . the numerator of which is the Series Adjusted Invested Amount for the Series as of the Reset Date for the immediately preceding Collection Period, and

     . the denominator of which is the Trust Adjusted Invested Amount as of the Reset Date for the immediately preceding Collection Period.

     "Series Supplement" is defined under "The Trust--Capitalization of the Trust."

     "Series 2000-1 Accumulation Period" means the Accumulation Period for the Series 2000-1 Notes.

     "Series 2000-1 Accumulation Period Commencement Date" is defined under "The Series 2000-1 Notes--Principal."

     "Series 2000-1 Available Subordinated Amount" means, for the first Determination Date, the Required Subordinated Amount and, on any subsequent Determination Date, an amount equal to:

     (a)  the lesser of

          (1) the Series 2000-1 Available Subordinated Amount for the preceding Determination Date, minus the Required Draw Amount with respect to any Payment Date for the preceding Determination Date, minus funds from the Reserve Fund applied to cover any portion of the Noteholder Default Amount [and Monthly Dilution Amount], plus, the amount of Noteholder Non-Principal Collections and Investment Proceeds distributed to the Regular Interestholder on the preceding Payment Date as Excess Payments, and

          (2)  the Subordinated Percentage of the Series 2000-1 Invested Amount;

           minus

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


     (b) in the case of clause (a)(1) the Incremental Subordinated Amount for the preceding Determination Date; plus

     (c)  the Incremental Subordinated Amount for the Determination Date; plus

     (d) the Subordinated Percentage of funds that have been withdrawn from the Excess Funding Account on the succeeding Payment Date and paid to the Residual Interestholder or allocated to one or more Series.

     However, once the Series 2000-1 Accumulation Period or any Early Amortization Period that is not cured as described in this prospectus shall have commenced, the Series 2000-1 Available Subordinated Amount will be calculated based on the Invested Amount on the last day of the Series 2000-1 Revolving Period.

     "Series 2000-1 Controlled Accumulation Amount" means an amount equal to:

     . the aggregate outstanding principal balance of the Series 2000-1 Notes as of the Payment Date immediately preceding the first day of the Series 2000-1 Accumulation Period (after giving effect to any changes therein on that Payment Date), divided by

     .    the Accumulation Period Length.

     "Series 2000-1 Controlled Deposit Amount" for a Payment Date means the excess, if any, of:

     .    the product of:

          (a) the Series 2000-1 Controlled Accumulation Amount, and

          (b) the number of Payment Dates from and including the first Payment Date with respect to the Series 2000-1 Accumulation Period through and including the Payment Date for which the Series 2000-1 Controlled Deposit Amount is being determined (but not in excess of the Accumulation Period Length), over,

     . the amount on deposit in the Series 2000-1 Principal Funding Account before giving effect to any withdrawals from or deposits to the Series 2000-1 Principal Funding Account on the Payment Date for which the Series 2000-1 Controlled Deposit Amount is being determined.

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


     "Series 2000-1 Expected Principal Payment Date" means the [____________] Payment Date.

     "Series 2000-1 Floating Allocation Percentage" means for any Collection Period, the percentage equivalent (which will never exceed 100%) of a fraction:

     . the numerator of which is the Series 2000-1 Invested Amount as of the most recent Reset Date, and

     .    the denominator of which is the product of:

          (x)  the Pool Balance as of that Reset Date, and

          (y) the Series Allocation Percentage for the Collection Period for which the Series 2000-1 Floating Allocation Percentage is being calculated.

     However, with respect to the first Collection Period, the Series 2000-1 Floating Allocation Percentage means the percentage equivalent of a fraction:

     . the numerator of which is the Series 2000-1 Initial Invested Amount, and

     . the denominator of which is the product of the Pool Balance on the Initial Cut-Off Date and the Series Allocation Percentage with respect to the Initial Cut-Off Date.

     "Series 2000-1 Initial Invested Amount" means

     . the portion of the Series 2000-1 Invested Amount which is invested in Principal Receivables on the Closing Date, which is expected to equal approximately $[____________] (based on information as of [__________ __], 2000), plus

     . the amount of any withdrawals from the Excess Funding Account in connection with the purchase of an additional interest in Principal Receivables of the Trust since the Closing Date, minus

     . the amount of any additions to the Excess Funding Account in connection with a reduction in the Principal Receivables in the Trust since the Closing Date.

     "Series 2000-1 Invested Amount" means for any date an amount equal to

     .    the Series 2000-1 Initial Invested Amount, minus

     . the amount, without duplication, of principal payments (except principal payments made from the Excess Funding Account and any transfers from the Excess Funding Account to the Series 2000-1 Principal Funding Account) made to Series

          2000-1 Noteholders or deposited to the Series 2000-1 Principal Funding Account in respect of the Series 2000-1 Notes prior to the date of determination of the Series 2000-1 Invested Amount since the Closing Date, minus

     .    the excess, if any, of:

          (a) the aggregate amount of Series 2000-1 Noteholder Charge-Offs for all Payment Dates preceding the date of determination of the Series 2000-1 Invested Amount, over

          (b) the aggregate amount of any reversals of Series 2000-1 Noteholder Charge-Offs for all Payment Dates preceding the date of determination of the Series 2000-1 Invested Amount.

     "Series 2000-1 Monthly Interest" for any Payment Date means the amount of interest accrued in respect of the Series 2000-1 Notes as described above for the Payment Date.

     "Series 2000-1 Monthly Principal" with respect to any Payment Date relating to the Series 2000-1 Accumulation Period or any Early Amortization Period will equal Available Noteholder Principal Collections for the Payment Date, except that for each Payment Date with respect to the Series 2000-1 Accumulation Period, Series 2000-1 Monthly Principal may not exceed the Series 2000-1 Controlled Deposit Amount; and except that Series 2000-1 Monthly Principal will not exceed the Series 2000-1 Invested Amount.

     "Series 2000-1 Noteholder" means a holder of a Series 2000-1 Note.

     "Series 2000-1 Noteholder Charge-Off" is defined under "The Series 2000-1 Notes--Series 2000-1 Noteholder Charge-Off."

     "Series 2000-1 Principal Funding Account" is defined under "The Series 2000-1 Notes--Series 2000-1 Principal Funding Account."

     "Series 2000-1 Revolving Period" means the period:

     .    beginning at the close of business on the Closing Date,

     .    and terminating on the earlier of:

          (a) the close of business on the day immediately preceding the Series 2000-1 Accumulation Period Commencement Date, and

          (b) the close of business on the day an Early Amortization Period commences.

     However, the Series 2000-1 Revolving Period may recommence upon the termination of an Early Amortization Period under the circumstances described in this prospectus. See "--Early Amortization Events".

     "Series 2000-1 Stated Maturity Date" means the [_________] Payment Date.

     "Series 2000-1 Supplement" is defined under "The Series 2000-1 Notes-- General."

     "Service Transfer" is defined under "The Transfer and Servicing Agreements- -Servicing Default."

     A "Servicing Default" refers to any of the following events:

     (1) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Owner Trustee or the Indenture Trustee to make any payment, transfer or deposit or as to any action to be taken under any Enhancement Agreement, on the date the Servicer is required to do so under the Trust Sale and Servicing Agreement, which is not cured within a five business day grace period;

     (2) failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer in the Trust Sale and Servicing Agreement which failure has a materially adverse effect on the Noteholders of any outstanding Series and which continues unremedied for a period of 30 days after the date written notice of the failure shall have been given to the Servicer by the Indenture Trustee, or the Servicer delegates its duties under the Trust Sale and Servicing Agreement, except as specifically permitted thereunder;

     (3) any representation, warranty or certification made by the Servicer in the Trust Sale and Servicing Agreement or in any certificate delivered under the Trust Sale and Servicing Agreement proves to have been incorrect when made, has a materially adverse effect on the rights of the Noteholders of any outstanding Series, and which materially adverse effect continues for a period of 60 days after written notice thereof shall have been given to the Servicer by the Indenture Trustee or Owner Trustee; or

     (4) the occurrence of specified events of bankruptcy, insolvency or receivership for the Servicer.

     However, a delay in or failure of performance referred to under clause (1) above for a period of ten business days or referred to under clauses (2) or (3) for a period of 60 business days, will not constitute a Servicing Default if the delay or failure could not have been prevented by the execution of reasonable diligence by the Servicer and was caused by an act of God, war, vandalism, sabotage, accidents, fires, floods, strikes, labor disputes, mechanical breakdown, shortages or delays in obtaining parts or suitable equipment, material, labor or transportation, acts of subcontractors, interruption of utility services, acts of any unit of governmental agency, or other similar or dissimilar occurrence. Upon the occurrence of any of the events described in the prior sentence, the Servicer will not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the Trust Sale and Servicing Agreement, and the Servicer will provide the Indenture Trustee, the Owner Trustee, any Enhancement Provider, the Transferor and the Noteholders prompt notice of the failure or delay by it, together with a description of its efforts to so perform its obligations.

     "Servicing Fee" means the Servicer's compensation for its servicing activities and reimbursement for its expenses under the Transfer and Servicing Agreements, will be a monthly servicing fee equal to the sum of the Monthly Servicing Fees.

     "Special Tax Counsel" means Mayer, Brown & Platt in its capacity as special tax counsel to the Transferor and the Trust.

     "Subordinated Percentage" means the percentage equivalent of a fraction:

     .    the numerator of which is [____]%, and

     .    the denominator of which will be the excess of

          (a)  100%, over

          (b)  [____]%.

     "Successor Servicer" means a successor Servicer appointed by the Indenture Trustee following a Servicing Default and the delivery by the Indenture Trustee of a Termination Notice.

     "Termination Notice" means, a written notice from the Indenture Trustee, delivered following the occurrence of a Servicing Default, that the Servicer will be terminated.

     "Transferor" means Volkswagen Dealer Finance, LLC, a Delaware limited liability company.

     "Transfer and Servicing Agreements" means, collectively, the Receivables Purchase Agreement, the Trust and Servicing Agreement, the Trust Agreement and the Administrative Agreement.

     "Transfer Date" means, for a Receivable arising after the Cut-Off Date, the date on which the Receivable is originated, unless the Receivable arose in an Additional Account prior to the applicable Addition Date, in which case "Transfer Date" means the Addition Date.

     "Transfer Deposit Amount" is defined under "The Transfer and Servicing Agreements--Representations and Warranties by the Transferor."

     "Trust" is defined under "The Trust--General."

     "Trust Adjusted Invested Amount" means, for any day, the sum of the Series Adjusted Invested Amounts for all outstanding Series.

     "Trust Agreement" means the Trust Agreement, between the Transferor and [______________________], as Owner Trustee, dated on or before the Closing Date.

     "Trust Available Subordinated Amount" means the aggregate Available Subordinated Amounts for all outstanding Series.

     "Trust Sale and Servicing Agreement" means the Trust Sale and Servicing Agreement, dated as of the Closing Date, among the Transferor, the Trust and VCI as Servicer.

     "Unallocated Principal Collections" is defined under "The Series 2000-1 Notes--Excess Principal Collections."

     "Underwriters" is defined under "Underwriting."

     "Underwriting Agreement" means the Underwriting Agreement among the Transferor, the Trust and Morgan Stanley & Co. Incorporated.

     "Used Vehicles" is defined under "The Dealer Floor Plan Financing Business- -General."

     "U.S. Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "U.S. Wholesale Portfolio" is defined under "The Dealer Floor Plan Financing Business--General."

     "VCI" means VW Credit, Inc., a Delaware corporation.

     "VCI's Other Loans" is defined under "The Transfer and Servicing Agreements--Intercreditor Agreements."

     "Vehicles" means the motor vehicles securing the Receivables.

     "VWAG" means Volkswagen AG, a German resident company.

     "VWAG Group" means VWAG and its subsidiaries.

     "VWOA" means Volkswagen of America, Inc., a New Jersey corporation and indirect wholly-owned subsidiary of VWAG.

     "Yield Supplement Account Deposit Amount" means the amount, if any, by which the Yield Supplement Account Required Amount exceeds the amount on deposit on the Yield Supplement Account.

     "Yield Supplement Account Required Amount" means for any Payment Date ___% of the outstanding principal balance of the Series 2000-1 Notes for the Payment Date (after giving effect to any change therein on the Payment Date).

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

             ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.


          Securities and Exchange Commission registration fee  $264
          Accounting fees and expenses                            *
          Legal fees and expenses                                 *
          Trustee's fees and expenses                             *
          Printing and engraving                                  *
          Blue sky fees and expenses (including counsel)          *
          Rating Agency Fees                                      *
          Miscellaneous$                                          *
                                                               ----

            Total$                                                *
                                                               ----
_____________________
*  To be filed by amendment.


              ITEM 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     VWOA is incorporated under New Jersey law. Section 14A:3-5 of the New Jersey Business Corporation Act provides that a New Jersey corporation may indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of a corporation, if such a corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. A New Jersey corporation may indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation under the same conditions except that no indemnification shall be provided without judicial approval if the corporate agent shall have been adjudged to be liable to the corporation.

     Article V, Section 6 of the Certificate of Incorporation of VWOA provides that VWOA shall indemnify any officer or director of VWOA, or any other officer or director of another corporation in which VWOA owns shares of capital stock or of which VWOA is a creditor ("Other Director"), when such Other Director may have served at VWOA's request; provided that the officer or director has not been adjudged, either by a final determination on the merits in an action, suit or proceeding or by a majority of a committee composed of directors not involved in the matter, to have been derelict in the performance of his duties as officer or director as charged in the action, suit or proceeding. Article IX, Section 1 of the By-Laws of VWOA provides that VWOA shall indemnify any officer or director of VWOA, or any Other Director, when such Other Director may have served at VWOA's request, whose actions were taken in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such officer or director shall have had no reasonable cause to believe his conduct was unlawful.

     VCI is incorporated under Delaware law. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal, action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was servicing at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided such officer or director acted in good faith and in a manner reasonably believed to be in or not opposed to the corporation's best interest and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.
Section 20(a) of the Limited Liability Company Agreement of the Transferor provides that, subject to certain exceptions, a director shall not be personally liable to the company or any other person who has an interest in or claim against the company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such director in good faith on behalf of the company and in a manner reasonably believed to be within the scope of the authority conferred on such director by the Limited Liability Company Agreement.
Section 20(b) of the Limited Liability Company Agreement of the Transferor provides that the Transferor shall indemnify any officer or director to the fullest extent permitted by applicable law.

     VCI has entered into an agreement with each officer and director of the Transferor providing that VCI will indemnify such officer or director to the fullest extent permitted by applicable law against expenses (including attorney's fees), judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with any action, suit or proceeding to which such person becomes or is threatened to become a party by reason of serving as such an officer or director.

     In addition to the foregoing, VCI and the Transferor have entered into an Underwriting Agreement with the Underwriters whereby VCI and the Transferor agree to jointly and severally indemnify and hold harmless each Underwriter against any civil liabilities under the Securities Act of 1933, as amended, insofar as civil liabilities are based upon the inclusion of any untrue statement of material facts or the omission of material facts contained in the Registration Statement, Prospectus or any amendment thereto.

                              ITEM 16.  EXHIBITS.

     (a) Exhibits:

     The exhibits to this Registration Statement are listed in the Exhibit Index below.

     (b) Financial Statements Schedules: Not applicable with respect to the Registrant.

                            ITEM 17.  UNDERTAKINGS.

     The registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(l) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time that it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and reasonably believes that by the time of sale of the securities registered hereunder, said securities will be rated "investment grade" as required for asset-backed securities offered on Form S-3. The Registrant has duly caused this amendment to the registration statement be signed on its behalf by the undersigned, hereunto duly authorized in the City of Auburn Hills, State of Michigan, on June [19], 2000.

                             VOLKSWAGEN DEALER FINANCE, LLC

                             As originator of the Trust described
                             herein and registrant


                             By:   /s/ Allen Strang
                                  -----------------
                                  Name: Allen Strang
                                  Title: President and Secretary


                             By:                                     *
                                  ------------------------------------
                                  Name: Frank Witter
                                  Title: Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this registration statement has been signed on June [19], 2000 by the following persons in the capacities indicated.

SIGNATURES                               CAPACITY
----------                               --------
 /s/ Allen Strang                        President and Secretary and Director
------------------------                 (Principal Executive Officer)
Allen Strang
              *                          Vice President and Director
------------------------
Wolfgang Rasper
              *                          Treasurer and Director
------------------------                 (Principal Financial Officer)
Frank Witter
              *                          Assistant Treasurer
------------------------
Thomas A. Smith
              *                          Assistant Treasurer
------------------------
Timothy Flaherty
              *                          Assistant Treasurer
------------------------                 (Principal Accounting Officer)
Dennis Tack


*   /s/ Allen Strang
-----------------------
By: Allen Strang, as Attorney-in-Fact

                                 EXHIBIT INDEX



EXHIBIT NO.  DESCRIPTION
----------   -----------


    *1.1     Form of Underwriting Agreement for Series 2000-1 Notes.
    *3.1     Certificate of Formation and Limited Liability Company Agreement of
             Volkswagen Dealer Finance, LLC.
    *4.1     Form of Indenture between the Trust and the Indenture Trustee.
    *4.2     Form of Series Supplement (included in Exhibit 4.1 hereto).
     5.1     Opinion of Mayer, Brown & Platt with respect to legality.
     8.1     Opinion of Mayer, Brown & Platt with respect to tax matters.
   +24.1     Power of Attorney (included in Part II of the initial filing of the
             Registration Statement).
   *25.1     Form of T-1 Statement of Eligibility under the Trust Indenture Act of  1939 of the Indenture Trustee.
   *99.1     Form of Trust Sale and Servicing Agreement among VW Credit, Inc.,
             Volkswagen Dealer Finance, LLC and Volkswagen Credit Auto Master
             Owner Trust.
   *99.2     Form of Receivables Purchase Agreement between VW Credit, Inc. and
             Volkswagen Dealer Finance, LLC.
   *99.3     Form of Administration Agreement among Volkswagen Credit Auto
             Master Owner Trust, VW Credit, Inc. and the Indenture Trustee.
   *99.4     Form of Trust Agreement between Volkswagen Dealer Finance, LLC and the Owner Trustee.
    99.5     Form of Master Security Agreement and Promissory Note


     Previously filed.
    *To be filed by amendment.